Filed Pursuant to Rule 424(b)(3)

Registration No. 333-166720

PROSPECTUS

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

11,384,566 shares of Common Stock

This prospectus covers the resale by selling security holders named beginning on page 37 of this prospectus, of up to 11,384,566 shares of our common stock, $0.001 par value per share, which includes the following shares issued to investors in our private placement financings under Regulation D and Regulation S, completed on March 11, 2010:

•	2,343,268 shares of common stock issued to non-U.S. investors;

•	1,171,634 shares of common stock underlying warrants issued to non-U.S. investors;

•	5,001,667 shares of common stock issued to U.S. investors; and

•	2,867,997 shares of common stock underlying warrants issued to U.S. investors and placement agents.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “SCOK.” The last reported per share price for our common stock was $1.2201 as quoted on the NASDAQ Capital Market on November 5, 2013.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 6, 2013

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction in which the offer or sale is not permitted. The reader should assume that the information contained in this prospectus is accurate as of the date on the cover page of this prospectus only. Our business, financial condition, results of operations, and prospectus may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect,” “project,” “may,” “might,” “will” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” the “registrant,” or “SinoCoking” refer to SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation, including its consolidated subsidiaries and VIE controlled entities.

Our Business

SinoCoking Coal and Coke Chemical Industries, Inc. is a vertically integrated coal and coke producer based in Henan Province, People’s Republic of China (“PRC” or “China”). We use coal that we extract and buy to produce basic and value-added coal products including raw (unprocessed) coal, washed coal, “medium” or mid-coal and coal slurries (by-products of the coal-washing process), and coke products including chemical and metallurgical coke, coal tar (a by-product of the coke manufacturing process) and crude benzol.

Corporate Structure

We operate our business through our wholly owned subsidiary Top Favour Limited, a British Virgin Islands company (“Top Favour”), and various entities owned and controlled by it. Top Favour is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), controls a variable interest entity (“VIE”) Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), which operates our coal and coke business in Henan Province in the central region of China. Presently, our coke related activities are carried out by Hongli’s branch operation, Baofeng Coking Factory (“Baofeng Coking”), coal related activities by three of Hongli’s subsidiaries, namely Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”), Baofeng Shuangrui Coal Mining Co., Ltd. (“Shuangrui Coal”) and Baofeng Xingsheng Coal Mining Co., Ltd. (“Xingsheng Coal”), and electricity generation by another Hongli subsidiary, Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd. (“Hongguang Power”).

It is our intention to transfer all coal related operations from Hongli’s subsidiaries to a joint-venture established with Henan Province Coal Seam Gas Development and Utilization Co., Ltd. (“Henan Coal Seam Gas”), a state-owned enterprise and qualified provincial-level coal mine consolidator. The joint-venture, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd. (“Hongyuan CSG”), has been established, although our planned transfer of coal related activities to Hongyuan CSG has not been carried out as of the date of this prospectus. Our interests in Hongyuan CSG are held by Henan Zhonghong Energy Investment Co., Ltd. (“Zhonghong”), which equity interests are presently held on Hongli’s behalf and for its benefit by three nominees pursuant to share entrustment agreements.

In addition, once we complete construction of our new coking plant, we intend to operate the plant through Baofeng Hongrun Coal Chemical Co., Ltd. (“Hongrun Coking”), a wholly-owned subsidiary of Hongli. As of the date of this prospectus however, construction has not been completed (see “Our Products and Operations - Coke - New Coking Facility” below), and Hongrun Coking has not commenced operations.

We refer to Hongli, Hongli’s branch and subsidiaries and the joint venture collectively as “Hongli Group.” We control Hongli Group through contractual arrangements with Hongli Group and its owners. These contractual arrangements provide for management and control rights, and in addition entitle the Company to receive the earnings and control the assets of Hongli Group. Other than the interests in these contractual arrangements, neither the Company nor Hongyuan has any equity interests in Hongli Group. We refer to the Company, Top Favour, Hongyuan and Hongli Group collectively as “SinoCoking.”

$44 Million Private Placement Financing

On March 11, 2010 we completed two private placement financings, pursuant to exemptions under Regulation S and Regulation D respectively, in which we sold and issued units consisting of common stock and common stock warrants, for a purchase price of USD $6.00 per unit, resulting in aggregate proceeds of $44 million (collectively referred to as the “Financing”).  Each unit consisted of one (1) share of common stock and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.  The investor warrants are exercisable for a period of five years from the date of issuance.  The Financing was conducted pursuant to Securities Purchase Agreements dated February 5 and March 10, 2010, in two closings.   In connection with the foregoing, we entered into a registration rights agreement with the U.S. investors pursuant to which we agreed to file a registration statement to register both the shares of common stock, and the common stock underlying the warrants, issued in the financing.   We also agreed to undertake commercially reasonable efforts to register the shares of common stock and the common stock underlying the warrants issued to the non-U.S. investors in the Financing.

Madison Williams and Company, LLC (“Madison Williams”) and Rodman & Renshaw, LLC (“Rodman & Renshaw”), a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. acted as placement agents in the Financing.

The financing resulted in total gross proceeds to the Company of $44 million, and the issuance by us of a total of 7,344,935 shares of common stock, and five-year warrants for the purchase of an additional 3,789,631 shares of common stock with an exercise price of $12.00 per share and five-year warrants for the purchase of 250,000 shares of common stock with an exercise price of $6.00 per share.  For further details concerning the above financing, please refer to the disclosures on page 23 of this prospectus.

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Securities Being Registered

We are registering 11,384,566 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders,” issued to them in the Financing pursuant to exemptions under Regulation S and Regulation D respectively, in which we sold and issued units consisting of common stock and common stock warrants, for a purchase price of $6.00 per unit. In accordance with our registration rights agreement that we entered into with investors in the Financing (more fully described below), we are registering for resale the following: (i) 2,343,268 shares of common stock issued to non-U.S. investors; (ii) 1,171,634 shares of common stock underlying warrants issued to non-U.S. investors; (iii) 5,001,667 shares of common stock issued to U.S. investors; and (iv) 2,867,997 shares of common stock underlying warrants issued to U.S. investors and placement agents. Information regarding our common stock is included in the section of this prospectus entitled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the times and manner in which the shares of common stock offered under this prospectus may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from those sales. The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling security holders.

General Information

Our principal executive offices are located at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Xinhua District, Pingdingshan, Henan Province, China 467000, and our telephone number is +86-3752882999.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related To Our Business

If we cannot continue as a going concern, you will lose your entire investment.

In their report in connection with our financial statements for the fiscal year ended June 30, 2013, our independent registered public accounting firm included an explanatory paragraph stating that because we require additional funds to meet our obligations, there is substantial doubt as to our ability to continue as a going concern. If we cannot continue as a going concern, your entire investment may be worthless. Our ability to continue as a going concern will depend, in large part, on our ability to obtain additional financing or extend the terms of our existing financing, neither of which prospect is certain.

If we do not raise additional capital or refinance our debt, we will not be able to achieve our objectives and we may need to curtail or even discontinue operations.

At June 30, 2013, our current liabilities exceeded current assets by over $24 million, including $13 million that we owe Bairui Trust Co., Ltd. At present, we have no firm commitments for investment capital and no debt facilities other than our arrangement with Shanghai Pudong Development Bank to issue short term notes. Such arrangement, however, is subject to and secured against our deposit with the bank as well as certain guarantees. As such, we cannot assure you that such arrangement will provide us with sufficient working capital to meet all of our cash needs. Additional capital, however, may not be available to us or may be available only on terms that are unfavorable. If capital is not available on satisfactory terms, or is not available at all, we may be unable to continue to fully develop our business. In addition, our results of operations may decline from previous levels or may fail to meet expectations. As a result, the price of our publicly traded securities may decline, causing you to lose all or part of your investment.

Our business and results of operations are dependent on China's coal and coke markets, which may be cyclical.

Since our principal revenue source is from the sale of coal and coke in China, our business and operating results are highly dependent on their supplies and demands in China. The Chinese coal and coke markets are cyclical and exhibit fluctuation in supply and demand from year to year. They are subject to numerous factors beyond our control, including, but not limited to, general economic conditions in the PRC and fluctuations in industries with high demand for coal, such as the power and steel industries. These factors are also linked to or influenced by global economic conditions. Supply and demand fluctuations can affect prices, which in turn affect our operating and financial performance. We have seen substantial price fluctuations in the past and believe that such fluctuations may continue. Demand is primarily influenced by the pace of domestic economic growth and development, as measured by the requirements of the power, steel, and construction industries. Supply, on the other hand, is primarily affected by geography, the domestic and international production volumes, tariffs duties and trade controls, value-added taxes imposed on imports, and international freight costs. Alternative fuels such as natural gas, oil and nuclear power, and alternative energy sources, such as hydroelectric power, wind, geothermal and solar, also have influences on supply and demand. Excess supply or significant reduction in demand can adversely affect pricing, which would in turn cause a significant decline in our profitability.

Our coal and coke operations are inherently subject to changing conditions that can affect our profitability.

Our coal and coke operations are inherently subject to changing conditions that can affect levels of production and production costs for varying lengths of time and can result in decreases in profitability. We are exposed to commodity price risk related to the purchase of diesel fuel, wood, explosives and steel. In addition, weather and natural disasters (such as earthquakes, landslides, flooding, and other similar occurrences), unexpected maintenance problems, key equipment failures, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials, variations in rock and other natural materials and variations in geological conditions can be expected in the future to have, a significant impact on our operating results. Prolonged disruption of production at the mines would result in a decrease in our revenues and profitability, which could be material (see “ We may not be able to resume our coal mining operations in the near future ” below). Other factors affecting coal and coke production and/or sale that could adversely affect our profitability include:

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•	changes in the laws and/or regulations that we are subject to, including permitting, safety, labor and environmental requirements; and

•	labor shortages; and

Our coal and coke operations are extensively regulated by the PRC government and government regulations may limit its activities and adversely affect its business operations.

Our coal and coke operations, like those of other Chinese natural resources and energy companies, are subject to extensive regulations administered by the PRC government. Central governmental authorities, such as the National Development and Reform Commission, the State Environmental Protection Administration, the Ministry of Land and Resources, the State Administration of Coal Mine Safety, the State Bureau of Taxation, and provincial and local authorities and agencies exercise extensive control over various aspects of our industry, which affect the following material aspects of our operations:

•	exploration, exploitation and mining rights and licensing;

•	rehabilitation of mining sites after mining is completed;

•	recovery rate requirements;

•	industry-specific taxes and fees;

•	target of our capital investments;

•	pension funds appropriation; and

•	environmental and safety standards.

We believe that our operations are in compliance with applicable legal and regulatory requirements. However, there can be no assurance that the central, provincial or local governments in the PRC will not impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures by us to comply (see “ We may not be able to resume our coal mining operations in the near future ” below). We may face significant constraints on our ability to implement our business strategies or to carry out or expand business operations. We may also be materially and adversely affected by future changes in certain regulations and policies of the PRC government in respect of the coal or coke industry. New legislation or regulations may be adopted that may materially and adversely affect our operations, our cost structure or demand for our products. In addition, new legislation or regulations or different or more stringent interpretation of existing laws and regulations may also require us to substantially change our existing operations or incur significant costs.

We may not be able to resume our coal mining operations in the near future.

With the PRC government’s increasing concern regarding mine safety issues, particularly in light of several recent accidental explosions in coal mines (operated by other companies) due to inadequate internal safety measures, and the implementation of the State Council’s Regulation on Phase-out of Small Coal Mines, industry-wide coal mine safety inspections have been ongoing in Henan since June 2010. During the course of these inspections, all coal mines in Henan have been shut down. We continued to operate our only mine at that time, Hongchang coal mine, at approximately 50% capacity until September 2011, when we halted operation in order to complete certain engineering and safety upgrades. Operations at our other three mines (Shuangrui, Xingsheng and Shunli) were already halted when we acquired controlling interests in them in May 2011, and have not resumed since (see “Our Products and Operations - Coal - Coal Mining Moratorium” above). At this time, we do not know when we can obtain clearance to resume operations at these mines.

Such interruption to our coal mining operations has had a material effect on our financial results and operations. Moreover, additional new legislation or regulations may be adopted, or the enforcement of existing laws could become more stringent, either of which may have a significant impact on our mining operations or customers’ ability to use coal and may require our customers to significantly change operations or to incur substantial costs.

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Our future success may depend substantially upon our ability to complete and operate the new coking plant.

A central element of our business plan involves the construction and operation of our new coking plant. As of the date of this prospectus, however, construction has not yet been completed. As of June 30, 2013, the total amount due for the plant’s construction was approximately $66 million, of which approximately $59 million has been paid, and the remaining $7 million will be paid based on construction progress. In light of downturns in the coke market, however, we have had stoppage previously, and have currently slowed down construction. While we intend to resume construction at full pace when market conditions improve, there can be no assurance as to when that will occur.

Our business operations may be adversely affected by present or future environmental regulations.

As a producer of coal and coke products, we are subject to significant, extensive, and increasingly stringent environmental protection laws and regulations in China. These laws and regulations:

•	impose fees for the discharge of waste substances;

•	require the establishment of reserves for reclamation and rehabilitation;

•	require the payment of fines for serious environmental offences; and

•	allow the Chinese Government, at its discretion, to close any facility that fails to comply with environmental regulations or government orders.

Our operations produce waste water, gas and solid waste materials. Currently, the PRC government is moving toward more rigorous enforcement of applicable laws and regulations as well as the adoption and enforcement of more stringent environmental standards. Our current expenditure for environmental regulatory compliance may not be sufficient if additional regulations are imposed and we may need to allocate additional funds for such purpose. If we fail to comply with current or future environmental laws and regulations, we may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on our business operations and financial condition.

In addition, China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit emissions of greenhouse gases. Efforts to control greenhouse gas emission in China could result in reduced use of coal and coke if customers switch to sources of fuel with lower carbon dioxide emissions, which in turn could reduce the revenues of our businesses and have a material adverse effect on results of operations.

Demand for coal and coke and their respective prices are closely linked to consumption patterns of the power and steel industries in China. Any changes in consumption patterns could affect our operations and profitability.

Demand for coal and coke and the prices that we will be able to obtain for these products are closely linked to consumption patterns of the power generation and steel industries in China. These consumption patterns are influenced by factors beyond our control, including the demand for electricity; demand for steel; government regulation; technological developments and the location, availability, quality and price of competing sources of coal and coke; alternative fuels, such as natural gas, oil and nuclear power, and alternative energy sources, such as hydroelectric power, wind, geothermal and solar. Any reduction in the demand for coal or coke by the domestic power and steel industries may cause a decline in demand and revenue from our products which would reduce our profitability. For much of fiscal 2012 and 2013, the steel industry especially has suffered from tighter governmental control of real estate and land developments, resulting in a soft coke market. Likewise, the general slowdown in the Chinese economy has negatively impacted the coal market, especially in the second half of fiscal 2012 and throughout fiscal 2013.

If transportation becomes unavailable or uneconomic for our customers, our ability to sell coal or coke could suffer.

Transportation costs represent a significant portion of the total cost of coal and, as a result, the cost of transportation is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make our products a less competitive source of energy or could make some of our offerings less competitive than other sources of coal or coke. We rely upon trucking, national, provincial and local highways and roadways, and the national railway system to transport our products. Regulation of, and the overall cost of using these forms of transportation may be outside of our control. Further changes in the accessibility and cost of these forms of transportation could affect our ability to deliver our products to our customers, and which, in turn, could affect the attractiveness of our products relative to competing alternatives. In addition, these modes of transportation depend upon the support of the national, provincial and local governments for their maintenance and operation, and their reliability will depend on the actions and resources of these governments.

Risks inherent to mining could increase the cost of operating our business.

Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining for varying lengths of time. These conditions include weather and natural disasters (such as earthquakes, landslides, flooding, and other similar occurrences), unexpected maintenance problems, key equipment failures, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials, variations in rock and other natural materials and variations in geological conditions.

As with all companies that have coal mining operations, our operations are affected by mining conditions such as a deterioration in the quality or thickness of faults and/or coal seams, pressure in mine openings, presence of gas and/or water inflow and propensity to spontaneous combustion, as well as operational risks associated with industrial or engineering activity, such as mechanical breakdowns. Although we have conducted geological investigations to evaluate such mining conditions and adapt our mining plans to address them, there can be no assurance that the occurrence of any adverse mining conditions would not result in an increase in our costs of production, a reduction of coal output or the temporary suspension of operations.

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We may suffer losses resulting from industry-related accidents and lack of insurance.

We operate coal mines and related facilities that may be affected by water, gas, fire or structural problems. As a result, our operations, like other coal mining and coking companies, could experience accidents that cause property damage and personal injuries. Although we have implemented safety measures at our operations, and provide on-the-job training for our employees, and, in accordance with relevant laws set aside approximately 9.6% of employees’ total remuneration for employees’ health insurance, there can be no assurance that industry-related accidents will not occur in the future.

We currently do not maintain fire, or other property insurance covering our properties, equipment or inventories. In addition, we do not maintain any business interruption insurance or any third party liability insurance to cover claims in respect of personal injury, property or environmental damage arising from accidents on our properties. Any uninsured losses and liabilities incurred by us could have a material adverse effect on our financial condition and results of operations. For instance, if it occurred, a major mining accident could prompt government-mandated closure of some or all of our mining operations, which would then require us to spend significant resources on remediation which could consume our available capital resources.  Further, until such remediation is completed, we would be required to obtain our raw coal inputs from other third party suppliers at a higher price, which would adversely affect our gross margins on coal and coke products. Although the likelihood of a major mining accident is extremely difficult to predict, we note that we have never suffered a casualty or major mining-related accident since inception, we have never been found to be out of compliance with government safety standards, and management believes our mining operations are safer than the industry average in China.

Our ability to operate effectively could be impaired if we lose key personnel or fails to attract qualified personnel.

Our business is managed by a number of key personnel, the loss of any of which could have a material adverse effect on operations. In addition, as business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. We employ our key personnel on an at-will basis, which means that either the Company or the employee may generally terminate the employment relationship at any time for any reason. Accordingly, if we are not able to effectively fill vacancies of departing key persons, our business may be impaired. Further, we note that our management is heavily dependent on the skills, experience, contacts, and business relationships of our founder and chief executive officer, Mr. Jianhua Lv. Accordingly, the loss of Mr. Lv could cause significant impairment to the business of our Company.

A downturn in global economic conditions may materially adversely affect our business and results of operations.

Our business and results of operations are affected by international, national and regional economic conditions. Financial markets in the United States, Europe and Asia have experienced significant disruption in the past year, including among other things, heightened volatility in security prices, constrained liquidity and credit availability, rating downgrades of certain investments and declining values of others. We are unable to predict the likely duration and severity of the current disruptions in financial markets, credit availability, and adverse economic conditions throughout the world. These economic developments affect businesses in a number of ways that could result in unfavorable consequences to us. Adverse global economic conditions, including within the PRC, could negatively affect commodity prices, or may cause our current or potential customers to delay or reduce purchases which could, in turn, result in reductions in sales volumes or prices, materially and adversely affecting results of operations and cash flows. Volatility and disruption of global financial markets could limit our customers' abilities to obtain adequate financing to maintain operations and proceed with planned or new capital spending initiatives, leading to a reduction in sales volume that could materially and adversely affect results of operations and cash flow. In addition, a decline in our customers' abilities to pay as a result of an economic downturn may lead to increased difficulties in the collection of accounts receivable, higher levels of reserves for doubtful accounts and write-offs of accounts receivable, and higher operating costs as a percentage of revenues.

Certain of our shareholders control a significant amount of our common stock.

As of September 19, 2013, approximately 31.7% of our outstanding common stock was controlled by one holding entity, of which our founder and chief executive officer, Mr. Jianhua Lv, is a director and beneficiary. Accordingly, Mr. Lv presently has significant relative voting power and influence over any action requiring shareholder approval, including the election of our directors.

Our acquisitions may disrupt or have a negative impact on our business.

We could have difficulty integrating personnel and operations of Shuangrui Coal, Xingsheng Coal and Shunli Coal with our own. In addition, their key personnel may not be willing to work for us. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the effect of any government regulations which relate to the business acquired;

•	delays and waiting periods associated with required safety inspections, as well as government licensing or permitting procedures;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

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•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	potential unknown liabilities associated with acquired businesses and the associated operations, or the need to spend significant amounts to retool, reposition or modify the existing operations; and

•	the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to the acquisition.

For instance, as a required part of the process of consolidating mines in China, a consolidator is required to undergo safety inspections which apply to its existing and operating mines as well as acquired mines. These government inspections, as well as the required permitting and permitting process, may require substantial time to complete, and this may cause interruptions our coal mining operations. In light of the mining moratorium, we do not know when such clearance will be issued, if at all (see “Our Products and Operations - Coal - Coal Mining Moratorium” above). Further, if safety issues are identified by government mine inspection authorities, we may be required to undertake costly and time-consuming remedial measures in order to restore production.

Our business could be impaired to the extent that management is unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified. Such risks and problems could disrupt our ongoing business, distract the management and employees, increase our expenses and adversely affect our results of operations.

A large portion of our current revenue is derived from relatively few customers.

We depended on four major customers for a substantial portion of our revenue in fiscal 2013. Nonrenewal or termination of our arrangements with these customers may have a materially adverse effect on our revenue. In the event that any one of our major customers does not renew or terminates its arrangement with us, there can be no assurance that we will be able to enter into another arrangement similar in scope. Additionally, there can be no assurance that our business will not remain largely dependent on a limited customer base accounting for a substantial portion of revenue.

Risks Related to Our Corporate Structure

If the Chinese government determines that the contractual arrangements through which we control Hongli do not comply with applicable regulations, our business could be adversely affected. If the PRC regulatory bodies determine that such agreements do not comply with PRC regulatory restrictions on foreign investment, we could be subject to severe penalties. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Hongyuan and Hongli. Although we have been advised by our PRC counsel that based on their understanding of the current PRC laws, rules and regulations, the contractual arrangements with Hongli and its owners, as well our ability to enforce our rights thereunder, comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, then they will become invalid or unenforceable. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If we, Hongyuan or Hongli are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of Hongli and/or voiding the contractual arrangements;

•	discontinuing or restricting the operations of Hongli;

•	imposing conditions or requirements with which we or Hongyuan or Hongli may not be able to comply;

•	requiring us to restructure the relevant ownership structure or operations;

•	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

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•	imposing fines or other forms of economic penalties.

As we do not have direct ownership of Hongli, the imposition of any of these penalties may have a material adverse effect on our financial condition, results of operations and prospects.

Our contractual arrangements with Hongli and its owners as well as our ability to enforce our rights thereunder may not be as effective in providing control over Hongli as direct ownership.

We have no equity ownership interest in Hongli, and rely on contractual arrangements to control the company. We cannot assure you that the Owners will always act in our best interests, and these contractual arrangements may not be as effective in providing control over the company as direct ownership. For example, Hongli could fail to take actions required for our business despite its contractual obligation to do so. If Hongli fails to perform under its agreements with us, we are required by the terms of these agreements to enforce our rights by arbitration before The China International Economic and Trade Arbitration Commission (CIETAC). According to the Rule of CIETA, to initiate such proceeding, we must first prepare and submit an arbitration request to CIETAC for its acceptance. Once accepted, CIETAC will form an arbitration tribunal to hear the matter, set a hearing date and notify Hongli of the proceeding. Hongli will have 45 days from the receipt of such notice to prepare its statement of defense. While we have been advised by our PRC counsel that current CIETAC rules requires a decision to be rendered within six months from the selection of the arbitration tribunal, the passage of any prolong period of time without resolution may disrupt and negatively affect our business operations. Further, we must borne half of CIETAC’s fees in addition to our own expenses incurred to prepare for such proceeding, which fees may become prohibitively expensive as the arbitration must take place in Shanghai and be conducted in Chinese. As we are also contractually bound by CIETAC’s decision, in the event such decision is unfavorable to us, we may effectively lose our control over Hongli, which could materially and adversely affect our business, financial conditions and results of operations.

Management members of Hongli have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.

Mr. Jianhua Lv, our chief executive officer, is also the chairman of Hongli and owns 85.4% of its equity ownership interests. A conflict of interest between his duties to our company and Hongli may arise. As our director and executive officer, he has a duty of loyalty and care to us under U.S. law when there are any potential conflicts of interests between our company and Hongli. We cannot, however, assure you that when conflicts of interest arise, he will act completely in our interests or that conflicts of interests will be resolved in our favor. For example, he may determine that it is in Hongli’s interests to sever the contractual arrangements with Hongyuan, irrespective of the effect such action may have on us. Because we derive our income entirely from the contractual arrangements with Hongli, we would have no or minimal operations and assets if these contractual arrangements are severed. In addition, Mr. Lv could violate his legal duties by diverting business opportunities from us to others, thereby reducing the amount of payment that Hongli is obligated to remit to us under the consulting services agreement.

In the event that you believe that your rights have been infringed under the U.S. securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against Hongli or our officers or directors, all of whom reside within China. Even if you are successful in bringing an action, the laws of China may render you unable to enforce a judgment against the assets of Hongli and its management, all of which are located in China.

Our principal shareholder may be subject to registration requirements under current regulations relating to offshore investment activities by PRC residents, the non-compliance of which may subject us to fines and sanctions that could adversely affect our business.

In October 2005 and June 2011, the State Administration of Foreign Exchange (“SAFE”) promulgated the Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles , or Circular 75, and its implementing rule, respectively, that state that if PRC citizens residing in the PRC, or PRC residents, use assets or equity interests in their PRC entities as capital contributions to establish offshore companies or inject assets or equity interests of their PRC entities into offshore companies to raise capital overseas, they must register with local SAFE branches with respect to their overseas investments in offshore companies. They must also file amendments to their registrations if their offshore companies experience material events involving capital variation, such as changes in share capital, share transfers, mergers and acquisitions, spin-off transactions, long-term equity or debt investments or uses of assets in China to guarantee offshore obligations. Under this regulation, their failure to comply with the registration procedures set forth in such regulation may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on the capital inflow from the offshore entity to the PRC entity.

Risks Related To Doing Business in China

Our operations are primarily located in China and may be adversely affected by changes in the policies of the PRC government.

The political environment in the PRC and the policies of the PRC government may adversely affect our business operations. The PRC has operated as a socialist state since 1949. In recent years, however, the government has introduced economic reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. These effects could substantially impair our business, profits or prospects. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

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The PRC government exerts substantial influence over the manner in which companies in China must conduct their business activities.

The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and if this were to occur, we could be required to divest the interests we then hold in Chinese properties or joint ventures. Any such developments could have a material adverse effect on our business, operations, financial condition and prospects.

Future inflation in China may inhibit economic activity and adversely affect our operations.

In recent years, the Chinese economy has experienced periods of rapid expansion and within which some years with high rates of inflation and deflation, which have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has moderated since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect our business operations and prospects.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

The PRC’s legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China’s regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that we will not be able to achieve our business objectives. There can be no assurance that we will be able to enforce any legal rights we may have under our contracts or otherwise.

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business in the PRC, we need licenses from the appropriate government authorities, including general business licenses and licenses and/or permits specific to our industry. The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition. Mining licenses in China are generally subject to periodic renewal, and license fees associated with renewal may be subject to negotiation between the Company and the relevant government authorities. The government may in the future decide to increase these fees, or impose levies or surcharges on coal mine and mining rights. No assurance can be given regarding the timing or magnitude of these types of government actions.

Price controls may affect both our revenues and net income.

The laws of the PRC provide the government broad power to fix and adjust prices. Although coal and coke are not presently subject to direct price controls by the PRC government, we cannot give any assurance that these products will not be made subject to such controls in the future. To the extent that these products are subject to price controls, our revenue, gross profit, gross margin and net income may be adversely affected since the revenue we derive may become limited and we may face no limitation on our costs. In such a scenario, we may not be able to pass on any increases in costs to our customers. Further, if price controls affect both the revenue and the costs, our ability to operate profitably and the extent of the profitability will be effectively subject to determination by the applicable PRC regulatory authorities.

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Since our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Our directors and executive officers reside in the PRC and all of our assets are located in the PRC. It may therefore be difficult or impossible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, there are no extradition treaties now in effect between the United States and the PRC, which may limit the effective enforcement against us or our officers and directors of criminal penalties under the U.S. federal securities law or otherwise.

Since our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds we deposit in PRC banks. Depending upon the amount of money we maintain in a PRC bank that fails, our inability to have access to cash could impair operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which SinoCoking might be held responsible. If our employees or other agents are found to have engaged in such practices, SinoCoking could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may be restricted from freely converting the RMB to other currencies in a timely manner.

The RMB is not a freely convertible currency at present. We receive all of our revenue in RMB, which may need to be converted to other currencies, primarily U.S. dollars, in order to be remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, including Sino-foreign joint-ventures, are no longer subject to the approval of SAFE, but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint-venture parties also are considered “current account transactions.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for RMB from swap centers authorized by the government. We do not anticipate problems in obtaining foreign currency to satisfy our requirements; however, there is no assurance that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting RMB in a timely manner.

Fluctuations in the exchange rate could have an adverse effect upon our business and reported financial results.

We conduct our business in RMB, thus our functional currency is the RMB, while our reporting currency is the U.S. dollar. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 31.16% appreciation of the RMB against the U.S. dollar between July 21, 2005 and June 30, 2013. However, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent any of our future revenues are denominated in currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Our PRC subsidiary and controlled entities are subject to restrictions on making payments to us, which could adversely affect our cash flow and our ability to pay dividends on our capital stock.

We are a holding company incorporated in the State of Florida and do not have any assets or conduct any business operations other than our investment in the VIEs that we control in China. As a result of our holding company structure, we rely entirely on contractual payments from the VIEs and dividends from our PRC subsidiary for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Each of our PRC subsidiary and VIEs is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. As a result, they are restricted in their ability to transfer a portion of their net assets to us in the form of dividends, loans or advances. We anticipate that in the foreseeable future our PRC subsidiary and VIEs will need to continue to set aside 10% of their respective after-tax profits to their statutory reserves. Further, our PRC subsidiary and VIEs may incur debt on their own in the future, and the instruments governing such debt may restrict their ability to make contractual or dividend payments to us. If we are unable to receive all of the funds we require for our operations through contractual or dividend arrangements with our PRC subsidiary and VIEs, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

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Risks Related to an Investment in Our Securities

The rights of the holders of common stock may be impaired by the potential issuance of dilutive securities, namely preferred stock, convertible debt, and additional common stock.

Our board of directors has the right, without shareholder approval, to issue other dilutive securities with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of our common stock. These additional securities could be issued with the right to more than one vote per share, and/or could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of the common stock. Although we have no present intention to issue any additional dilutive securities for financing purposes, we may issue such shares in the future.

Under our charter and relevant corporate and securities law, the board of directors may approve the issuance of common stock in connection with certain types of transactions such as of acquisitions of other companies or mining assets, without obtaining shareholder approval. As a result, additional securities may be issued in the event of such transactions, resulting in dilution of the holdings of all pre-transaction shareholders, even though one or more of our shareholders may disagree with our decision to acquire a target or assets.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operations results;

•	changes in financial estimates or projections developed by us or securities research analysts;

•	conditions in foreign or domestic coal or coke markets;

•	changes in the economic performance or market valuations of other meat processing companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint-ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between the RMB and the U.S. dollar;

•	intellectual property litigation; and

•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

As we are subject to the penny stock rules, you may have difficulty selling our common stock.

Listed companies with a stock price trading at less than $5.00 per share will be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. As we have become subject to these rules, these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Our common stock is a relatively new listing, has a limited public float and a short trading history. As a result, in the near future and beyond, liquidity in our shares may be limited, and you may be unable to sell at or near the purchased price or at all if you need to sell your shares or otherwise liquidate your holdings.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock became listed on NASDAQ in February 2010, and our shares have only a limited amount of trading history. In addition, our common stock has a limited public float, and we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. As a consequence, there have been and may be periods of several days or more when trading activity in the shares is or will be minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot provide any assurance that a broader or more active public trading market for our common stock will develop or be sustained in the future, or that any particular level of trading volume in our stock will be sustained.

The market for our common stock is expected to be characterized by significant price volatility when compared to seasoned issuers, and we anticipate that our share price will continue to be more volatile than a seasoned issuer for some time. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you. Volatility in share prices is attributable to a number of factors. In the near future, our common stock is expected to be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on our share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of key personnel, as well as other items discussed under this Risk Factor section, as well as elsewhere in our reports, filings and public disclosures. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain any particular trading price, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the then prevailing market price.

Volatility in our common stock price may subject us to securities litigation.

The future market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future.  There are periods during which the trading volume of our stock is relatively low, which may exacerbate volatility and result in exaggerated price changes in the common stock. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of our securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Techniques employed by manipulative short sellers in Chinese small cap stocks may drive down the market price of our common stock

Short selling is the practice of selling securities that the seller does not own but rather has, supposedly, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.   As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short.  While traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called research reports that mimic the type of investment analysis performed by large Wall Street firm and independent research analysts.  These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base.  Issuers with business operations based in the PRC and who have limited trading volumes and are susceptible to higher volatility levels than U.S. domestic large-cap stocks, can be particularly vulnerable to such short attacks.

These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the U.S., are not subject to the certification requirements imposed by the SEC in Regulation AC (Regulation Analyst Certification) and, accordingly, the opinions they express may be based on distortions of actual facts or, in some cases, fabrications of facts. In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running just one successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed shorts will continue to issue such reports.

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While we intend to strongly defend our public filings against any such short seller attacks, oftentimes we are constrained, either by principles of freedom of speech, applicable state law (often called “Anti-SLAPP statutes”), or issues of commercial confidentiality, in the manner in which we can proceed against the relevant short seller.  You should be aware that in light of the relative freedom to operate that such persons enjoy - oftentimes blogging from outside the U.S. with little or no assets or identity requirements - should we be targeted for such an attack, our stock will likely suffer from a temporary, or possibly long term, decline in market price should the rumors created not be dismissed by market participants.

We have incurred and will continue to incur increased costs as a public company which may affect our profitability.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and NASDAQ, has required changes in corporate governance practices of public companies. For example, we are required to maintain independent board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such practices have significantly increased our legal and financial compliance costs and made some activities more time-consuming and costly. Management may also need to increase compensation for senior executive officers, engage senior financial officers able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs will affect our financial results.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and shareholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not required to have an auditor’s report on internal controls over financial reporting under current SEC regulations, our management is required to and has assessed our internal control implementation and concluded that our internal controls were ineffective for the fiscal year ended June 30, 2013.

Generally, we have not paid any cash dividends to our shareholders and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and it may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide or may be unable to pay any dividends. We intend to retain all earnings for our operations.

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Activities prior to our Share Exchange relating to our prior business then known as “Ableauctions.com, Inc.” may lead to future liability.

Prior to our acquisition of Top Favour on February 5, 2010, we were known as “Ableauctions.com, Inc.,” and engaged in businesses unrelated to our current operations. Although certain previously controlling shareholders of Ableauctions.com and its related liquidating trust have provided certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations, warranties and covenants made regarding such acquisition, including a $1 million reserve fund set aside by a liquidating trust for purposes of paying any indemnification claims by us, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on us (and indirectly our shareholders) may not be able to benefit from any funds in reserve.

Reverse merger transactions of the type conducted between us and Top Favour are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC has not generally favored transactions in which a privately-held company merges into a public reporting company with listed securities. The SEC or other regulatory authorities may unexpectedly assert a different interpretation of existing rules, than the interpretation we or our advisors relied upon, used and/or considered reasonable the Company and its advisors, and by other companies conducting similar or analogous transactions, which could increase the cost of, or adversely affect our ability to, file and achieve effectiveness for our registration statements, or interfere with or negate the ability of our shareholders to rely upon Rule 144 or similar rules.

Future sales of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. At any given time, if any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

The elimination of monetary liability against our directors, officers and employees under state law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain specific provisions that eliminate or limit the liability of directors for monetary damages to us and our shareholders, and we are prepared to give such indemnification to our directors and officers to the extent permissible under state law. We may also maintain or enter into, from time to time, agreements that obligate us to indemnify our officers and our directors. Such indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against any such officer or director, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our officers and directors for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our officers and directors even though such actions, if successful, might otherwise benefit us and our shareholders.

We will need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We will require additional cash resources to meet our ongoing obligations. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit, although we have no firm commitments to do so. The sale of additional equity securities could result in additional dilution to our shareholders. Incurring indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to it, if at all.

The registration and potential sale, either pursuant to our prospectus or pursuant to Rule 144, by certain selling security holders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of selling security holders pursuant to our effective registration statement on Form S-1 and prospectus or under Rule 144, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If the selling security holders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered securities pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

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BUSINESS

General Overview

SinoCoking Coal and Coke Chemical Industries, Inc. (the “Company”) is a vertically-integrated coal and coke producer based in Henan Province, People’s Republic of China (“PRC” or “China”). Our products include raw coal, washed coal, “medium” or mid-coal, coal slurries, coke, coal tar and crude benzol. We also generate electricity from gas emitted during the coking process, which we use primarily to power our operations.

All of our business operations are conducted by Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), which we control through contractual arrangements that Hongli and its owners have entered into with Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”). These contractual arrangements provide for management and control rights, and in addition entitle us to receive the earnings and control the assets of Hongli. Hongyuan is wholly-owned by Top Favour Limited (“Top Favour”), of which we are the sole shareholder. Other than our interests in the contractual arrangements, we do not own any equity interests in Hongli.

Currently:

•	coking related operations are carried out by Hongli and its branch, Baofeng Coking Factory (“Baofeng Coking), ;

•	coal related operations are under the following subsidiaries of Hongli, although all mining activities are currently on hold pending the ongoing mining moratorium (see “Our Products and Operations – Coal – Coal Mining Moratorium” below):

(1)	Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”);

(2)	Baofeng Shuangrui Coal Mining Co., Ltd. (“Shuangrui Coal”); and

(3)	Baofeng Xingsheng Coal Mining Co., Ltd. (“Xingsheng Coal”);

and

•	electricity generation is carried out by Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd. (“Hongguang Power”), also a wholly owned subsidiary of Hongli.

It is our intention to transfer all coal related operations from Hongli’s subsidiaries to a joint-venture established with Henan Province Coal Seam Gas Development and Utilization Co., Ltd. (“Henan Coal Seam Gas”), a state-owned enterprise and qualified provincial-level coal mine consolidator. The joint-venture, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd. (“Hongyuan CSG”), has been established, although our planned transfer of coal related activities to Hongyuan CSG has not been carried out as of the date of this prospectus. Our interests in Hongyuan CSG are held by Henan Zhonghong Energy Investment Co., Ltd. (“Zhonghong”), which equity interests are presently held on Hongli’s behalf and for its benefit by three nominees pursuant to share entrustment agreements.

In addition, once we complete construction of our new coking plant, we intend to operate the plant through Baofeng Hongrun Coal Chemical Co., Ltd. (“Hongrun Coking”), a wholly-owned subsidiary of Hongli. As of the date of this prospectus, however, construction has not been completed (see “Our Products and Operations - Coke - New Coking Facility” below) and Hongrun Coking has not commenced operations.

As of June 30, 2013, our current liabilities exceeded our current assets by $24,312,407. Our ability to continue as a going concern depends upon our expenditure requirements and repayments of our long-term loan facilities with Bairui Trust Co., Ltd. (“Bairui Trust”) as and when they fall due. See “Risk Factors - Risks Related to Our Business - If we cannot continue as a going concern, you will lose your entire investment ” and “If we do not raise additional capital or refinance our debt, we will not be able to achieve our objectives and we may need to curtail or even discontinue operations ”.

Our Industry

World Coal Reserves

According to the Energy Information Administration (“EIA”), total recoverable reserves of coal around the world are estimated at 929 billion metric tons.  Historically, estimates of world recoverable coal reserves, although relatively stable, have declined gradually from 1,145 billion metric tons in 1991 to 1,083 billion metric tons in 2000 and 929 billion metric tons in 2006.  Although coal deposits are widely distributed, 80% of the world’s recoverable reserves are located in five countries: the United States (28.0%), Russia (19.0%), China (14.0%), India (10.0%) and Australia (9.0%). In 2006 those five countries, taken together, produced 4.9 billion metric tons (95.8 quadrillion BTU) of coal, representing 71.0% (75.0% on a BTU basis) of total world coal production.  By rank, anthracite and bituminous coal account for 51.0% of the world’s estimated recoverable coal reserves on a tonnage basis, and sub-bituminous and lignite coal account for 50.0%.  In 2006, coal accounted for 27% of world energy consumption, of which 62% was shipped to electricity producers, 34% to industrial consumers, and most of the remaining 4% to coal consumers in the residential and commercial sectors.  Coal’s share of total world energy consumption is expected to increase to 28% in 2030.

Quality and geological characteristics of coal deposits are important parameters for coal reserves.  Coal is a heterogeneous source of energy, with quality (for example, characteristics such as heat, sulfur, and ash content) varying significantly by region and even within individual coal seams.  At the top end of the quality spectrum are premium-grade bituminous coals, or coking coals, used to manufacture coke for the steelmaking process.  The heat content of bituminous coal ranges from 21.0 million to 30.0 million BTU/ton (approximately 5,300 to 7,550 kcal/kg) on a moist, mineral-matter-free basis.  Coking coals produced in the United States have an estimated heat content of 26.3 million BTU per ton (approximately 6,600 kcal/kg) and relatively low sulfur content of approximately 0.9 percent by weight.  At the other end of the spectrum are reserves of low-BTU lignite.  On a BTU basis, lignite reserves show considerable variation.  Estimates published by the International Energy Agency for 2005 indicate that the average heat content of lignite in major producing countries varies from a low of 4.4 million BTU per ton (approximately 1,100 kcal/kg) in Greece to a high of 12.4 million BTU per ton (approximately 3,100 kcal/kg) in Canada.

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The growth rate for world coal consumption is expected to be 1.9% from 2006 to 2015 and 1.6% from 2015 to 2030, generally reflecting the growth trends for both world GDP and world primary energy consumption.

Coal Consumption and Demand in China

According to EIA, China and India together will account for 90 percent of the projected increase in world coal consumption from 2006 to 2030.  Strong economic growth is projected for both countries (averaging 6.4 percent per year in China and 5.6 percent per year in India from 2006 to 2030), and much of the increase in their demand for energy, particularly in the electric power and industrial sectors, is expected to be met by coal.

Coal use in China’s electricity sector is projected to increase from 24.9 quadrillion BTU in 2006 to 57.3 quadrillion BTU in 2030, at an average rate of 3.5% per year.  At the beginning of 2006, China had an estimated 350 gigawatts of coal-fired capacity in operation.  To meet the demand for electricity that is expected to accompany its rapid economic growth, an additional 600 gigawatts of coal-fired capacity (net of retirements) is projected to be brought on line in China by 2030, requiring large financial investments in new coal-fired power plants and associated transmission and distribution systems.

Approximately half of China’s coal use in 2006 was in the non-electricity sectors, principally in the industrial sector.  In 2006, China was the world’s leading producer of both steel and pig iron, and between 2006 and 2030, coal demand in China’s non-electricity sectors is expected to increase by 13.9 quadrillion BTU.  Despite such substantial growth, however, the non-electricity share of total coal demand is expected to decline to 41.0% in 2030.  Because China has only limited reserves of oil and natural gas, coal remains the primary source of energy in its industrial sector, even as electricity’s share of total industrial energy use rises from 18.0% percent in 2006 to an expected 28.0% in 2030.

Coal Production in China

EIA estimates that China’s coal production increased from 1,459 million short metric tons in 2001 to 2,804 million short metric tons in 2007.  China contributed approximately 40.0% to world coal production in 2007 whereas in 2001, it contributed 28.0%.

Bituminous coal comprised 75.0% of China’s coal production. China’s bituminous coal production increased from 1,138 million short metric tons in 2001 to 1,984 million short metric tons in 2006.

From 2006 to 2030, coal production in China is projected to increase by 52.8 quadrillion BTU or 2,617 million short metric tons.  Management believes that the production estimates suggest that most of the demand for coal in China will continue to be met by domestic production.

After reaching a peak in the first half of 2008, coal prices, as measured by the Qinhuangdao benchmark spot price (Shanxi blend, 5,500 kcal/kg), saw sharp declines in the latter half of 2008.  Coal prices are expected to stay in the 550 RMB/ton range for 2009 through 2011, as the global economy recovers and coal demand increases.  However, coal prices could see near-term declines as China's five power giants together with China Resources are expected to purchase imported coal at lower international prices, which may impose great pressure on domestic coal pricing.

Coking Industry in China

Coke is a hardened, solid carbonaceous residue derived from low-ash, low-sulfur bituminous coal from which the volatile constituents are driven off by baking in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused together.  The two major types of coke are metallurgical coke and chemical coke, which are primarily used in the manufacture of pig iron, which is a major component in the production of steel.  Metallurgical coke is classified into three grades depending on the level of carbon and other mineral content - Grade I coke, which is suitable for larger furnaces and has a high heat yield compared to Grade II and Grade III.  The quality of coke has a significant impact on the production of iron.  Compared to the other grades of coke, Grade I coke produces the least ash and is the highest quality, therefore yielding more iron and achieving higher productivity.

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World metallurgical coke production reached 612 million metric tons in 2008, a slight increase in production from 2007.  China is currently the powerhouse in the global coke industry, producing 374 million metric tons of coke in 2008, accounting for 60% of total global production.  Japan, the second largest coke producer in the world, produces 42 million metric tons annually and holds a 7% market share.  For the first five months of 2009, China produced 126 million metric tons of coke, down 7.4 percent from the previous year.  China is by far the most important market for metallurgical coke in every key aspect covering production, consumption and export.  Locality has been a major driving force behind metallurgical coke production capacity growth in north, northeast and east of China.  These areas have large pools of coal reserves and are strategically located near the coal ports - boosting the supply chain of metallurgical coke market.  The availability and close proximity to both imported and domestic coal coupled with existing transportation infrastructure have provided the catalyst for expansion of the metallurgical coke market.  Steel production and demand distribution is also closely mirrored by metallurgical coke production and demand.  Increased number of steel coke production facilities growing in these areas has sparked the building of new metallurgical coke plants looking to meet new increasing demand.

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Coke Uses and By-Products

As mentioned above, metallurgical coke is primarily used for steel manufacturing. Chemical coke, however, commonly referred in China to as gas coke, is mainly used in China to produce synthesis gas, a gas mixture largely of hydrogen and carbon monoxide that is combustible and often used as a fuel source or as an intermediate for the production of other chemicals including methanol, formaldehyde and ammonia.  China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance.  Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter.  Chemical coke, on the other hand, must have more than 80% fixed carbon, less than 18% ash content, less than 1% sulfur content and less than 3% volatile matter.

Coal tar is a by-product of the distillation of metallurgical coal in coke processing. Coal tar in turn is distilled into many fractions to yield a number of useful organic products, including benzene, toluene, naphthalene and anthracene.  The Company’s tar is sold mainly to producers of naphthalene, anthracene, carbon lack and water proofing materials.  Coal gas is obtained as a by-product in the preparation of coke.  Its composition varies but largely consists of hydrogen and methane with small amounts of other hydrocarbons, carbon monoxide, carbon dioxide and nitrogen.

China Coke Pricing

The Shanxi Coking Industry Association lowered its reference price for coke sales in September 2009 by RMB 80/ton.  In September, the free-on-rail price for coke with sulphur content less than 0.7% and ash content below 12.5% would be RMB 1,780/ton, inclusive of VAT, down RMB 80/ton from August. The move follows a price cut just two weeks before, when the SCIA lowered its August reference price by RMB 20/ton to RMB 1,860/ton.  Meanwhile, the association asked coke enterprises to limit production by 60%-70% to reduce coke stocks and stabilize market supply.  The Hebei Coke & Chemical Industry Association cut the Grade II or "2nd Grade" met coke reference price by RMB 150/ton to RMB 1,700/ton for September.  In 2009, the association suggested that PRC coke producers cut production by 30% to support coke prices.

Coke prices saw significant declines from their peaks in the first half of 2008, as there was reduced demand from the iron and steel industries.  Prices have subsequently been volatile for most of 2009, closing at 1,780 RMB/ton at the end of September.  Since September 2009, coke prices have increased approximately 10%, resulting from improved economic conditions and increased steel demand.  The price of coke closed at 1,970 RBM/ton in the beginning of May 2010.

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Due to the Chinese central government’s regulations, all the unqualified coking facilities with furnace height of less than 4.3 meters will have to be shut down within a short period.  As a result, management believes coke will be in short supply future years.

Corporate History and Structure

We were incorporated in Florida on September 30, 1996, originally under the name “J. B. Financial Services, Inc.” We changed our name to “Ableauctions.com, Inc.” on July 19, 1999.

On December 30, 2009, our shareholders approved a Plan and Agreement of Share Exchange, dated July 17, 2009, with Top Favour under which we agreed to acquire all of the outstanding capital stock of Top Favour in exchange for the issuance of 13,117,952 shares of our common stock to the shareholders of Top Favour (the “Share Exchange”). The Share Exchange was consummated on February 5, 2010.

On March 11, 2010 we completed two private placement financings, pursuant to exemptions under Regulation S and Regulation D respectively, in which we sold and issued a total of 7,344,935 shares of common stock, and five-year warrants for the purchase of an additional 3,789,631 shares of common stock, resulting in aggregate proceeds of $44 million.

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Top Favour

Top Favour is a holding company incorporated in the British Virgin Islands on July 2, 2008. Top Favour was formed by the owners of Hongli as a special vehicle for raising capital outside of the PRC. Other than holding 100% of the equity interests in Hongyuan and facilitating loan transactions for Hongli and its subsidiaries, Top Favour has no operations of its own.

Hongyuan

Hongyuan is a limited liability company organized in the PRC with registered capital of $3 million and is wholly-owned by Top Favour. Hongyuan was approved as a wholly foreign owned enterprise (“WFOE”) by the Henan government on February 26, 2009 and formally organized on March 18, 2009. Other than activities relating to its contractual arrangements with Hongli, Hongyuan has no separate operations of its own.

Hongli

Hongli is a limited liability company organized in the PRC on July 5, 1996, and held by four Chinese nationals (the “Owners”) initially as follows: 83.66% by Mr. Jianhua Lv, our Chairman and Chief Executive Officer, 6.44% by Ms. Xin Zheng, 4.95% by Mr. Wenqi Xu, and 4.95% by Mr. Guoxiang Song. In August 2010, the Pingdingshan government directed Hongli to increase its registered capital from 8.808,000 Renminbi (“RMB”) to RMB 28,080,000 in order to maintain its coal trading license. Accordingly, the Owners contributed the additional registered capital in full in August 2010, although not in proportion to their original ownership percentages: Mr. Lv and Ms. Zheng increased their holdings to 85.40% and 9.19%, respectively, while Mr. Xu and Mr. Song decreased their holdings to 3.99% and 1.42%, respectively. Registration of such additional contribution and change in ownership percentages with Pingdingshan’s Administration for Industry and Commerce (“AIC”) was completed in April 2011.

Currently, Hongli has a branch, six subsidiaries and a joint venture as follows (each a “Hongli company,” and with Hongli, collectively “Hongli Group”):

Branch:

•	Baofeng Coking was established on May 31, 2002 as a branch of Hongli.

Subsidiaries:

•	Hongchang Coal is a limited liability company formed in the PRC on July 19, 2007 with registered capital of RMB 3 million. Hongchang Coal is wholly-owned by Hongli and holds the rights to mine.

•	Hongguang Power is a limited liability company formed in the PRC on August 1, 2006 with registered capital of RMB 22 million. Hongguang Power is wholly owned by Hongli.

•	Hongrun Coking is a limited liability company formed in the PRC on May 17, 2011 with registered capital of RMB 30 million. Hongrun Coking is a wholly-owned subsidiary of Hongli.

•	Shuangrui Coal is a limited liability company formed in the PRC on March 17, 2009 with registered capital of RMB 4,029,960. Hongchang Coal currently holds 100% of the equity interests of Shuangrui Coal. Hongli initially acquired 60% of such interests on May 20, 2011, and subsequently acquired the remaining 40% on June 20, 2012, Hongli concurrently transferred all 100% of Shuangrui Coal to Hongchang Coal, which transfer has been registered with the Pingdingshan AIC. As of the date of this prospectus, Hongli has not yet paid any consideration for the 40% as negotiations with the seller remains ongoing, although we have accrued for such consideration based on its fair market value. Shuangrui Coal holds the rights to mine the Shuangrui coal mine. We intend to dissolve Shuangrui Coal in the future and consolidate its mine assets under Hongchang Coal.

•	Xingsheng Coal is a limited liability company formed in the PRC on December 6, 2007 with registered capital of RMB 3,634,600 (approximately $559,400). Hongli currently holds 60% of the equity interests of Xingsheng Coal. Xingsheng Coal holds the rights to mine the Xingsheng coal mine.

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•	Zhonghong is a limited liability company formed in the PRC on December 30, 2010 with registered capital of RMB 10,010,000, which was increased to RMB 20 million on April 14, 2011, and to RMB 51 million on July 12, 2011, of which RMB 30 million has been paid and the balance due by December 20, 2015. Zhonghong’s equity interests are presently held on Hongli’s behalf and for its benefit by three nominees pursuant to share entrustment agreements, namely Messrs. Hui Zheng and Jiangong Fan, vice president of operations and a department manager at Hongli, respectively, and an unrelated party who also serves as Zhonghong’s general manager. Zhonghong holds our interests in Hongyuan CSG, our joint-venture with Henan Coal Seam Gas.

Joint-Venture:

•	Hongyuan CSG is a joint-venture established in the PRC on April 28, 2011 by Zhonghong (49%) and Henan Coal Seam Gas (51%). Hongli’s interests in the joint-venture are held by Zhonghong.

We also acquired 100% of Baofeng Shunli Coal Ming Co., Ltd. (“Shunli Coal”) on May 20, 2011. On July 4, 2012, Shunli Coal was dissolved, and we are in the process of applying to transfer its mine assets to, and consolidating them under, Hongchang Coal, which we currently expect to complete by the end of fiscal 2014. Shunli Coal’s mine assets consist of the rights to mine Shunli coal mine.

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Contractual Arrangements with Hongli Group and its Owners

Our relationship with Hongli Group and the Owners are governed by a series of contractual arrangements, under which our subsidiary Hongyuan holds and exercises ownership and management rights over Hongli Group. While we do not own any equity interest in Hongli Group; the contractual arrangements are designed to provide us with rights equivalent in all material respects to those we would possess as its sole equity holder, including absolute control rights and the rights to assets, property and income. According to a legal opinion issued by our PRC counsel, the contractual arrangements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

On March 18, 2009, Hongyuan entered into the following contractual arrangements with Hongli Group and its owners:

Consulting Services Agreement. Hongyuan provides each Hongli Group company with general consulting services relating to their business management and operations on an exclusive basis. Additionally, Hongyuan owns any intellectual property rights that are developed during the course of providing such services. Each Hongli company pays a quarterly consulting service fee in RMB equal to its net income for such quarter to Hongyuan. This agreement is in effect unless and until terminated by written notice of either party if: (a) the other party causes a material breach of the agreement, provided that if the breach does not relate to a financial obligation, the breaching partyhas 14 days to cure following the receipt of written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Hongyuan terminates its operations; (d) a Hongli Group business license or any other approval for its business operations is terminated, cancelled or revoked; or (e) circumstances arise which would materially and adversely affect the performance or the objectives of this agreement. Additionally, Hongyuan may terminate this agreement without cause.

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Operating Agreement* Hongyuan provides guidance and instructions for each Hongli company’s daily operations, financial management and employment issues. In addition, Hongyuan agrees to guarantee the performance of each Hongli company under any agreements or arrangements relating to its business arrangements with any third party. In return, the owners of Hongli must designate Hongyuan’s candidates as their representatives on each Hongli company’s board of directors, and Hongyuan has the right to appoint senior executives of each Hongli company. Additionally, each Hongli company agrees to pledge its accounts receivable and all of its assets to Hongyuan. Moreover, each Hongli company agrees not to engage in any transactions that could materially affect its assets, liabilities, rights or operations without Hongyuan’s prior consent, including without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is the maximum period of time permitted by law unless sooner terminated by any other agreements reached by all parties or upon a 30-day written notice from Hongyuan. The term may be extended only upon Hongyuan’s written confirmation prior to the expiration of the agreement, with the extended term to be mutually agreed upon by the parties. Under current applicable PRC law, there is no limitation on the maximum term permitted by law for this agreement.

Equity Pledge Agreement* The Owners pledged all of their equity interests in Hongli Group to Hongyuan to guarantee each Hongli company’s performance of its obligations under the consulting services agreement. If a Hongli company or the owners breach their respective contractual obligations, Hongyuan, as pledgee, will be entitled to certain rights, including, but not limited to, the right to vote with, control and sell the pledged equity interests. The Owners also agreed that upon occurrence of any event of default, Hongyuan shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the owners to carry out the security provisions of the equity pledge agreement, and take any action and execute any instrument as required by Hongyuan to accomplish the purposes of the agreement. The Owners agreed not to dispose of the pledged equity interests or take any actions that would prejudice Hongyuan’s interest. This agreement will expire two years from the fulfillment of Hongli Group’s obligations under the consulting services agreement.

Option Agreement* The Owners irrevocably granted Hongyuan an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Hongli Group at a price equal to their initial registered capital contributions or the minimum amount of consideration permitted under PRC law. Hongyuan has sole discretion to decide when to exercise the option, and whether in part or in full. The term of this agreement is ten years from January 1, 2006 and may be extended prior to its expiration by written agreement of the parties.

Voting Rights Proxy Agreement* The Owners irrevocably granted a Hongyuan designee the right to exercise all their voting rights in accordance with PRC laws and each Hongli company’s governing charters. This agreement may not be terminated without the unanimous consent of all parties, except that Hongyuan may terminate the proxy agreement with or without cause upon 30-day written notice to the owners.

*	Re-executed on September 9, 2011, to reflect RMB 20 million of additional registered capital contributed by the Owners in August 2010, and the resulting change in ownership percentages. We were made a party to the re-executed agreements to acknowledge them.

As a result of the foregoing contractual arrangements, we have the ability to effectively control Hongli Group’s daily operations and financial affairs, appoint senior executives and decide on all matters requiring the Owners’ approval. While the Owners continue to own 100% of the equity interests, they have given us their rights attendant to such ownership through the contractual arrangements. Accordingly, we are considered the primary beneficiary of Hongli Group and each Hongli company is deemed our variable interest entity (“VIE”).

However, control based on contractual arrangements may ultimately not be as effective as direct ownership, as we will need to enforce our rights through quasi-judicial proceeding in the event Hongli Group fails to perform its contractual obligations. In the event the outcome of such proceeding is unfavorable to us, we may effectively lose control over Hongli Group. See “Risk Factors - Risks Related to Our Corporate Structure - Our contractual arrangements with Hongli and its owners as well as our ability to enforce our rights thereunder may not be as effective in providing control over Hongli as direct ownership.” As of September 19, 2013, Mr. Lv held approximately 31.7% of our issued and outstanding common stock, and 85.40% of the equity interests of Hongli. As such, we believe that our interests remain aligned with the Owners. However, we cannot give assurance that such interests will always be aligned, or that we can effectively control Hongli Group if and when such interests are no longer aligned. See “Risk Factors - Risks Related to Our Corporate Structure - Management members of Hongli have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.”

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Our Current Corporate Structure

The following diagram illustrates our current corporate structure:

$44 Million Private Placement Financing

On March 11, 2010, we completed two private placement financings, pursuant to exemptions under Regulation S and Regulation D respectively, in which we sold and issued units consisting of common stock and common stock warrants, for a purchase price of USD $6.00 per unit, resulting in aggregate proceeds of $44 million (collectively referred to as the “Financing”).  Each unit consisted of one (1) share of common stock and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.  The investor warrants are exercisable for a period of five years from the date of issuance.  The Financing was conducted pursuant to Securities Purchase Agreements dated February 5 and March 10, 2010, in two closings.  On the initial closing date of February 5, 2010 (“Initial Closing”), the Company issued a total of 1,180,892 shares of common stock, and warrants for the purchase of 590,446 shares of common stock, to investors.  On the second closing on March 11, 2010 (the “Final Closing”), we sold and issued 6,164,043 of our units (consisting of 6,164,043 shares of common stock, and warrants for the purchase of 3,081,188 shares of common stock with an exercise price of $12.00 per share), at a purchase price of USD $6.00 per unit, to both U.S. investors and non-U.S. persons.  Each unit consisted of one (1) share of common stock and a warrant for the purchase of 0.5 shares of common stock with an exercise price of $12.00 per share.  The investor warrants issued in the Final Closing are exercisable for a period of five years from the date of issuance, however unlike the warrants issued in the Initial Closing they are also callable at our election six months after the date of issuance if our common stock trades at a price equal to at least 150% of the exercise price (or $18.00 per share) with an average trading volume of at least 150,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations and the like) per trading day for at least 10 consecutive trading days and provided that the underlying shares of common stock are registered under an effective registration statement.

In connection with the foregoing, we entered into a registration rights agreement with the U.S. investors pursuant to which the Company agreed to file a registration statement to register both the shares of common stock, and the common stock underlying the warrants, issued in the financing, within 60 days after the closing date of March 11, 2010.  We agreed to use our best efforts to have the registration statement declared effective by the SEC within 120 days (or 180 days in the event of a full review of the registration statement by the SEC) of the Final Closing, subject to certain exceptions.   We also agreed to undertake commercially reasonable efforts to register the shares of common stock and the shares of common stock underlying warrants issued to the non-U.S. investors in the financing.

Madison Williams and Company, LLC (“Madison Williams”) and Rodman & Renshaw, LLC (“Rodman & Renshaw”), a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (collectively the “placement agents”), acted as joint placement agents in connection with the Financing.  Under a placement agent agreement between us and these placement agents dated March 8, 2010 (and executed and delivered on March 11, 2010), we agreed to pay the placement agents a cash fee equal to seven percent (7%) of the aggregate gross proceeds from the sale of securities to the U.S. accredited investors, plus reimbursement of fees and expenses, and reasonable fees and expenses of placement agent legal counsel.  In addition, under the placement agreement, we agreed to issue warrants for the purchase of up to 250,000 shares of common stock, with an exercise price of $6.00 per share, containing terms and provisions otherwise similar to the terms provided under the investor warrants described above.  We issued the foregoing warrants to the placement agents on March 11, 2010.  In addition, we also separately agreed to issue warrants to Madison Williams for the purchase of up to 117,163 shares of common stock with an exercise price of $12.00 per share, containing terms and provisions otherwise similar to the investor warrants, as compensation for placement agent services in relation to the sale of our securities to the non-U.S. investors in the Financing.

The Financing resulted in total gross proceeds to the Company of $44 million, and the issuance by us of a total of 7,344,935 shares of common stock, and five-year warrants for the purchase of an additional 3,789,631 shares of common stock with an exercise price of $12.00 per share and five-year warrants for the purchase of 250,000 shares of common stock with an exercise price of $6.00 per share.  The proceeds from this financing were used, in part, to finance our expansion plans (see “New Coking Facility” on page 26 of this prospectus).

Our Products and Operations

Overview

We are based in Henan Province in the central part of China, known as a coal-rich region. Our current operations are located in west Baofeng County, a part of Pingdingshan Prefecture south of Zhengzhou, the provincial capital. Our three principal products are: coal, coke and electricity.

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Coal

We sell coal, including raw (unprocessed) coal, washed coal, mid-coal and coal slurries (see “Coal Washing” below), and also use our washed coal to make coke. We currently control four coal mines (see “Property, Plant and Equipment” below). Until June 2010, we largely extracted coal from Hongchang coal mine to meet our needs, although we also engaged in coal trading. As described under “Coal Mining Moratorium” below, however, we have been unable to extract coal since September 2011. We have instead been relying on coal purchased elsewhere, including from Shanxi, Qinghai and Inner Mongolia, to meet our requirements. Our coal purchases for the fiscal years ended June 30, 2012 and 2013 are as follows:

Fiscal Year	Annual Purchases* (metric tons)
2012	461,932
2013	384,515

     * Including coal for washing, coking and trading.

Generally, if the coal that we purchase meets coking requirements, we will reserve it for that purpose. Occasionally, however, we sell the coal (also known as coal trading) when market conditions are favorable.

Coal Mining Moratorium

In December 2009, the Henan government issued a directive to consolidate coal mines with annual production capacity below 300,000 metric tons (each a “targeted mine” and collectively the “targeted mines”), spurred by the central government’s decision to consolidate China’s coal industry in order to improve production efficiency and reduce coal mine accidents. In March 2010, the Henan government directed all lower-level governments within the province to begin shutting down all targeted mines, and further designated six state-owned enterprises (“SOEs”) to consolidate the targeted mines. Once shut down, the targeted mines cannot resume operations until they are consolidated and their facilities satisfy certain safety requirements.

In February and April 2010, the Baofeng government and the Pingdingshan government designated Hongli to consolidate targeted mines within the county and municipality, respectively. Because the Henan government’s directive requires that safety responsibility at each targeted mine be borne by a designated SOE, we reached an arrangement with one of them, Henan Coal Seam Gas, to form a joint-venture that would allow us to comply with the Henan government’s directive while maintaining operational control over any targeted mine that we consolidate. Such joint-venture, Hongyuan CSG, was formed in April 2011.

In late June 2010, pursuant to the Henan government’s directive, the Pingdingshan government imposed a mining moratorium on all targeted mines within Pingdingshan. Nevertheless, we continued to operate our only mine at that time, Hongchang coal mine, at approximately 50% capacity until September 2011, when we halted operation in order to complete certain engineering and safety upgrades. Operations at our other three mines (Shuangrui, Xingsheng and Shunli) were already halted when we acquired controlling interests in them in May 2011, and have not resumed since.

In August 2011, Henan Coal Seam Gas, as a designated SOE consolidator, determined that Hongchang and Xingsheng coal mines were safe to resume operations, and applied with the Henan government to confirm such determination and issue the necessary licenses and permits to resume operations at both mine sites. However, due to an accident in November 2011 at a mine owned by Yima Coal Group, another designated SOE consolidator, the Henan government ordered all targeted mines to undergo further safety inspections and upgrades. We have made approximately $3.2 million in prepayments for works to increase our mining capacity at Hongchang coal mine to 450,000 metric tons, as well as to upgrade the monitoring system (by installing additional detectors), automatic control system (including power controls and ventilation), and escape system (with additional refuge compartments) at Hongchang and Xingsheng coal mines. Although such works have not commenced, we have submitted the related engineering plans to Henan Coal Seam Gas for its approval and submission to the Henan government. Accordingly, the applications to resume operations at these two mines remain pending as of the date of this prospectus. As we are also in the process of consolidating Shunli coal mine under Hongchang Coal (see “History and Corporate Structure - Hongli” above), the application approval for Hongchang coal mine may be subject to additional delay.

Henan Coal Seam Gas has not yet made a determination as to the safety at Shuangrui and Shunli coal mines, and we do not know when such determination will be made, if at all. In addition, our objective in acquiring Shuangrui Coal, Xingsheng Coal and Shunli Coal is their mining rights, and their sellers were required to dispose of all other assets and liabilities before the transfer of equity interests to us is complete, and to assume all rights and obligations to such assets and liabilities until their disposal, which rights and obligations we would disclaim should any such asset or liability remains in the company after the transfer of equity interests to us is complete. Although equity interests have been transferred to us, the assets and liabilities that the sellers agreed to dispose of remain intact as of the date of this Prospectus. In accordance with our agreements with them, the sellers are in the process of disposing all such assets and liabilities, and on September 2, 2011, we entered into a supplemental agreement with them to memorialize such agreements, which were not previously reduced to writing. Aside from the mining moratorium, we expect such disposals to be completed prior to any resumption of mining operations.

Assuming all four mines can resume operations, it is our present intention to transfer our interests in them to, and to operate them through, Hongyuan CSG. Such transfer, if carried out, would reduce any future revenue we may receive from these mines by 31%, or pro rata to the 49% of the joint-venture that we control. Nevertheless, we believe that such transfer would be in our best interests by reducing any risk of loss from potential future policy changes by the central and provincial governments through the presence and influence of Henan Coal Seam Gas, our joint-venture partner.

Coal Washing

At the Baofeng plant (see “Coke” below), we operate a coal-washing facility that is capable of processing up to 750,000 metric tons of coal per year. Under current Chinese coking industry standards, raw coal with no more than 1% sulfur content is deemed suitable for coking, although other factors are also considered. In addition to low sulfur content, the industry preference is for lower ash content and volatile matters. While much of the coal from our mines and that we purchase is generally suitable for coking based on these parameters, the coal must nevertheless be washed before it is ready for the coking ovens, in order to reduce ash and sulfur content, and to increase thermal value. We use a water-based jig washing process, which is prevalent in China, and use both underground and recycled water. Sorting machines that can process up to 600 metric tons per hour sort the washed coal according to size. Washed coal is also typically blended with other coal in order to achieve the proper chemical composition and thermal value for coking.

Approximately 1.33 - 1.38 metric tons of raw coal yield 1 metric ton of washed coal. The bulk of the washed coal we produce is intended for our coking needs, although we sell if the pricing is favorable. In addition to washed coal, the coal-washing process produces two byproducts:

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•	“Medium” coal (or “mid-coal”), a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and even coal slurries, and then sold for electricity generation, and domestic and industrial heating applications; and

•	Coal slurries (or coal slime) are the castoffs and debris from the washing process. Coal slurries can be used as a fuel with low thermal value, and are sold “as is” or mixed with “medium” coal to produce a blended mixture.

Our annual production volumes of washed coal, medium coal and coal slurries for the fiscal years ended June 30, 2012 and 2013 are as follows:

	Annual Production (metric tons)
Fiscal Year	Washed Coal	Mid- Coal*	Coal Slurries*
2012	104,545	34,848	17,424
2013	90,461	45,230	15,077

   * Estimated based on amount of raw coal used.

Coke

Coke is a hardened, solid carbonaceous residue derived from low-ash, low-sulfur bituminous coal from which the volatile constituents are driven off by baking in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused together. Volatile constituents of the coal include water, coal-gas, and coal-tar.

We currently produce metallurgical coke, which is primarily used for steel manufacturing. China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance. Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter. Our metallurgical coke is typically 85% fixed carbon, less than 12% ash content, less than 1.9% volatile matter and less than 0.7% sulfur.

According to national standards, metallurgical coke is classified into three grades - Grade I, Grade II and Grade III, with Grade I being the highest quality. Generally, our customers do not have specific content requirements, but we may make certain adjustments, such as to moisture content upon request. The amount of each grade of coke that we produce is based on market demands, although historically our customers have mostly required Grade II coke which has higher profit margin than other types of coke. For the fiscal years ended June 30, 2012 and 2013, we only produced Grade II coke.

Fiscal Year	Annual Production (metric tons)
2012	163,202
2013	152,384

Since the mining moratorium and the cessation of our mining operations, we have largely relied on purchased coal to make coke.

We currently operate two plants. At the plant that we own (the “Baofeng plant”), we produce coke from a series of three WG-86 Type coke ovens lined up in a row with an annual capacity of 250,000 metric tons. Since April 2013, we have also been leasing a plant from Pingdingshan Hongfeng Coal Processing and Coking, Ltd. (the “Hongfeng plant”). The Hongfeng plant has an annual capacity of 200,000 metric tons and is approximately 3 miles from the Baofeng plant. We conducted trial production near the end of April and commenced production in August. We believe that the skills we gain from operating its ZN-43 type coke ovens will be invaluable for operating our 900,000 metric ton facility still under construction (see “New Coking Facility” below).

After being processed at our coal-washing facility, coal is sent to a coal blending room (either at the Baofeng plant or the Hongfeng plant) where it is crushed and blended to achieve an optimal coking mixture. Samples are taken from the coal blend and tested for moisture, chemical composition and other properties. The crushed and blended coal is next tamped, or packed, prior to being transported by conveyor to a coal bin to be fed into the waiting oven below. This tamping process allows the use of lower quality washed coal without affecting quality of the coke produced. After processing through temperature-controlled ovens at temperature of 1200° C (2,192° F), hot coke is pushed out of the oven chamber onto a waiting coke cart, transported to an adjacent quench tower where it is cooled with water spray, and hauled to a platform area adjacent to our private rail line to be air-dried. Coke samples are taken at several stages during the process and analyzed in our testing facility, and data is recorded daily and kept by technicians. After drying, the coke is sorted according to size to meet customer requirements.

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For the fiscal years ended June 30, 2012 and 2013, we produced the following volumes of metallurgical coke:

Fiscal Year	Annual Production (metric tons)
2012	163,202
2013	152,384

Since the mining moratorium and the cessation of our mining operations, we have largely relied on purchased coal to make coke.

 Coke Emissions Recycling

In the coke oven, coal’s volatile contents, including water and coal tar, are driven off in gaseous forms, which we capture and recycle. We pipe coal gas into a cooling tower to separate coal tar by condensation, which we sell as a fuel byproduct (see “Coal Byproducts” below). We burn the remaining purified coal gas to generate steam that drives steam-powered turbines to produce electricity (see “Electricity Generation” below).

Coking Byproducts

Coal tar is an ingredient of coal tar pitch used in the aluminum industry, and can be further refined to create chemicals and additives such as fine phenol, fine naphthalene and modified pitch that can be used as raw material in making concrete sealant, wood treatment compounds, agricultural pesticides and other chemical products. The coal tar industry in China is currently fragmented and populated with many small producers.

Our annual production volumes of coal tar for the fiscal years ended June 30, 2012 and 2013 are as follows:

Fiscal Year	Annual Production (metric tons)
2012	7,421
2013	6,379

There are other byproducts which the Baofeng plant does not produce. In addition to coal tar, the Hongfeng plant also produces crude benzol and purified coal gas.

New Coking Facility

On March 3, 2010, we commenced construction of a new state-of-the-art coking plant on a 460,000 square meter site adjacent to the Baofeng plant.  As of the date of this prospectus, we have completed construction of the shallow foundation, an underground workshop and the furnace and chimney rack, and are in the process of installing the coal preparation, cooling, recycling, and auxiliary systems, as well as framing the coal blending structure and coal yard. Originally anticipated to be completed at the end of December 2011, we have slowed down construction in light of ongoing weak demand for coke. We plan to complete the plant and commence operations once the coke market improves and stabilizes, which we currently expect to be some time in fiscal 2014, although there is no guaranty that this will happen.

When completed as designed, this new plant is expected to have an estimated coke-producing capacity of up to 900,000 metric tons per year, as well as the ability to generate power and distill chemicals such as crude benzol, sulfur and ammonium sulfate from the coking process. The new plant is also expected to produce purified coal gas. Our plans to provide the coal gas as a fuel source to local residents through the state-owned gas grid have received approval from the authorities of Daying County, and we currently plan to offer the coal gas at a price per thermal equivalent unit that is estimated to be 20% less than the current price of liquid natural gas, a competing alternative. Hongrun Coking will operate the new plant.

Electricity Generation

After coal tar is separated at the Baofeng plant, the remaining coal gas is piped to two onsite 3,000-kilowatt power stations (the Daying power station and the Sunling power station) to generate electricity, each of which has an estimated maximum generating capacity of 26,280,000 kilowatt-hours per year.  The generated electricity is used primarily to power operations at the Baofeng plant and at Hongchang coal mine.  Local state-owned utilities supply electricity to the Hongfeng plant and Shunli coal mine, Xingsheng coal mine and Shuangrui coal mine is purchased from Baofeng Power Bureau, a local state-owned electric utility provider.

Our annual amounts of electricity generated for the fiscal years ended June 30, 2012 and 2013 are as follows:

Fiscal Year	Annual Generation (kilowatt)
2012	6,783,760
2013	5,790,938

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Sales and Marketing

We enter into non-binding annual letters of intent that set forth current year supply quantities, suggested pricing, and monthly delivery schedules with our customers for both coal and coke products at the beginning of each calendar year. The terms of the letters of intent are usually negotiated during the Annual National Coal Trading Convention organized by the China Coal Transport and Distribution Association. A significant portion of our sales are made through attendance at this convention.  Changes in delivery quantity and pricing, which is based on open market pricing at the time of delivery, must be documented in a final written contract on a 30-day advance notice submitted by the party making the change and accepted by the other party. All of our current customers are generally required to make payment upon delivery of each shipment. In pricing our products, we consider factors such as the prices offered by competitors, the quality and grade of the product, the volume in national and regional coal inventory build-up and forecasted future trends for coal and coke prices. The remaining portion of our sales is derived from purchase orders placed by customers throughout the year when they require additional coal and coke products.

We have a flexible credit policy, and adjust credit terms for different types of customers. Depending on the customer, we may allow open accounts, or require acceptance bills or cash on delivery. We consider the creditworthiness and the requested credit amount of each customer when determining the appropriate payment arrangements and credit terms, which generally do not exceed a period over 90 days. We evaluate the creditworthiness of potential new customers before entering into sales contracts and reassesses customer creditworthiness on an annual basis. For customers without an established history, we require immediate settlement of accounts upon delivery.

Coke Sales. Coke sales for the last two fiscal years , in volume, dollar amount and as a percentage of our total revenue, and the weighted average selling price per metric ton for each fiscal year, are as follows:

	Coke Sales
Fiscal Year	Annual Sales (metric tons)	Annual Sales ($)	% of Revenue	Weighted Average Sale Price Per Metric Ton ($)
2012	166,373	$38,656,636	49%	$232
2013	149,882	$31,171,635	47%	$208

China’s coke market was fairly soft for much of fiscal 2013, impacted by weak steel demands from tighter government control of real estate and land developments, as well as general economic slowdown which negatively affected heavy industries. The resulting excess in production capacity and inventory of crude steel pushed down the coke market accordingly.

Raw Coal Sales. Raw coal sales for the years ended June 30, 2012 and 2013, in volume, dollar amount and as a percentage of our total revenue, and the weighted average selling price per metric ton for each fiscal year, are as follows:

	Raw Coal Sales
Fiscal Year	Annual Sales* (metric tons) (1)	Annual Sales* ($)	% of Revenue	Weighted Average Sale Price Per Metric Ton ($)
2012	73,990	$5,441,981	7%	$74
2013	55,012	$3,356,797	5%	$61

*	Includes raw coal we purchased as well as some we managed to extract from Hongchang coal mine (approximately 7,000 metric tons), and raw coal/mid-coal/coal slurries mixtures. Excludes any raw coal we used internally as raw material to produce washed coal and coke.

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Generally, the coal’s sale price is affected by its thermal value, together with its chemical composition and other properties such as moisture, ash and sulfur. Sale prices are also affected by general market conditions and supply and demand. Corresponding to the general slowdown of the Chinese economy, demand for raw coal dropped especially since the second half of fiscal 2013.

Washed Coal Sales. Washed coal sales for the last two fiscal years, in volume, dollar amount and as a percentage of our total revenue, and the weighted average selling price per metric ton for each fiscal year, are as follows:

	Washed Coal Sales
Fiscal Year	Annual Sales (metric tons)	Annual Sales ($)	% of Revenue	Weighted Average Sale Price Per Metric Ton ($)
2012	183,903	$32,867,839	42%	$179
2013	132,930	$24,272,969	36%	$183

In addition to general market conditions and supply and demand, washed coal’s sale price is heavily dependent on its quality and composition. Like raw coal, demand for washed coal was weak in fiscal 2013, although demand for high quality washed coal remained fairly robust.

Coal Tar Sales. Coal tar sales for the last two fiscal years, in volume, dollar amount and as a percentage of our total revenue, and the weighted average selling price per metric ton for each fiscal year, are as follows:

	Coal Tar Sales
Fiscal Year	Annual Sales (metric tons)	Annual Sales ($)	% of Revenue	Weighted Average Price Per Metric Ton ($)
2012	7,648	$1,946,314	2%	$254
2013	6,433	$1,719,416	3%	$267

Because we currently lack a separate process to refine and prepare coal tar as a homogenous product, the quality and characteristics of coal tar that we produce can vary, which in turn affect our sale price. General market conditions and supply and demand also affect sale price.

Customers

We sell our products only in China. The following customers each accounted for 10% or more of our fiscal 2013 revenue:

Customer	Sales to Customer ($)	Sales to Customer as a % of Revenue
Wuhan Railway Zhongli Group	$16.54 million	24.7%
Zhengzhou Baonuo Trading Ltd.	$13.85 million	20.7%
Hongxin Industrial Co., Ltd.	$10.49 million	15.7%
Daye Special Steel Ltd.	$9.85 million	14.7%

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The largest customer of each principal product for fiscal 2013 is as follows:

Customer	Product	% of Product Bought by Customer
Wuhan Railway Zhongli Group	Coke	44.3%
Zhengzhou Baonuo Trading Ltd.	Coal*	50.0%
Wang Fashun	Coal tar	24.9%

*	Includes both raw and washed coal.

None of these customers are related to or affiliated with us.  Our sales personnel conduct routine visits to our customers. We have long-standing relationships with our customers, and management believes that our relationships with them are stable.

Transportation and Distribution

We own and operate a private rail track of 4.5 kilometers in length that connects the Baofeng plant to the national railway system at both the East Pingdingshan Railway Station and the Baofeng Railway Station. Industrial loaders load coal and coke from our platform onto railcars to be transported to customers primarily in central and southeastern China in the provinces of Henan, Hubei, Hunan and Fujian. We also truck coke from the Hongfeng plant to our platform for loading. Our private railway affords us some measures of control over transportation cost and delivery execution. See also “Property, Plant and Equipment - Railway Assets” below.

Customers can also arrange for trucks to take delivery of products from our plant site.

Competitors

We compete primarily with coal and coke producers in the central, eastern and southern regions of China. Coke competitors range from Shanxi Coking Co., Ltd., a national coke producer, to local operations like Hongyue Coke Factory, Dongxin Coke Factory and Hongjiang Coke Factory. We also compete with China Pingmei Shenma Group (“China Pingmei”), a Pingdingshan-based state-owned coke and coal producer with similar product-mix as us. China Pingmei is also the largest regional coal producer and one of Henan’s six SOE consolidators, all of whom are our competitors in the coal market. Competitive factors include geographic location, quality (i.e. thermal value, ash and sulfur content, washing and processing, and other characteristics), and reliability of delivery. The mining moratorium has also given the six SOE consolidators a competitive advantage, as their mines are the only ones currently operating in Henan.

Suppliers

We purchase from various suppliers within China. The following suppliers each accounted for 10% or more our total purchases for fiscal 2013:

Supplier	Materials Supplied	Amount of Purchase ($)	% of Total Purchases
Gansu Yiaojie Coal & Electricity Group Ltd.	washed coal	7,870,721	14.1%
Henan Shenhuo International Trade Ltd.	washed coal	6,962,315	12.5%
Ruzhou Shi Xiaotun Jialingnan mining Ltd.	washed coal	5,974,658	10.7%

None of these suppliers are related to or affiliated with us.

As with our coke and coal sales, we meet our washed coal needs by entering into non-binding annual letters of intent with suppliers that set forth supply quantities, proposed pricing and monthly delivery schedules at the beginning of the year. Subject to changes in delivery quantity and pricing, which is based on the open market price at the time of delivery and agreed to by the parties, we generally make payment upon each delivery throughout the year.

We believe that we have established stable cooperative relationships with our suppliers. In light of the mining moratorium, we have been sourcing coal from outside of Henan. During the 2013 fiscal year, about 47.6% of our coal purchases were from outside Henan, with the remaining from SOEs in Henan whose mining operations have not been affected by the ongoing mining moratorium and consolidation.

Our other principal raw materials include water and electricity. The Baofeng plant gets its water without charge in the form of treated underground water from the operator of the nearby Hangzhuang coal mines, and its electricity from our own power stations (see “Electricity Generation” above). The Hongfeng plant, on the other hand, buys water on the market and electricity from a local state-owned utility. We also require wood and steel for our operations, and source these materials from nearby suppliers on a per purchase order basis. These materials are readily available and there is no shortage of suppliers to choose from.

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Employees

The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of June 30, 2013:

	Number of Employees	% of Employees
Coal-related operations	19	4%
Coke-related operations	391	79%
Sales and marketing	4	1%
Administrative (including management)	86	16%
TOTAL	500	100.0%

Both the Baofeng plant and Hongfeng plant operate year round in three shifts of eight hours per day. Although mining operations are currently shut down, we have staff at the mine sites for necessary maintenance and repairs during the moratorium. Once our coal mines resume full operations, we anticipate operating in three shifts of eight hours per day. In compliance with the Employment Contract Law of PRC, we have written contracts with all of our employees. We consider our relationship with our employees to be good.

Research and Development

On June 18, 2013, Pingdingshan Municipal Science and Technology Bureau issued us a “Certificate of Achievement” in connection with advances that we made in coke sintering. Sintering is the process of bonding small particles with heat that does not reach the melting point of such particles. We developed and completed initial testing of a new sintering fuel in November 2012, and commenced trial production in December 2012. After preliminary testing followed by a full evaluation, experts at Henan Province Science and Technology Bureau determined that our sintering fuel, when compared to conventional sintering fuel, can reduce dust and sulfur dioxide emissions at various stages of steel production. In connection with our Certificate of Achievement, we are also approved to commercially produce our sintering fuel, although we have not done so as of the date of this prospectus.

Intellectual Property

We have no patents, trademarks, licenses, franchises, or royalty arrangements.

Relevant PRC Regulations

We operate in an industry that is highly regulated by local, provincial and central government authorities in the PRC. Applicable regulations include those relating to safety, production, environmental, energy use and labor. While it is not practicable to summarize all applicable laws, the following is a list of names of significant laws and regulations that apply to our business:

Laws and regulations concerning safety of coal mines:

•	Law of the People’s Republic of China on the Coal Industry

•	Regulation on Work Safety Licenses

•	Regulations on Administration of Village’s and County’s Coal Mines

•	Law of Mine Safety

•	Production Safety Law, which applies to production activities in general

•	Law of the Coal Industry

•	Regulations on Coal Mine Safety Supervision and Inspection

•	Regulations on Coal Mine Explosives Control

•	Special Provisions for the Prevention of Coal Mine Incidents

•	Requirements for Basic Production Conditions for Coal Mines

•	Penalties for Coal Mine Safety Violations

•	Penalties for Production Safety Violations

Laws and regulations concerning environmental protection and energy conservation:

•	Law of the Prevention and Control of Solid Waste Environmental Pollution, which applies to entities whose production activities may generate pollutive solid waste

•	Law of the Prevention and Control of Atmospheric Pollution, which set restrictions in coal burning and emissions that cause air pollution

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•	Mineral Resources Law, which regulates the extraction of mineral resources including coal

•	Law Regarding the Prevention and Control of Water Pollution, which regulates pollution of underground water caused by mining activities

•	Land Administration Law, which restricts mining activities on agricultural land

•	Law of Prevention and Control of Radioactive Pollution, which regulates and prohibits the release of radioactive pollution caused by certain mining activities

•	Laws of Water and Soil Conservation, which regulates mining activities with the aim of preventing soil erosion

•	Environmental Protection Law, which contains certain general provisions that apply to the operation of coal mines

Laws and regulations concerning labor:

•	Labor Law, which protects workers, and contains provisions that apply to a broad range of industries including the mining industry

•	Labor Contract Law of the People’s Republic of China and its implementation, which protect workers, and contains laws that apply to a broad range of industries including the mining industry

Environmental Protection Measures

We incorporate measures to reduce the environmental impacts of our operations. Our large-sized furnace reduces the frequency of coal loading and trundling, thereby reducing the amount of dust and soot that is generated. We capture coal gas emitted during the coking process to generate electricity which we use in our operations. We also recycle water - water that is used for coal washing is treated to remove phenol and other contaminants, and then re-used in the coal washing operation. We also use recycled water, in the form of treated underground water, to quench coke and for our power stations, which is provided without cost by the nearby Hanzhuang coal mines, which mining rights are owned and operated by unrelated third parties. Additionally, we use sound insulation to reduce noise pollution, and we plant vegetation throughout our plant to help mitigate the environmental impact of our operations.

Safety

Under PRC law, companies with mining operations are required to report violations or mining incidents and casualties to the government authorities. Since inception, except for ordinary and minor injuries, we have suffered no major accidents and no casualties in connection with our mining operations, and have not suffered any reportable incident. In addition, companies with mining operations are subject to random and periodic safety inspections by government mine regulators. Since inception, we have not been found to be in material violation of any mining regulations. As we have no record of violations or mining incidents, management considers our safety record to be excellent. See also “Our Products and Operations - Coal - Coal Mining Moratorium” above.

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Property, Plant and Equipment

The location of Pingdingshan, where we are based, is illustrated below:

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The locations of our executive office, current coking plant and coal mines, are all in and around Pingdingshan, and are illustrated below:

Coal Mines and Production Facilities

The description below is based on operations prior to the mining moratorium (see “Our Products and Operations - Coal - Coal Mining Moratorium” above):

All four coal mines that we currently control are located at Baofeng County in the central part of Henan Province and are in close proximity to one another as well as to roadways. All are underground mines, and the room-and-pillar method is used to extract coal. Under such method, a coal stratum is divided into horizontal planes and the coal is removed from each plane while leaving “pillars” of un-mined materials as supports, working from the uppermost plane down. Each plane is further divided into grids to determine the optimal pillar placements. Drilling and blasting techniques are used to extract the coal.

Raw coal would be loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch. Each crate carries approximately 2.5 metric tons, and approximately 400 crates would be carried to the surface during each 8-hour mining shift. Rock material is used for floor ballast with the excess sent to the surface for disposal. Air compressors would provide for underground air tool use. Electrical power comes from our own power stations as well as the state grid, and supplied down mineshafts through a double-circuit cable designed to mitigate and circumvent potential power disruptions.

Normal water inflow into the mines would be controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels. Each mine’s ventilation system includes an exhaustive fan on the surface of the main incline. Auxiliary fans would be used as needed.

The principal pieces of equipment used in our mining operations, including a safety system, an underground transportation system and a loading system, are manufactured in the PRC, and they generally have an estimated useful life of 15 years. Once the mining moratorium is lifted and we are able to resume operations, we currently estimate total annual operating cost for the four coal mines to be approximately $45 million, or $50 per metric ton of coal produced, based on an average output of 900,000 metric tons per year in the aggregate..

The extracted coal would be trucked to the Baofeng plant (approximately 1.5 kilometers from Hongchang coal mine) for washing and sorting. Samples would be taken prior to and after washing to analyze and determine coking suitability based primarily on moisture, ash, sulfur and volatile contents.

We intend to transfer all of our coal mining operations to Hongyuan CSG. As of the date of this prospectus, however, such transfers have not been carried out.

Hongchang Coal Mine

Hongchang coal mine originally consisted of four underground mines: Yongshun mine, Liangshuiquan mine, Zhaoxi secondary mine and Zhaozhuang Tanglishu mine. These mines were positioned adjacent to one another, and although once owned and operated by different parties, these mines made use of common passageways and mine shafts. In June 2005 we acquired Yongshun mine (built in 1996) and Zhaoxi secondary mine (built in 1988) from Quinmin Chen. Also in June 2005, we acquired Liangshuiquan mine (built in 1984) from Minjie Li. In April 2005 we acquired Zhaozhuang Tanglishu mine (built in 1984) from Liuqing He and Jiti Li. We assumed the ongoing mining operations, and initiated the consolidation, of these mines, which consolidation process was completed in 2006. Since acquisition in 2005, we have extracted a total of 1,138,590 metric tons of coal from Hongchang coal mine, and prior to such time, its predecessor owners extracted a total of 345,000 metric tons. Coal extracted from Hongchang coal mine consists of bituminous coal, and based on historical mining activities, approximately 75% of the coal extracted typically possesses properties that meet the requirements for coking (metallurgical) coal.

Hongchang coal mine is currently not operational (see “Our Products and Operations - Coal - Coal Mining Moratorium” above).

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Shuangrui Coal Mine

Shuangrui coal mine originally consisted of five underground mines: Zhaozhuang mine (built in 1970), Longsheng mine (built in 1995), New Zhaozhuang mine (built in 2000), Jinpo mine (built in 1999) and West Zhaozhuang mine (built in 1998). The first on-site geological survey for mining purpose of these mines was conducted in 1950s, with several subsequent surveys carried out from 1960s to 2001. Hongchang Coal currently holds 100% of the mine’s operator, Shuangrui Coal (see “History and Corporate Structure - Hongli ” above). Coal extracted from Shuangrui coal mine consists of bituminous coal, and based on historical mining activities, approximately 75% of the coal extracted typically possesses properties that meet the requirements for coking (metallurgical) coal.

Shuangrui coal mine is currently not operational (see “Our Products and Operations - Coal - Coal Mining Moratorium” above). We also plan to dissolve Shuangrui Coal and consolidate its coal mine under Hongchang Coal (see “History and Corporate Structure - Hongli” above). Once such consolidation is completed, Shuangrui coal mine will become part of Hongchang coal mine.

Xingsheng Coal Mine

Xingsheng coal mine originally consisted of No. 2 Qingnian mine (operation started in 2000) and No. 3 Shuangyushan mine (operation started in 1998). The first on-site geological survey for mining purpose of these mines was conducted in 1958. The coal extracted from Xingsheng coal mine is bituminous coal which is suitable for coke production. In August 2010, we entered into an agreement to acquire 60% of the mine’s operator, Xingsheng Coal, and the registration for the transfer of such equity interests to Hongli was completed on May 20, 2011. Coal extracted from Xingsheng coal mine consists of bituminous coal, and based on historical mining activities, approximately 75% of the coal extracted typically possesses properties that meet the requirements for coking (metallurgical) coal.

Xingsheng coal mine is currently not operational (see “Our Products and Operations - Coal - Coal Mining Moratorium ” above).

Shunli Coal Mine

Shunli coal mine originally consisted of Dongfanghong mine (built in 1995) and Zhenxing mine (built in 1998). The first on-site geological survey for mining purpose of these mines was conducted in 1950s. In May 2011, we entered into an agreement to acquire 100% of the mine’s operator, Shunli Coal, and the registration for the transfer of such equity interests to Hongchang was completed on May 20, 2011. Coal extracted from Shunli coal mine consists of bituminous coal, and based on historical mining activities, approximately 75% of the coal extracted typically possesses properties that meet the requirements for coking (metallurgical) coal.

Shunli coal mine is currently not operational (see “Our Products and Operations - Coal - Coal Mining Moratorium” above). We are also in the process of consolidating Shunli coal mine under Hongchang Coal (see “History and Corporate Structure - Hongli” above). Once consolidation is completed, Shunli coal mine will become part of Hongchang coal mine.

Additional information regarding these mines is listed below:

	Hongchang Mine (6)		Shuangrui Mine (9)		Xingsheng Mine (12)		Shunli Mine (15)
Background data:
Commencement of construction	1984		1970		1970		1995
Commencement of commercial production	1987		1970		1998		1998
Coalfield area (square kilometers)	0.65		0.47		0.19		0.08
Reserve data:(1)
Total in-place proven and probable reserves (metric tons) (2)	2,479,000	(7)	1,674,000	(10)	2,475,000	(13)	1,373,300	(16)
Recoverable reserves (metric tons) (3)	1,215,100		1,539,000		2,233,000		1,122,000
Coal washing recovery rate (%) (4)	75		75		75		75
Depth of mining (meters underground)	10 – 210		40 – 270		80 - 90		100 - 130
Average thickness of main coal seams (meters)	Seam B1: 1.14 Seam A4: 5.50	(8)	6.78		Seam A4: 0.70 – 1.08 Seam B1: 4.50 – 14.40(14)		Seam A4: 2.0 Seam A6: 1.6 Seam B1: 6.5 – 10.2	(17)
Type of coal	Thermal/Metallurgical		Thermal/Metallurgical		Thermal/Metallurgical		Thermal/Metallurgical
Assigned/unassigned (5)	Assigned		Assigned		Assigned		Assigned
Sulfur content (%)	Seam B1: 2.64 Seam A4: 0.55		Seam B1: 0.55	(11)	Seam A4: 4.90 Seam B1: 0.55		Seam A4: 1.50 Seam A6: 0.87 Seam B1: 0.55
Water content (%)	Seam B1: 0.83 Seam A4: 1.5		Seam B1: 1.5		N/A		Seam A4: 1.50 Seam A6: 1.08 Seam B1: 1.50
Ash content (%)	Seam B1: 15.3 Seam A4: 14.0		Seam B1: 14		Seam A4: 18.64 Seam B1: 14.00		Seam A4: 16 Seam A6: 33.44 Seam B1: 15
Volatility content (%)	Seam B1: 32.5 Seam A4: 29.0		Seam B1: 29		Seam A4: 38.45 Seam B1: 33.15		Seam A4: 32 Seam A6: 20.59 Seam B1: 29
Thermal Value (megajoules per kilogram)	31.9		28.5		31.2		Seam A4: 30.10 Seam A6: 18.56 Seam B1: 31.30
Production data: (metric tons)
Designed raw coal production capacity (per year)	150,000		150,000		150,000		150,000
Raw coal production:
For the year ended June 30, 2012	19,160		0		0		0
As of June 30, 2013	0		0		0		0
Cumulative raw coal production as of June 30, 2013	709,202		301,020		367,981		300,000

35

(1)	The reserve data including (i) total in-place proven and probable reserves, (ii) mining and coal preparation plant recovery rates; (iii) depth of mine; and (iv) average thickness of main coal seam are based on the relevant information from the mining report of each mine issued by our provincial mining authorities, the Regional Geological Survey Team of the Henan Bureau of Geology and Mineral Exploration and Development, and records of the Company. Non-accessible reserves are defined as the portion of identified resources estimated to be not accessible by application of one or more accessibility factors within an area. We note that the degree of assurance between what would meet the definition of “proven reserves” on the one hand, and “probable reserves” on the other hand, cannot be readily defined. Accordingly, pursuant to the SEC’s Industry Guide 7 – Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations, in the table above we report proven and probable reserves on a combined basis.

(2)	In-place reserves refer to coal in-situ prior to the deduction of pillars of support, barriers or constraints.

(3)	Recoverable reserves refer to identified coal reserves that are technologically and economically feasible to extract prior to the deduction of losses during extraction. We note that the estimated recoverable reserves is a government estimate created and used by local mining authorities to determine permissible extraction rates, the duration of our mining license, and to approve mine designs and that it is subject to revision. We also utilize this estimate for accounting purposes, to amortize our mining rights. Currently estimated recoverable coal may not necessarily be consistent with the results of future mining, engineering and feasibility studies or reports.

(4)	Coal washing recovery rate refers to the rate of recovery of coal in the production of our washed coal products.

(5)	“Assigned” reserves refer to coal which has been committed to a particular mining complex (mine shafts, mining equipment, and plant facilities), and all coal which has been leased by the company to others. “Unassigned” reserves refer to coal which has not been committed, and which would require new mineshafts, mining equipment, or plant facilities before operations could begin on the property.

(6)	The mining report of Hongchang coal mine is dated November 2005 (the “Hongchang Mining Report”).

(7)	According to the Hongchang Mining Report, Hongchang coal mine was initially found to have total estimated reserves and resources of 2.81 million metric tons. 334,000 metric tons were removed during exploration, leaving approximately 2.47 million metric tons of estimated reserves and resources.

(8)	Hongchang coal mine contains two major economically exploitable coal seams, referred to in this table as the “Seam B1” and the “Seam A4”.

(9)	The mining report of Shuangrui coal mine is dated February 17, 2006 (the “Shuangrui Mining Report”).

(10)	According to the Shuangrui Mining Report, Shuangrui coal mine was initially found to have total estimated reserves and resources of 4 million metric tons. 2.33 million metric tons were removed during exploration, leaving approximately 1.67 million metric tons of estimated reserves and resources.

(11)	Shuangrui Ming contains one major economically exploitable coal seam, referred to in this table as the “Seam B1.”

(12)	The mining report of Xingsheng coal mine is dated April 10, 2006 (the “Xingsheng Mining Report”).

(13)	According to the Xingsheng Mining Report, Xingsheng coal mine was initially found to have total estimated reserves and resources of 2.74 million metric tons. 260,000 metric tons were removed during exploration, leaving approximately 2.48 million metric tons of estimated reserves and resources.

(14)	Xingsheng coal mine contains two major economically exploitable coal seams, referred to in this table as the “Seam A4” and the “Seam B1.”

(15)	The mining report of Shunli coal mine is dated March 2, 2006 (the “Shunli Mining Report”).

(16)	According to the Shunli Mining Report, Shunli coal mine was initially found to have total estimated reserves and resources of 1.44 million metric tons. 647,000 metric tons were removed during exploration, leaving approximately 1.37 million metric tons of estimated reserves and resources.

(17)	Shunli coal mine contains three major economically exploitable coal seams, referred to in this table as the “Seam A4”, the “Seam A6”, and the “Seam B1.”

36

Mining Rights

Like all coal mines in the PRC, the four mines that we control, including the mine sites and the underlying coal and other minerals, are state-owned. Accordingly, the amount of coal that we can extract from each of mine is based on the mining permit issued to the mine’s operator by the Henan Province Bureau of Land and Resources (the “Henan Land Resources Bureau”). For example, we extract coal from Hongchang coal mine based on the permit issued to Hongchang Coal. The permit is issued when the Henan Land Resources Bureau approves the reserves appraisal report submitted by authorized mining engineers. The amount of coal that can be extracted under the permit represents what we can economically and legally extract under applicable PRC law and as determined by the Henan Land Resources Bureau.

The table below lists our current mining permits:

	Hongchang coal mine	Shuangrui coal mine	Xingsheng coal mine	Shunli coal mine
Issuance date	July 6, 2007	June 4, 2007	May 30, 2007	November 17, 2009
Expiration date (unless extended)	September 6, 2013(1)	October 4, 2011(1)	July 30, 2012	September 2011(1)
Permitted mining amount (metric tons per year)	150,000	150,000	150,000	150,000

(1)	These permits have not been renewed in light of the ongoing mining moratorium (see “Our Products and Operations - Coal - Coal Mining Moratorium” above). In addition, we are in the process of consolidating Shunli coal mine under Hongchang Coal, and plans to do the same with Shuangrui coal mine (see “ History and Corporate Structure - Hongli ” above). Once consolidation is completed, we will have only one permit to mine all three mine sites.

Under our current mining permits, we are theoretically allowed to extract up to 8,001,300 metric tons of coal from the four coal mines, representing their aggregate estimated in-place proven and probable reserves. Out of such proven and probable reserves, 6,109,100 metric tons are recoverable according to the reserves appraisal reports for these mines.

We are also required to pay for the amount of coal that we wish to extract under each mining permit, generally determined on a per metric ton basis based on proven and probable reserves (rather than actual recoverable coal), as well as prevailing market prices as determined by the Henan Land Resources Bureau. In the event that further exploration results in an increase of estimated proven and probable reserves (and we desire to extract such additional reserves), or if we desire to continue mining beyond a mining permit’s expiration date, we must obtain an additional permit from the Henan Land Resources Bureau and may be subject to additional fees to acquire such permit or to modify an existing permit. We expect that the cost of further exploration in and around the four coal mines would be borne by us. We have been conducting additional geological studies around Hongchang coal mine, and expect to report our findings to the local mining authority. We note that the estimated 6,109,100 metric tons of recoverable reserves for the four coal mines in the aggregate is a government estimate created and used by local mining authorities to determine permissible extraction rates and the duration of our mining permits, and to approve mine designs, and is subject to revision. Currently estimated recoverable coal may not necessarily be consistent with the results of future mining, engineering and feasibility studies or reports.

In August 2007, we made a partial payment of approximately $0.6 million (RMB 4.46 million) to extract from Hongchang coal mine its 2,479,000 metric tons of total reserves. A final payment of approximately $0.4 million (RMB 2.7 million) is anticipated to become due when charged by the Henan Land Resources Bureau. The exact amount of this final payment, however, will depend on market prices as determined by our negotiations with the Henan Land Resources Bureau, as well as any new regulations after the consolidation program ends.

Payments in connection with the mining permits for Shuangrui coal mine, Shunli coal mine and Xingsheng coal mine were made in full in 2005 by their then owners.

Railway Assets

Currently, we have rail assets consisting of approximately 4.5 kilometers of special purpose transportation railway tracks that serve to facilitate the transportation of coal and coke from our site to the national railway system, and ultimately to our customers. We do not own any railcars and locomotives, but instead pay access fees to the Zhenzhou Railway Bureau for the use of government-owned and operated railcars and locomotives. These railcars are loaded with coal and coke products at our yard for delivery through the national railway system.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. However, we may receive up to approximately $47 million upon exercise of the warrants issued to the investors and placement agents in the financing transactions described above, the underlying shares of which are included in the registration statement of which this prospectus is a part. These warrants may be exercised by their holders using cash, or under certain circumstances they may be exercised by their holders pursuant to a cashless exercise provision. In instances where warrants are exercised without cash, we will not receive any proceeds from the warrants. The exercise of these warrants by their holders will result in the issuance by us of additional shares of common stock. We anticipate that the proceeds received, if any, from the exercise of the warrants, will be used for general corporate purposes, including the funding of our working capital requirements.

37

All proceeds from the sale of common stock offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” With the exception of any brokerage fees and commissions which are the respective obligations of each of the selling security holders, we are responsible for the fees, costs and expenses of this prospectus and related registration of our shares, which includes our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING SECURITY HOLDERS

We are registering the following securities:

•	2,343,268 shares of common stock issued to non-U.S. investors;

•	1,171,634 shares of common stock underlying warrants issued to non-U.S. investors;

•	5,001,667 shares of common stock issued to U.S. investors; and

•	2,867,997 shares of common stock underlying warrants issued to U.S. investors and placement agents.

We are registering these securities in order to permit the selling security holders to dispose of the shares of our common stock held by them, from time to time. The selling security holders may sell all, some, or none of their shares that are being registered. See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of September 28, 2012 (assuming full exercise of the warrants held by such selling security holder, if any). Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold, based on 21,121,372 shares of common stock issued and outstanding on September 28, 2012.

We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

Selling Security Holder Table

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Michael Miller TTEE FBO Aarnel Funding Corp. Pension Plan (5)	37,500	(6)	37,500	(6)	0	0%
Alder Capital Partners I LP (7)	150,000	(8)	150,000	(8)	0	0%
Allan Rothstein (9)	22,500	(10)	22,500	(10)	0	0%
Alpha Capital Anstalt (11)	52,500	(12)	52,500	(12)	0	0%
Anson Investments Master Fund, LP (13)	37,500	(14)	37,500	(14)	0	0%
Anthony G. Polak (4) (15)	15,000	(16)	15,000	(16)	0	0%
Anthony Polak "S" (4) (17)	15,000	(18)	15,000	(18)	0	0%
Ardsley Offshore Fund, Ltd (19) (317)	20,640	(20)	20,640	(20)	0	0%
Ardsley Partners Fund II, LP (21) (317)	106,210	(22)	106,210	(22)	0	0%

38

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Ardsley Partners Institutional Fund, LP (23) (317)	84,710	(24)	84,710	(24)	0	0%
Atlas Allocation Fund, LP (25)	52,500	(26)	52,500	(26)	0	0%
Bai Ye Feng (27)	123,750	(28)	123,750	(28)	0	0%
Barry Honig (29)	41,667	(30)	41,667	(30)	0	0%
Ben T. Morris (4) (31)	13,500	(32)	13,500	(32)	0	0%
Bridgeway Asset Management Ltd. (33)	26,250	(34)	26,250	(34)	0	0%
Brio Capital LP (35)	28,001	(36)	28,001	(36)	0	0%
Burt Stangarone (4) (37)	18,750	(38)	18,750	(38)	0	0%
Cape One Financial Master Fund Ltd. (39)	49,500	(40)	49,500	(40)	0	0%
Capital Ventures International (4) (41)	300,000	(42)	300,000	(42)	0	0%
Warberg WF I LP (331)	10,000	(332)	10,000	(332)	0	0%
Carpe Diem Partners LLC (43)	20,000	(44)	20,000	(44)	0	0%
Celenian Appreciation Fund, LP (45)	30,000	(46)	30,000	(46)	0	0%
Clough Asia Fund, Ltd. (47) (318)	8,000	(48)	8,000	(48)	0	0%
Clough Investment Partners I, LP (49) (318)	29,450	(50)	29,450	(50)	0	0%
Clough Investment Partners II, LP (51) (318)	3,550	(52)	3,550	(52)	0	0%
Clough Offshore Fund, Ltd (53) (318)	17,000	(54)	17,000	(54)	0	0%
Daybreak Special Situations Master Fund, Ltd. (55)	97,500	(56)	97,500	(56)	0	0%
Del Rey Management LP (57)	87,500	(58)	87,500	(58)	0	0%

39

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Domaco Venture Capital Fund (59) (319)	15,000	(60)	15,000	(60)	0	0%
Don Weir & Julie E. Weir JTTIC (4) (61)	12,000	(62)	12,000	(62)	0	0%
Don A. Sanders (4) (63)	25,500	(64)	25,500	(64)	0	0%
Emily Polak (65)	7,500	(66)	7,500	(66)	0	0%
Empery Asset Master, Ltd (67) (320)	63,000	(68)	63,000	(68)	0	0%
EOS Holdings, LLC (69)	120,000	(70)	120,000	(70)	0	0%
Equity Interest, Inc. (71) (319)	7,500	(72)	7,500	(72)	0	0%
Eugene Rintels Trust (73)	10,500	(74)	10,500	(74)	0	0%
Excalibur Special Opportunities LP (75)	166,666	(76)	166,666	(76)	0	0%
Far Ventures, LLC (77)	4,500	(78)	4,500	(78)	0	0%
Futurtec, LP (79)	37,500	(80)	37,500	(80)	0	0%
Gemini Master Fund, Ltd (81)	15,000	(82)	15,000	(82)	0	0%
Greenberg Capital LLC (83)	6,000	(84)	6,000	(84)	0	0%
Greenview Capital (85)	100,001	(86)	100,001	(86)	0	0%
Greg Freihofner (87)	12,750	(88)	12,750	(88)	0	0%
GRQ Consultants, Inc. 401K (89)	98,333	(90)	98,333	(90)	0	0%
Guerrilla Partners, LP (91) (321)	90,000	(92)	90,000	(92)	0	0%

40

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Hammerman Capital Partners, LP (93)(322)	47,501	(94)	47,501	(94)	0	0%
HCP Opportunity Fund LP (95) (322)	87,500	(96)	87,500	(96)	0	0%
Hartz Capital Investments, LLC (97) (320)	63,000	(98)	63,000	(98)	0	0%
Heller Capital Investments (99)	20,000	(100)	20,000	(100)	0	0%
High Capital Funding, LLC (101)	12,000	(102)	12,000	(102)	0	0%
Hua-Mei 21st Century Partners, LP (103) (321)	150,000	(104)	150,000	(104)	0	0%
Hudson Bay Master Fund Ltd. (107)	750,000	(108)	750,000	(108)	0	0%
Iroquois Master Fund Ltd (109)	110,000	(110)	110,000	(110)	0	0%
Jamie Polak (4) (111)	7,500	(112)	7,500	(112)	0	0%
Jayhawk Private Equity Fund II, LP (113)	450,000	(114)	450,000	(114)	0	0%
Jeffrey Grodko (115)	12,000	(116)	12,000	(116)	0	0%
Jeffrey A. Grossman (117)	37,500	(118)	37,500	(118)	0	0%
JW Partners, LP (119)	6,000	(120)	6,000	(120)	0	0%
Katherine U. Sanders (4) (121)	12,000	(122)	12,000	(122)	0	0%
Kensington Partners, LP (123)	187,500	(124)	187,500	(124)	0	0%
Lawrence Kaplan (125)	37,500	(126)	37,500	(126)	0	0%
Lennox Capital Partners, LP (127)	52,500	(128)	52,500	(128)	0	0%
Linda Hechter (129)	12,500	(130)	12,500	(130)	0	0%

41

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Marc Freeman (131)	12,334	(132)	12,334	(132)	0	0%
Marion Lynton (133) (317)	3,440	(134)	3,440	(134)	0	0%
Markets Edge, Ltd (135)	11,250	(136)	11,250	(136)	0	0%
Michael and Betsy Brauser (137)	50,000	(138)	50,000	(138)	0	0%
Michael Florence (139)	4,500	(140)	4,500	(140)	0	0%
Micro Pipe Fund I, LLC (141)	42,000	(142)	42,000	(142)	0	0%
Mondo Limited (143)	60,000	(144)	60,000	(144)	0	0%
Mountain Special Situations Fund LLC (145)	45,000	(146)	45,000	(146)	0	0%
Next View Capital, LP (147)	225,000	(148)	225,000	(148)	0	0%
Octagon Capital Partners (149)	60,000	(150)	60,000	(150)	0	0%
Old Mill Capital Partners, LP (151)	15,000	(152)	15,000	(152)	0	0%
Option Opportunities Co. (153) (324)	125,570	(154)	125,570	(154)	0	0%
Osmium Special Situations Fund Ltd (155)	1,475,000	(156)	1,475,000	(156)	0	0%
Overbrook Capital, LLC (157)	11,250	(158)	11,250	(158)	0	0%
Paragon Capital LP (159)	123,750	(160)	123,750	(160)	0	0%
Paul Hickey (4) (161)	26,250	(162)	26,250	(162)	0	0%
Richard Molinsky (163)	15,000	(164)	15,000	(164)	0	0%
RL Capital Partners (4) (165)	75,000	(166)	75,000	(166)	0	0%
Ronald Lazar (4) (167)	7,500	(168)	7,500	(168)	0	0%

42

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Sanders 2003 Children’s Trust (4) (169) (325)	12,000	(170)	12,000	(170)	0	0%
Sanders Opportunity Fund (Inst), LP (4) (171) (325)	57,225	(172)	57,225	(172)	0	0%
Sanders Opportunity Fund LP (4) (173) (325)	17,775	(174)	17,775	(174)	0	0%
SDS Capital Group SPC, Ltd (175)	26,250	(176)	26,250	(176)	0	0%
Shira Capital LLC (4) (177)	45,000	(178)	45,000	(178)	0	0%
Steve Mazur (179)	22,500	(180)	22,500	(180)	0	0%
Suresh Madan & Sarita Madan (181)	12,500	(182)	12,500	(182)	0	0%
T Squared China Fund LLC (183) (326)	12,500	(184)	12,500	(184)	0	0%
T Squared Investments LLC (185) (326)	62,501	(186)	62,501	(186)	0	0%
Taylor International Fund, Ltd (187)	60,000	(188)	60,000	(188)	0	0%
The USX China Fund (189)	37,500	(190)	37,500	(190)	0	0%
Trillion Growth China LP (191)	37,500	(192)	37,500	(192)	0	0%
Triumph Small Cap Fund, Inc. (193)	6,000	(194)	6,000	(194)	0	0%
Walter J. Lipinski (195)	6,000	(196)	6,000	(196)	0	0%
Warberg Opportunistic Trading Fund LP (197) (324)	41,501	(198)	41,501	(198)	0	0%
Westpark Capital, L.P. (199)	37,500	(200)	37,500	(200)	0	0%

43

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Wilmark of Nevada, Inc. (201)	120,000	(202)	120,000	(202)	0	0%
Aijun Du (203)	477,000	(204)	477,000	(204)	0	0%
Aili Fan (205)	3,000	(206)	3,000	(206)	0	0%
Bin Zheng (207)	180,000	(208)	180,000	(208)	0	0%
Changxi Wang (209)	1,500	(210)	1,500	(210)	0	0%
Chijie Yang (211)	4,500	(212)	4,500	(212)	0	0%
Cuihong Ding (213)	3,000	(214)	3,000	(214)	0	0%
Dongliang Li (215)	156,285	(216)	156,285	(216)	0	0%
En Li (217)	45,000	(218)	45,000	(218)	0	0%
Fei Sun (219)	62,973	(220)	62,973	(220)	0	0%
Fengying Fan (221)	245,973	(222)	245,973	(222)	0	0%
Guanghao Cheng (223)	46,119	(224)	46,119	(224)	0	0%
Guo Yang (225)	3,000	(226)	3,000	(226)	0	0%
Haiyan Wei (227)	3,000	(228)	3,000	(228)	0	0%
Hanqing Chen (229)	367,647	(230)	367,647	(230)	0	0%
Huiying Xu (231)	1,500	(232)	1,500	(232)	0	0%
Jia Yao (233)	3,000	(234)	3,000	(234)	0	0%
Jianwei Zheng (235)	1,500	(236)	1,500	(236)	0	0%
Jing Xie (237)	3,000	(238)	3,000	(238)	0	0%
Jingliang Zheng (239)	3,000	(240)	3,000	(240)	0	0%
Kunfeng Zhang (241)	570,000	(242)	570,000	(242)	0	0%

44

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Kunyang Li (243)	90,000	(244)	90,000	(244)	0	0%
Lili Wang (245)	435,000	(246)	435,000	(246)	0	0%
Liming Wang (247)	30,000	(248)	30,000	(248)	0	0%
Meiping Wang (249)	750	(250)	750	(250)	0	0%
Nengyi Jiang (251)	6,000	(252)	6,000	(252)	0	0%
Ning Sha (253)	3,000	(254)	3,000	(254)	0	0%
Peican Li (255)	15,000	(256)	15,000	(256)	0	0%
Peijing Li (257)	15,000	(258)	15,000	(258)	0	0%
Pingsheng Li (259)	9,000	(260)	9,000	(260)	0	0%
Sanping Lv (261)	1,500	(262)	1,500	(262)	0	0%
Tong Liu (263)	3,000	(264)	3,000	(264)	0	0%
Weiwei Zan (265)	1,800	(266)	1,800	(266)	0	0%
Wenyi Liao (267)	1,500	(268)	1,500	(268)	0	0%
Xingwu Zhou (269)	180,000	(270)	180,000	(270)	0	0%
Xushuai Wang (271)	365,223	(272)	365,223	(272)	0	0%
Yancai Wang (273)	3,000	(274)	3,000	(274)	0	0%
Yang Wang (275)	98,829	(276)	98,829	(276)	0	0%
Yansong Sun (277)	4,500	(278)	4,500	(278)	0	0%
Yaopeng Wu (279)	15,000	(280)	15,000	(280)	0	0%
Yingying Zhang (281)	4,500	(282)	4,500	(282)	0	0%
Yufen Jiao (283)	3,000	(284)	3,000	(284)	0	0%

45

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)		Securities Being Offered (C)		Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Zhanjun Lou (285)	1,800	(286)	1,800	(286)	0	0%
Zhengkai Zhu (287)	36,603	(288)	36,603	(288)	0	0%
Zhonghua Liu (289)	3,000	(290)	3,000	(290)	0	0%
Zhuli Li (291)	5,400	(292)	5,400	(292)	0	0%
Madison Williams and Company LLC (3) (293) (327)	52,000	(294)	52,000	(294)	0	0%
Rodman & Renshaw LLC (3) (295) (328)	54,000	(296)	54,000	(296)	0	0%
MW Equity Pool LLC (3) (297) (327)	78,000	(298)	78,000	(298)	0	0%
Ramnarain Jaigobind (4) (299) (328)	20,870	(300)	20,870	(300)	0	0%
Eric Lord (4) (299) (328)	5,227	(302)	5,227	(302)	0	0%
Kevin Mangan (4) (299) (328)	2,402	(304)	2,402	(304)	0	0%
KaiKai Dong (4) (305) (328)	2,000	(306)	2,000	(306)	0	0%
Chirag Choudhary (4) (307) (328)	9,741	(308)	9,741	(308)	0	0%
Harry Ioannou (4) (309) (328)	12,828	(310)	12,828	(310)	0	0%
George Anagnostou (4) (299) (328)	5,273	(312)	5,273	(312)	0	0%
Jonah Raskas (4) (313) (328)	3,303	(314)	3,303	(314)	0	0%
Philip Riggio (4) (315) (328)	4,356	(316)	4,356	(316)	0	0%
OTA, LLC (3) (329)	272,164	(330)	272,164	(330)	0	0%

(1)	Unless otherwise indicated, the selling security holders listed in the table above acquired the securities being offered in the February and March closings of the Company’s $44 million private placement financing described above. The securities in both closings consisted of units purchased at $6.00 each, with each unit consisting of one share of common stock, and a five year warrant for the purchase of 0.5 shares of common stock with and exercise price of $12.00 per whole share. Percentages stated in the above table are based on a total of 21,090,948 shares of common stock outstanding as of September 28, 2011.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	This security holder is a broker-dealer, and is therefore deemed an “underwriter” under the Securities Act of 1933 as amended.

(4)	This security holder is an affiliate of a broker-dealer. Each affiliate of a broker-dealer represents that such affiliate (a) purchased or acquired the securities to be resold in the ordinary course of business, and (b) had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their purchase or acquisition. Further, each affiliate of a broker-dealer represents that the affiliated broker-dealer received these securities as compensation for underwriting activities, prior to their assignment to the affiliate.

(5)	The address of this security holder is 31 Pierce Lane, Norwich VT 05055. Michael Miller, as trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(6)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(7)	The address of this security holder is 1223 Camino Del Mar, Del Mar, California 92014. Michael Licosati, as managing partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(8)	Includes 100,000 shares of Common Stock and 50,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

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(9)	The address of this security holder is 98 Cuttermill Road, Suite 370, South, Great Neck, NY 11021.

(10)	Includes 15,000 shares of Common Stock and 7,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(11)	The address of this security holder is Dradafent 79490 Furstentuns cms Vaduz, Lichtenstein. Konrad Ackerman, as director of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

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(12)	Includes 35,000 shares of Common Stock and 17,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(13)	The address of this security holder is 5950 Berkshire Lane, Suite 510, Dallas, TX 75225. Bruce Winson, as portfolio manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(14)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(15)	The address of this security holder is 8 Elskip Lane, Greenwich, CT 06831.

(16)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(17)	The address of this security holder is 8 Elskip Lane, Greenwich, CT 06831.

(18)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(19)	The address of this security holder is c/o Ardsley Partners, 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip J. Hempleman, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(20)	Includes 20,640 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(21)	The address of this security holder is c/o Ardsley Partners, 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip J. Hempleman, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(22)	Includes 106,210 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(23)	The address of this security holder is c/o Ardsley Partners, 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip J. Hempleman, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(24)	Includes 84,710 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(25)	The address of this security holder is 8214 Westchester Drive, Suite 650, Dallas, TX 75225. Robert H. Alpert, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(26)	Includes 35,000 shares of Common Stock and 17,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(27)	The address of this security holder is Flat F, 9/F, Tower 1, Harbour Green No.8 Sham Mong Road, Tai Kok Tsui Kowloon, Hong Kong.

(28)	Includes 82,500 shares of Common Stock and 41,250 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(29)	The address of this security holder is 595 S Federal Highway, Suite 600, Boca Raton, FL 33432.

(30)	Includes 41,667 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(31)	The address of this security holder is 5800 JP Morgan Chase Tower, Austin, TX 77002.

(32)	Includes 9,000 shares of Common Stock and 4,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

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(33)	The address of this security holder is Suite 2021, Two Pacific Place, 88 Queensway, Hong Kong. Li Wen Ying, as sole director and shareholder of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(34)	Includes 17,500 shares of Common Stock and 8,750 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(35)	The address of this security holder is 401 E. 34th Street, Suite South 33C, New York, NY 10016. Shaye Hirsch, as managing partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(36)	Includes 18,667 shares of Common Stock and 9,334 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(37)	The address of this security holder is 76 Childs Rd., Basking Ridge, NJ 07920.

(38)	Includes 12,500 shares of Common Stock and 6,250 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(39)	The address of this security holder is 410 Park Ave, Suite 1500, New York, NY 10022. Reid Drescher, as managing member of the investment manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(40)	Includes 33,000 shares of Common Stock and 16,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(41)	The address of this security holder is 101 California St, Suite 3250, San Francisco, CA, 94111. Heights Capital Management, Inc., the authorized agent of this security holder, has discretionary authority to vote and dispose of these securities held by this security holder and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, Inc. may also be deemed to have the investment discretion and voting power over these securities. Mr. Kobinger disclaims any such beneficial ownership of these securities.

(42)	Includes 200,000 shares of Common Stock and 100,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(43)	The address of this security holder is 3400 N. Lake Shore Drive, 2nd Floor, Chicago, IL 60657. John Ziegelman, as president and chief executive officer of Carpe Diem Capital Management, LLC, which is investment manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(44)	Includes 20,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(45)	The address of this security holder is 338 Spear Street, Suite 8D, San Francisco, CA 94105. Ikro Yoon, as managing member of Celenian Capital LLC, which is general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(46)	Includes 20,000 shares of Common Stock and 10,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(47)	The address of this security holder is One Post Office Square, 40th Floor, Boston, MA 02109. Eric A. Brock, as partner of general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(48)	Includes 8,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(49)	The address of this security holder is One Post Office Square, 40th Floor, Boston, MA 02109. Eric A. Brock, as partner of general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(50)	Includes 29,450 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(51)	The address of this security holder is One Post Office Square, 40th Floor, Boston, MA 02109. Eric A. Brock, as partner of general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

49

(52)	Includes 3,550 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(53)	The address of this security holder is One Post Office Square, 40th Floor, Boston, MA 02109. Eric A. Brock, as partner of investment advisor of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(54)	Includes 17,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(55)	The address of this security holder is 100 East Cook Avenue, Suite 100 Libertyville IL 60048. Larry Butz and John Prinz, as managing partners of general partner of this security holder, have dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(56)	Includes 65,000 shares of Common Stock and 32,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(57)	The address of this security holder is 877 West Main Street #600, Boise, ID 83702. Gregory A. Bied, as managing partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(58)	Includes 25,000 shares of Common Stock and 62,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(59)	The address of this security holder is 195 Beech St. Eastchester, NY 10709. Jack Polak, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(60)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(61)	The address of this security holder is 303 Green Belt, Houston, TX 77079.

(62)	Includes 8,000 shares of Common Stock and 4,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(63)	The address of this security holder is 600 Travis St #5800, Houston, TX 77002.

(64)	Includes 17,000 shares of Common Stock and 8,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(65)	The address of this security holder is 229 Chrystie St., Apt 1107, New York, NY 10002.

(66)	Includes 5,000 shares of Common Stock and 2,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(67)	The address of this security holder is c/o Empery Asset Management LP, 120 Broadway, Suite 1019, New York, NY 10271. Empery Asset Management, LP, the authorized agent of this security holder, has discretionary authority to vote and dispose of these securities held by this security holder and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these securities.

(68)	Includes 42,000 shares of Common Stock and 21,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(69)	The address of this security holder is 2560 Highvale Rd., Las Vegas, NV 89134. Jon Richard Carnes, as manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(70)	Includes 80,000 shares of Common Stock and 40,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(71)	The address of this security holder is 195 Beech St. Eastchester, NY 10709. Jack Polak, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

50

(72)	Includes 5,000 shares of Common Stock and 2,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(73)	The address of this security holder is 560 Ridge Rd, Winnetka, IL 60093.

(74)	Includes 7,000 shares of Common Stock and 3,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(75)	The address of this security holder is 150 Bloor Street Suite 14, Toronto, ON M5S 2X9, Canada. William Hechter, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(76)	Includes 166,666 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(77)	The address of this security holder is 9 Daniel Drive, Glen Cove, NY 11542. Steven M. Farber and S. Edmond Farber, as managing members of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(78)	Includes 3,000 shares of Common Stock and 1,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(79)	The address of this security holder is 18 Briarfield Drive, Great Neck, NY 11020. Ido Klear, as president of Futurtec Capital Corporation, the general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(80)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(81)	The address of this security holder is c/o Gemini Strategies, LLC, 135 Liverpool Drive, Suite C, Cardiff, CA 92007. Steven Winters, as president of the investment manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(82)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(83)	The address of this security holder is 1000 Woodbury Road, Suite 207, Woodbury, NY 11797. David Greenberg, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(84)	Includes 4,000 shares of Common Stock and 2,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(85)	The address of this security holder is 100 East Cook Avenue, Suite 101 Libertyville IL 60048. Gene Maher, as principal of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(86)	Includes 66,667 shares of Common Stock and 33,334 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(87)	The address of this security holder is 2 Sharon Lane, Scarsdale, NY 10583.

(88)	Includes 8,500 shares of Common Stock and 4,250 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(89)	The address of this security holder is 595 S Federal Highway, Suite 600, Boca Raton, FL 33432. Barry Honig, as trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(90)	Includes 98,333 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(91)	The address of this security holder is 237 Park Avenue, 9th Floor, New York, NY 10017. Peter Siris and Leigh Curry, as managing directors of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

51

(92)	Includes 60,000 shares of Common Stock and 30,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(93)	The address of this security holder is 1232 Rose Lane, Lafayette, CA 94549. Jason A. Hammerman, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(94)	Includes 31,667 shares of Common Stock and 15,834 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(95)	The address of this security holder is 1232 Rose Lane, Lafayette, CA 94549. Jason A. Hammerman, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(96)	Includes 58,333 shares of Common Stock and 29,167 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(97)	The address of this security holder is c/o Empery Asset Management LP, 121 Broadway, Suite 1019, New York, NY 10271. Empery Asset Management LP, the authorized agent of this security holder, has discretionary authority to vote and dispose of these securities held by this security holder and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over these securities. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these securities.

(98)	Includes 42,000 shares of Common Stock and 21,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(99)	The address of this security holder is 700 E. Palisade Avenue, Englewood Cliffs, NJ 07632. Ronald I. Heller, as Chief Information Officer of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(100)	Includes 20,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(101)	The address of this security holder is 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328. Frank E. Hart, as manager, Frea A. Brasch, as chief financial officer, and David A. Rapaport, as executive vice president and of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(102)	Includes 8,000 shares of Common Stock and 4,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(103)	The address of this security holder is 237 Park Avenue, 9th Floor, New York, NY 10017. Peter Siris and Leigh Curry, as managing directors of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(104)	Includes 100,000 shares of Common Stock and 50,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(105)	Reserved.

(106)	Reserved.

(107)	The address of this security holder is 777 Third Avenue, 30th Floor, New York, NY 10017. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(108)	Includes 500,000 shares of Common Stock and 250,000 shares of Common Stock underlying the Warrants owned by this selling security holder in connection with the Financing, all of which are registered for resale pursuant to the Securities Purchase Agreement.

(109)	The address of this security holder is 641 Lexington Ave. 26th Fl, New York, NY 10022. Joshua Silverman, as authorized signatory of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

52

(110)	Includes 35,000 shares of Common Stock and 75,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(111)	The address of this security holder is 220 Riverside Blvd, Apt 7-T, New York, NY 10069.

(112)	Includes 5,000 shares of Common Stock and 2,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(113)	The address of this security holder is 930 Tahoe Blvd., 802-281, Incline Village, NV, 89451. Kent C. McCarthy, as manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(114)	Includes 300,000 shares of Common Stock and 150,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(115)	The address of this security holder is 1865 E. 28th St., Brooklyn, NY 11229.

(116)	Includes 8,000 shares of Common Stock and 4,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(117)	The address of this security holder is 35 Rochelle Dr., New City, NY 10956.

(118)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(119)	The address of this security holder is 900 Third Avenue, Suite 1401, New York, NY 10022. Jason Wild, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(120)	Includes 4,000 shares of Common Stock and 2,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(121)	The address of this security holder is 4014 Inverness Drive, Houston, TX 77019.

(122)	Includes 8,000 shares of Common Stock and 4.000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(123)	The address of this security holder is 767 Third Avenue, 16th Fl., New York, NY 10017. Richard J. Keim, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(124)	Includes 125,000 shares of Common Stock and 62,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(125)	The address of this security holder is 2000 S Ocean Blvd., Boca Raton, FL 33432.

(126)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(127)	The address of this security holder is 2101 Cedar Springs Road, Suite 1230, Dallas, TX 75201. Richard D. Squires, as president of the general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(128)	Includes 35,000 shares of Common Stock and 17,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(129)	The address of this security holder is 205 Vesta Drive, Toronto, ON M5P 3A1, Canada.

(130)	Includes 12,500 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(131)	The address of this security holder is 315 Rosemary Road, Toronto, Ontario M5P 3E4.

(132)	Includes 12,334 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

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(133)	The address of this security holder is c/o Ardsley Partners, 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip J. Hempleman, as general manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(134)	Includes 3,440 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(135)	The address of this security holder is 1116 Pheasant Lane, Collegeville, PA 19426. Maj Soueidan, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(136)	Includes 7,500 shares of Common Stock and 3,750 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(137)	The address of this security holder is 3164 NE 31st Ave., Lighthouse Point, FL 33064.

(138)	Includes 50,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(139)	The address of this security holder is 150 Signet Drive, Toronto ON M9L 1T9.

(140)	Includes 3,000 shares of Common Stock and 1,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(141)	The address of this security holder is 301 Mission Ave Ste 209, Oceanside, CA 92054. David Mickelson, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(142)	Includes 42,000 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(143)	The address of this security holder is 57-63 Line Wall Road, PO Box 199, Gibraltar, Israel. Albert Flores, Desmond Reoch, Brenda Avellano and Lesley Nuttall, as directors of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(144)	Includes 40,000 shares of Common Stock and 20,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(145)	The address of this security holder is c/o EagleRock Capital Management- 24 West 40th Street, 10th Floor, New York, NY 10018. Nader Tavakoli, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(146)	Includes 30,000 shares of Common Stock and 15,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(147)	The address of this security holder is 180 Crestview Drive, Deerfield, IL 60015. Stewart Flink, as manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(148)	Includes 150,000 shares of Common Stock and 75,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(149)	The address of this security holder is 155 West 68th St, # 27E, New York, NY 10023. Steven Hart, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(150)	Includes 40,000 shares of Common Stock and 20,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(151)	The address of this security holder is 15750 1H-10 West, San Antonio, TX 78249. Jeffrey Dabbs, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(152)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(153)	The address of this security holder is 339 Sheridan Road, Winnetka, IL 60093. Daniel Warsh, as authorized representative of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

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(154)	Includes 15,833 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(155)	The address of this security holder is Canons Court, 22 Victoria St., Hamilton, HM 11, Bermuda. Christopher Kuchanny, as chairman of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(156)	Includes 983,333 shares of Common Stock and 491,667 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(157)	The address of this security holder is 288 Lancaster Ave, Bldg 1, Ste 3, Frazer, PA 19355. Michael Markowski, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(158)	Includes 7,500 shares of Common Stock and 3,750 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(159)	The address of this security holder is 110 East 59th Street, 29th Floor, New York, NY 10022. Alan P. Donenfeld, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(160)	Includes 82,500 shares of Common Stock and 41,250 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(161)	The address of this security holder is 9243 N. Emerald Lake Cove, Cedar Hills, Utah 84062.

(162)	Includes 17,500 shares of Common Stock and 8,750 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(163)	The address of this security holder is 51 Loro’s Hwy East, Weston, CT 06883.

(164)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(165)	The address of this security holder is c/o Maxim Group, 405 Lexington Avenue, 2nd Floor, New York, NY 10174. Ronald Lazar and Anthony Polak, as managing members of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(166)	Includes 50,000 shares of Common Stock and 25,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(167)	The address of this security holder is 200 Winston Drive # 3109 Cliffside Park, NJ 07010-3234.

(168)	Includes 5,000 shares of Common Stock and 2,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(169)	The address of this security holder is 600 Travis St #5800, Houston, TX 77002. Don Weir, as trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(170)	Includes 8,000 shares of Common Stock and 4,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(171)	The address of this security holder is 600 Travis St #5800, Houston, TX 77002. Don Weir, as vice president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(172)	Includes 38,150 shares of Common Stock and 19,075 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(173)	The address of this security holder is 600 Travis St #5800, Houston, TX 77002. Don Weir, as vice president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(174)	Includes 11,850 shares of Common Stock and 5,925 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

55

(175)	The address of this security holder is c/o SDS Management LLC, 53 Forest Avenue, 2nd Floor, Old Greenwich, CT 06870. Steve Derby, as managing member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(176)	Includes 17,500 shares of Common Stock and 8,750 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(177)	The address of this security holder is 71 S. Wacker Drive, Suite 1900, Chicago, IL 60606. Montgomery Cornell, as assistant secretary of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(178)	Includes 30,000 shares of Common Stock and 15,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(179)	The address of this security holder is 66 Glenbrook Road, Suite 2121, Stamford, CT 06902.

(180)	Includes 15,000 shares of Common Stock and 7,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(181)	The address of this security holder is 157 Old Yonge Street, Toronto, ONT M2P 1R1.

(182)	Includes 12,500 shares of Common Stock issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(183)	The address of this security holder is 1325 6th Avenue, Floor 27, New York, NY 10019. Thomas Sauve and Mark Jensen have, as managing members of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(184)	Includes 8,333 shares of Common Stock and 4,167 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(185)	The address of this security holder is 1325 6th Avenue, Floor 27, New York, NY 10019. Thomas Sauve and Mark Jensen have, as managing members of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(186)	Includes 41,667 shares of Common Stock and 20,834 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(187)	The address of this security holder is 714 South Dearborn Street, 2nd Floor, Chicago, IL 60605. Steve Taylor, as chairman of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(188)	Includes 40,000 shares of Common Stock and 20,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(189)	The address of this security holder is 5100 Poplar Ave, Ste 3119 Memphis, TN 38137. Stephen L. Parr, as manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(190)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(191)	The address of this security holder is 1000, 888-3rd, St S.W., Calgary, AB, T2P 5C5, Canada. Corey Mitchell, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(192)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(193)	The address of this security holder is 1000 Woodbury Road, Suite 207, Woodbury, NY 11797. Kenneth Orr, as chief executive officer of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(194)	Includes 4,000 shares of Common Stock and 2,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

56

(195)	The address of this security holder is 6089 S. Oswego St., Greenwood Village, CO 80111.

(196)	Includes 4,000 shares of Common Stock and 2,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(197)	The address of this security holder is 95 Revere Drive, Suite A, Northbrook, IL 60062. Daniel Warsh, as member of Warberg Asset Management LLC, which is general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(198)	Includes 27,667 shares of Common Stock and 13,834 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(199)	The address of this security holder is 4965 Preston Park Blvd #220, Plano, Texas 75093. Patrick J. Brosnahan, as general partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(200)	Includes 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(201)	The address of this security holder is 1393 N. Bennett Circle, Farmington, Utah 84025. Bryant D. Cragun, as president of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(202)	Includes 80,000 shares of Common Stock and 40,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(203)	The address of this security holder is 94 Jianshe Rd., Building 19, Unit 5, Rm 202, Huiyuan District, Luohe, Henan Province, People’s Republic of China

(204)	Includes 318,000 shares of Common Stock and 159,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(205)	The address of this security holder is 22 Gongren Village, Rm 22, Gaozhuang Town, Shilong District, Pingdingshan, Henan Province, People’s Republic of China.

(206)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(207)	The address of this security holder is 80 N. Guangming Rd., Building 2, Rm 4, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(208)	Includes 120,000 shares of Common Stock and 60,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(209)	The address of this security holder is 13 W. Tiyu Rd., Building 2, Rm 8, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(210)	Includes 1,000 shares of Common Stock and 500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(211)	The address of this security holder is Xingfu St., Rm 202, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(212)	Includes 3,000 shares of Common Stock and 1,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(213)	The address of this security holder is Linping Village, Group 4, Rm 26, Shuanghe Town, Zhongxiang, Hebei Province, People’s Republic of China.

(214)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(215)	The address of this security holder is Beijing St., Rm#1-1, Xigang District, Dalian, Liaoning Province, People’s Republic of China.

(216)	Includes 104,190 shares of Common Stock and 52,095 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

57

(217)	The address of this security holder is Baozhuang Village, Liangwa Town, Lushan County, Henan Province, People’s Republic of China.

(218)	Includes 30,000 shares of Common Stock and 15,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(219)	The address of this security holder is 25 N. Xisanhuan Rd., Economics Department 2005, Haidian District, Beijing, People’s Republic of China.

(220)	Includes 41,982 shares of Common Stock and 20,991 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(221)	The address of this security holder is 100 Central Jianshe Rd., Building 4, Rm 61, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(222)	Includes 163,982 shares of Common Stock and 81,991 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(223)	The address of this security holder is 166 Fuxing Rd., Chengguan Town, Jia County, Henan Province, People’s Republic of China.

(224)	Includes 30,746 shares of Common Stock and 15,373 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(225)	The address of this security holder is East Guangcheng Rd., Rm 22, Ruzhou, Henan Province, People’s Republic of China.

(226)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(227)	The address of this security holder is Jizhuang Village, Rm 6, Xuezhuang Town, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(228)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(229)	The address of this security holder is 8 Shanshuidong Rd., No. 40, Hongqiao Garden, Binghu District, Wuxi, Jiangsu Province, People’s Republic of China.

(230)	Includes 245,098 shares of Common Stock and 122,549 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(231)	The address of this security holder is 26 E. Nanhuan Rd., Rm 9, Zhanhe District, Pingdingshan, Henan Province, People’s Republic of China.

(232)	Includes 1,000 shares of Common Stock and 500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(233)	The address of this security holder is 14 Fuxing Rd., Building 4, Rm 322, Haidian District, Beijing, People’s Republic of China.

(234)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(235)	The address of this security holder is 270 W. Jianshe Rd., Building 1, Rm 14, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(236)	Includes 1,000 shares of Common Stock and 500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(237)	The address of this security holder is Yuanding Rd., Academy of Education, Pingdingshan, Henan Province, People’s Republic of China.

(238)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

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(239)	The address of this security holder is 2 E. Yongan St., Rm3, Erqi District, Zhengzhou, Henan Province, People’s Republic of China.

(240)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(241)	The address of this security holder is 1 S. East Jianshe Rd., Building 5, Unit 3, Rm 8, Weidong District, Pingdingshan, Henan Province, People’s Republic of China.

(242)	Includes 380,000 shares of Common Stock and 190,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(243)	The address of this security holder is 2 Street, Rm 9, Shuangpaifang Village, Suiyang District, Shangqiu, Henan Province, People’s Republic of China.

(244)	Includes 60,000 shares of Common Stock and 30,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(245)	The address of this security holder is No. F11, Dushuyizhi, Daxing District, Beijing, People’s Republic of China.

(246)	Includes 290,000 shares of Common Stock and 145,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(247)	The address of this security holder is Fanrong St, Building 22-55, Weidong District, Pingdingshan, Henan Province, People’s Republic of China.

(248)	Includes 20,000 shares of Common Stock and 10,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(249)	The address of this security holder is 3 E. Kaiyuan Rd., Building 9, Rm 28, Weidong District, Pingdingshan, Henan Province, People’s Republic of China.

(250)	Includes 500 shares of Common Stock and 250 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(251)	The address of this security holder is Qingshanyi Village, Building 41, Rm 602, Meilie District, Sanming, Fujian Province, People’s Republic of China.

(252)	Includes 4,000 shares of Common Stock and 2,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(253)	The address of this security holder is 118 Diba St., Rm 1, Economic and Technical Development District, Zhengzhou, Henan Province, People’s Republic of China.

(254)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(255)	The address of this security holder is 100 N. Central Jianshe Rd., Building 4, Rm 61, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(256)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(257)	The address of this security holder is 100 N. Central Jianshe Rd., Building 4, Rm 61, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

(258)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(259)	The address of this security holder is Qingshanyi Village, Building 37, Rm 206, Meilie District, Sanming, Fujian Province, People’s Republic of China.

(260)	Includes 6,000 shares of Common Stock and 3,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(261)	The address of this security holder is 28 Tiyu Rd., Building 11, Rm 41, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China.

59

(262)	Includes 1,000 shares of Common Stock and 500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(263)	The address of this security holder is Beilijia, Liulitun, Building 9, Rm 404, Chaoyang District, Beijing, People’s Republic of China.

(264)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(265)	The address of this security holder is Gebei St., Rm 56, Xunhua District, Zhangjiakou, Hebei Province, People’s Republic of China.

(266)	Includes 1,200 shares of Common Stock and 600 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(267)	The address of this security holder is 48 Dongsheng St., Rm 13, Mianjiang District, Chengdu, Sichuan Province, People’s Republic of China.

(268)	Includes 1,000 shares of Common Stock and 500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(269)	The address of this security holder is Dajiangbiantun, Wujiang Village, Rm 53, Pingnan Town, Pingnan County, Guangxi Province, People’s Republic of China.

(270)	Includes 120,000 shares of Common Stock and 60,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(271)	The address of this security holder is 25 N. Xisanhuan Rd., Economics Department 2005, Haidian District, Beijing, People’s Republic of China.

(272)	Includes 243,482 shares of Common Stock and 121,741 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(273)	The address of this security holder is Shangdong Village, Rm 62, Shangdian Town, Wugang, Henan Province, People’s Republic of China.

(274)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(275)	The address of this security holder is 60 S. Xueyuan Rd., Building 2, Rm 9, Haidian District, Beijing, People’s Republic of China.

(276)	Includes 65,886 shares of Common Stock and 32,943 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(277)	The address of this security holder is Zhongxin St, Building 3, Unit 1, Rm 201, Tiedong District, Zaozhuang, Shandong Province, People’s Republic of China.

(278)	Includes 3,000 shares of Common Stock and 1,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(279)	The address of this security holder is 21 S. Kaiyuan Rd., Unit 2, Rm 22, Zhanhe District, Pingdingshan, Henan Province, People’s Republic of China.

(280)	Includes 10,000 shares of Common Stock and 5,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(281)	The address of this security holder is South Aiqun Lane, Building 6, Rm 4, Yangzhuang Town, Baofeng County, Henan Province, People’s Republic of China.

(282)	Includes 3,000 shares of Common Stock and 1,500 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(283)	The address of this security holder is 1 W. Hanghai Rd., Building 11, Unit 2, Rm 31, Zhongyuan District, Zhengzhou, Henan Province, People’s Republic of China.

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(284)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(285)	The address of this security holder is 1 Renming Rd., Building 1, Unit 3, Rm 301, Chengguan Town, Baofeng County, Henan Province, People’s Republic of China.

(286)	Includes 1,200 shares of Common Stock and 600 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(287)	The address of this security holder is 5 W. Chang’an St., Xicheng District, Beijing, People’s Republic of China.

(288)	Includes 24,402 shares of Common Stock and 12,201 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(289)	The address of this security holder is 10 E. Yanhe Rd., Building 2, Rm 15, Weidong District, Pingdingshan, Henan Province, People’s Republic of China.

(290)	Includes 2,000 shares of Common Stock and 1,000 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(291)	The address of this security holder is 2 Shanghai Rd., Building 1, Unit 2, Rm 301, Economic and Technical Development District, Urmuqi, People’s Republic of China.

(292)	Includes 3,600 shares of Common Stock and 1,800 shares of Common Stock underlying the Warrants issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(293)	The address of this security holder is 527 Madison Avenue, 14th & 15th Floors, New York, NY 10022. William Sprague, as chairman of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(294)	Includes 52,000 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the first and second round of Financing respectively, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(295)	The address of this security holder is 1251 Avenue of the Americas, 20th Floor, New York, NY 10020. David Horin, as chief financial officer of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(296)	Includes 54,000 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(297)	The address of this security holder is 527 Madison Avenue, 14th & 15th Floors, New York, NY 10022. William Sprague, as chairman of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(298)	Includes 78,000 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the first and second round of Financing respectively, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(299)	The address of this security holder is Aegis Capital Corp., 810 7th Avenue, 11th Floor, New York, NY 10019

(300)	Includes 20,870 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(301)	Reserved.

(302)	Includes 5,227 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(303)	Reserved.

(304)	Includes 2,402 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

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(305)	The address of this security holder is c/o Rodman & Renshaw LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020.

(306)	Includes 2,000 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(307)	The address of this security holder is 211 W. 56th St., New York, NY 10019.

(308)	Includes 9,741 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(309)	The address of this security holder is 162-17 13th Ave., Whitestone, NY 11357.

(310)	Includes 12,828 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(311)	Reserved.

(312)	Includes 5,273 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(313)	The address of this security holder is 301 Overlook Road, New Rochelle, NY 10804.

(314)	Includes 3,303 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(315)	The address of this security holder is 1 Lillian Terrace, Darien, CT 06820.

(316)	Includes 4,356 shares of Common Stock underlying the Warrants at an exercise price of $6.00 per share for a period of 60 months issued to this selling security holder in the Financing, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(317)	Under common control and are deemed affiliates of one another.

(318)	Under common control and are deemed affiliates of one another.

(319)	Under common control and are deemed affiliates of one another.

(320)	Under common control and are deemed affiliates of one another.

(321)	Under common control and are deemed affiliates of one another.

(322)	Under common control and are deemed affiliates of one another.

(323)	Reserved.

(324)	Under common control and are deemed affiliates of one another.

(325)	Under common control and are deemed affiliates of one another.

(326)	Under common control and are deemed affiliates of one another.

(327)	We are registering the ordinary shares underlying the placement agent warrants issuable to Madison Williams and Company LLC, as lead placement agent in the Financing of which a portion has been assigned to MW Equity Pool, LLC, to purchase up to an aggregate of 130,000 shares at $6.00 per share. These placement agent warrants were issued in conjunction with our private placements completed on February 5, 2010 and March 11, 2010. Madison Williams and Company LLC is a registered broker-dealer. Madison Williams and Company LLC earned these securities as compensation for investment banking services.

(328)	We are registering the ordinary shares underlying the placement agent warrants issuable to Rodman & Renshaw, LLC, the co-placement agent in the Financing, to purchase up to an aggregate of 120,000 shares at $6.00 per share. These placement agent warrants were issued in conjunction with our private placement completed on March 11, 2010. Rodman & Renshaw, LLC is a registered broker-dealer. Rodman & Renshaw, LLC earned these securities as compensation for investment banking services. A portion of these placement agent warrants have been assigned to principals and employees of Rodman & Renshaw, LLC.

(329)	The address of this security holder is 1 Manhattanville Road, Purchase, NY 10577. Ira M. Leventhal, as senior managing director of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

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(330)	Includes 272,164 shares of Common Stock underlying the Warrants at an exercise price of $12.00 per share for a period of 60 months issued to this selling security holder in the first and second round of Financing respectively, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(331)	The address of this security holder is 716 Oak Street, Winnetka, IL 60093. Daniel Warsh, Manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(332)	Includes 10,000 shares of Common Stock underlying the Warrants owned by this selling security holder in connection with the Financing, all of which are registered for resale pursuant to the Securities Purchase Agreement.

PLAN OF DISTRIBUTION

Each selling security holder (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

The following Selling Shareholders are registered broker-dealers, agents or affiliates of broker-dealers that are deemed to be “underwriters” within the meaning of the Securities Act in connection with their sales: Anthony G. Polak, Anthony Polak "S", Ben T. Morris, Burt Stangarone, Don Weir & Julie E. Weir JTTIC, Don A. Sanders, Katherine U. Sanders, Jamie Polak, Paul Hickey, Sanders Opportunity Fund (Inst), LP, RL Capital Partners, Ronald Lazar, Sanders 2003 Children’s Trust, Sanders Opportunity Fund (Inst), LP, Sanders Opportunity Fund LP, Shira Capital LLC, Madison Williams and Company LLC, and Rodman & Renshaw LLC, MW Equity Pool LLC, OTA, LLC, Ramnarain Jaigobind, Eric Lord, Kevin Mangan, KaiKai Dong, Chirag Choudhary, Harry Ionnnou, George Anagnostou, Jonah Raskas, and Philip Riggio.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Since Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or single coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares issued by us in our financing on March 11, 2010, to be resold under this prospectus, has been passed upon by Richardson & Patel LLP in Los Angeles, California.

EXPERTS

The consolidated financial statements of SinoCoking and its subsidiaries as of June 30, 2012 and June 30, 2013 and for the years ended June 30, 2012 and June 30, 2013 appearing in this prospectus and registration statement have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

DESCRIPTION OF PROPERTY

The following table lists certain information our current facilities.

Location	Approximate Floor Area (Square Meters)	Ownership Status		Principal Uses
Kuanggong Road and Tiyu Road, 10/F, Xinhua District, Pingdingshan	600	Leased		Corporate principal executive office (1)
1601-16/F, SPD International Finance Center, Jinshui Road, Jinshui District, Zhengzhou	455	Leased		Zhonghong’s office (2)
Zhaozhuang Village, Daying Town, Baofeng, Pingdingshan	95,013	Owned		Baofeng plant, operational office, rail track, coal washing, power generation
Zhaozhuang Village, Daying Town, Baofeng, Pingdingshan	371,628	Owned		New coking plant (3)
Industry Intensified Zone, Shilong District, Pingdingshan	2,076	Leased		Hongfeng plant (4)
Zhaozhuang Village, Daying Town, Baofeng, Pingdingshan	310,000	Owned	(5)	Hongchang coal mine
Liping Village, Daying Town, Baofeng, Pingdingshan	470,000	Owned	(5)	Shuangrui coal mine
Southwest Zhaozhuang Village, Daying Town, Baofeng, Pingdingshan	190,000	60% Owned	(5)	Xingsheng coal mine
West Zhaozhuang Village, Daying Town, Baofeng	80,000	Owned	(5)	Shunli coal mine

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(1)	Our principal executive office is in downtown Pingdingshan, approximately 60 kilometers from the Baofeng plant, and houses our executive and administrative staff and oversees our operations. We currently lease the premises on a month-to-month basis for $3,171 (RMB 19,600) per month.

(2)	Zhonghong currently leases its office on a month-to-month basis, with monthly lease payments of $5,999 (RMB 37,075).

(3)	As of June 30, 2012, we prepaid (through Hongli) a total of approximately $9.0 million (RMB 58.05 million) to acquire the land use rights to approximately 371,628 square meters of residential land adjacent to the Baofeng plant, as the site for our new coking plant. Such prepayments were paid to the land’s former occupants and are not refundable. As of September 30, 2013, we have not received the land used right from the Baofeng Land and Resource Bureau, although we expect to acquire such rights by June 30, 2014, at an estimated total cost of approximately $11.5 million (RMB 73.05 million). We also anticipate paying an additional $1.9 million (RMB 12.45 million) for administrative fees relating to reconfiguring the land for industrial use. As of September 30, 2013, plant construction has not been completed.

(4)	On April 8, 2013, we entered into an agreement with Pingdingshan Hongfeng Coal Processing and Coking, Ltd. (“Hongfeng”) to lease the Hongfeng plant for one year. We pay Hongfeng a monthly leasing fee based on the quantity of coke we produce from the Hongfeng plant at the rate of RMB 60 per metric ton. We are also responsible for the operation, maintenance and repairs of the Hongfeng plant.

(5)	We do not own the mines (as all mineral resources are state-owned), but we control the mining permits to extract coal from these mines through our ownership of the operators of these mines.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of our operations and financial condition for the fiscal years ended June 30, 2011 and 2012 should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this prospectus. All monetary figures are presented in U.S. dollars, unless otherwise indicated.

Forward-Looking Statements

The statements in this discussion that are not historical facts are “forward-looking statements.” The words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue”, the negative forms thereof, or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements are identified by those words or expressions. Forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control. Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements depending on a variety of important factors, including, but not limited to, weather, local, regional, national and global coke and coal price fluctuations, levels of coal and coke production in the region, the demand for raw materials such as iron and steel which require coke to produce, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, and other risks and uncertainties. We are not undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

Overview

We are a vertically-integrated coal and coke producer based in Henan Province, China. Our coal products include raw (unprocessed) coal, washed coal, mid-coal and coal slurries. Our coke products include metallurgical coke, coke provider, coal tar and crude benzol.

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Our business operations are conducted through Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a PRC company that we control by a series of contractual arrangements between Hongli and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”). Hongyuan is a PRC company wholly-owned by Top Favour Limited, a British Virgin Island company and our wholly-owned subsidiary.

Our business operations are conducted through Hongli, a PRC company that we control by a series of contractual arrangements between Hongli and Hongyuan. Hongyuan is a PRC company wholly-owned by Top Favour, a British Virgin Island company and our wholly-owned subsidiary.

As of June 30, 2013:

•	coke related activities were carried out by Hongli and Hongli’s branch operation, Baofeng Coking;

•	coal related activities were carried out by Hongchang Coal, Shuangrui Coal and Xingsheng Coal, all subsidiaries of Hongli; and

•	electricity generation was carried out by another Hongli subsidiary, Hongguang Power.

The coal-related activities for the periods discussed below are those of Hongchang Coal only, although we have been unable to extract coal since September 2011 due to the ongoing moratorium on mining activities. See “Our Products and Operations – Coal – Coal Mining Moratorium” under the “Risk Factors” in this prospectus. It is our intention to transfer all coal related activities to Hongyuan CSG, our joint-venture with the state-owned Henan Coal Seam Gas, although such transfer has not been carried out as of September 30, 2013.

Results of Operations

Our revenue in fiscal 2013 decreased by approximately 15.49% from a year ago as sales of most products slowed. 59% of the revenue was derived from coke products as compared to 51% in fiscal 2012, and 41% from coal products as compared to 49% in fiscal 2012.

On a macro level, management has observed the following trends, which may have a direct impact on our operations in the near future: (1) domestic coke market can be expected to remain soft until the Chinese steel industry can work through its oversupply of crude steel, which may take some time absent any sudden, sharp uptick in the economy; and (2) the slower economy, along with an oversupply of mid-coal starting in early 2013, will continue to keep mid-coal price down.

Comparison of Years ended June 30, 2013 and 2012

Revenue

Revenue decreased by $12,226,469 as compared to fiscal 2012. Such decrease mainly resulted from decreased sales of coke, coal tar, raw coal, mid-coal, and washed coal, offset by increased sales of coal slurries as well as sales of coke powder and crude benzol that commenced during fiscal 2013. Revenue and quantity sold by product type for fiscal 2012 and 2013 are as follows:

	Revenues
	Coke Products	Coal Products	Total
Revenue
Fiscal Year 2012	$40,602,950	$38,309,820	$78,912,770
Fiscal Year 2013	$39,056,535	$27,629,766	$66,686,301
Decrease in $	$(1,546,415)	$(10,680,054)	$(12,226,469)
% decrease	(3.81)%	(27.88)%	(15.49)%

Quantity Sold (metric tons)
Fiscal Year 2012	174,021	257,893	431,914
Fiscal Year 2013	196,575	187,943	384,518
Increase (decrease)	22,554	(69,950)	(47,396)
% increase (decrease)	12.96%	(27.12)%	(10.97)%

Coke products include finished coke (a key raw material for producing steel), coke powder (a smaller-grained coke that can be produced along with coke and used by non-ferrous metallurgical industry), coal tar, and crude benzol. Coal tar and crude benzol are byproducts of the coke manufacturing process with various industrial applications. Coal products include unprocessed metallurgical coal, processed or washed coal, mid-coal and coal slurries, which are by-products of the coal washing process and used primarily to generate electricity and for heating. As used in this discussion and analysis, unless otherwise indicated, “coke” includes both coke and coke powder, and “raw coal” includes coal that is unwashed and relatively unprocessed, as well as mid-coal and coal slurries.

Average selling prices per metric ton of our products during fiscal 2012 and 2013 are as follows:

Average Selling Price of Coke Products

	Coke	Coal Tar	Crude Benzol	Coke Powder
Fiscal Year 2012	$232	$254	N/A	N/A
Fiscal Year 2013	$208	$267	$339	$152
Increase (decrease) in $	$(24)	$13	$339	$152
% increase (decrease)	(10.34)%	5.12%	N/A	N/A

Average Selling Price of Coal Products

	Raw Coal	Mid-coal	Coal Slurries	Washed Coal
Fiscal Year 2012	$97	$72	$45	$179
Fiscal Year 2013	$114	$58	$49	$183
Increase (decrease) in $	$17	$(14)	$4	$4
% increase (decrease)	17.52%	(19.44)%	8.89%	2.23%

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Generally, our selling prices are driven by a number of factors, including the particular composition and quality of the coal or coke we sell, their prevailing market prices locally and throughout China, as well as in the global marketplace, timing of sales, delivery terms, and our relationships with our customers and our negotiations of their purchase orders.  The lower coke and mid-coal prices reflect weak demands. The higher raw coal price is due to the coal’s higher heat value, and the higher coal tar price is due to higher quality of the coal tar.

Revenue and quantity sold of each coke product for fiscal 2012 and 2013 are as follows:

Coke Products

	Coke	Coke Powder	Coal Tar	Crude Benzol	Total
Revenue
Fiscal 2012	$38,656,636	$0	$1,946,314	$0	$40,602,950
Fiscal 2013	$31,171,635	$6,104,376	$1,719,416	$61,108	$39,056,535
Increase (decrease) in $	$(7,485,001)	$6,104,376	$(226,898)	$61,108	$(1,546,415)
% increase (decrease)	(19.36)%	100%	(11.66)%	100%	(3.81)%

Quantity Sold (metric tons)
Fiscal 2012	166,373	0	7,648	0	174,021
Fiscal 2013	149,882	40,080	6,433	180	196,575
Increase (decrease)	(16,491)	40,080	(1,215)	180	22,554
% increase (decrease)	(9.91)%	100%	(15.89)%	100%	12.96%

The lower coke revenue for fiscal 2013 resulted from weak market demand. The lower coal tar revenue for fiscal 2013 mainly resulted from lower sales volume, despite a 5.12% increase in the average selling price. As a result of facility upgrades, the Baofeng plant has yielded less coal tar than before. We started selling coke powder and crude benzol in fiscal 2013. We purchase most of the coke powder on the open market, and sell it to our customers in the steel industry. We produce crude benzol from the Hongfeng plant, which we have doing since we conducted trial production in April.

Revenue and quantity sold of each coal product for fiscal 2012 and 2013 are as follows:

Coal Products

	Raw Coal	Mid-coal	Coal Slurries	Washed Coal	Total
Revenue
Fiscal 2012	$1,434,443	$3,614,057	$393,481	$32,867,839	$38,309,820
Fiscal 2013	$604,331	$1,933,332	$819,134	$24,272,969	$27,629,766
Increase (decrease) in $	$(830,112)	$(1,680,725)	$425,653	$(8,594,870)	$(10,680,054)
% increase (decrease)	(57.87)%	(46.51)%	108.18%	(26.15)%	(27.88)%

Quantity Sold (metric tons)
Fiscal 2012	14,815	50,357	8,818	183,903	257,893
Fiscal 2013	5,283	33,141	16,589	132,930	187,943
Increase (decrease)	(9,532)	(17,216)	7,771	(50,973)	(69,950)
% increase (decrease)	(64.34)%	(34.19)%	88.13%	(27.72)%	(27.12)%

Our raw coal revenue continued to suffer from very limited raw coal supply created by the ongoing mining moratorium. We currently anticipate the moratorium to end sometime in the first half of calendar 2014, although there cannot be any assurance as to the exact timing. In response to the higher price of raw coal used to make washed coal, we have adapted our coal washing process to increase washed coal yield. Doing so has also resulted in less mid-coal but more coal slurries being produced, which when combined with the effect of selling price changes, resulted in the revenue fluctuations for both mid-coal and coal slurries.

Our lower washed coal revenue for fiscal 2013 resulted from the limited amount of washed coal sold to our customers due to the limited availability of raw coal with which to produce washed coal.

Cost of Revenue

Cost of revenue decreased to $58,478,301 from $63,745,461 a year ago. This was manly driven by lower sales volumes for most of our products, and the higher cost of obtaining raw coal, as compared to last year.

Gross Profit

Gross profit was $8,208,000, a decrease of $6,959,309 or 45.88% from $15,167,309 a year ago, reflecting our lower revenue as discussed above. Gross profit margin decreased by approximately 6.91% from approximately 19% for the prior fiscal year, mainly due to lower selling price of coke.

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Operating Expenses

Operating expenses, which consist of selling expenses and general and administrative expenses, was $3,088,403, a decrease of $115,745 or 3.61% from a year ago. Selling expenses decreased by $46,741 or 22.20%, to $163,827, from slight reduction in expenses relating to selling activities. General and administrative expenses decreased by $69,004 or 2.31%, to $2,924,576, due to the following factors: (1) our rental expense decreased by $113,756, from closing our Beijing office; and (2) consulting expense for internal control decreased by $109,127 after discount we obtained from our consultant. Such decrease was offset as follows: (1) depreciation expense increased by $72,181; (2) repair and maintenance expense increased by $77,718; and (3) other general expenses increased by $67,838.

Other Income and Expense

Other income and expense includes finance expense (which consists of interest and other finance expenses, net of interest income), income and expense not related to our principal operations, and change in fair value of warrants.

Finance expense was $3,356,179, an increase of $2,188,778 or 187.49% from a year ago. This is largely due to the following: (1) no interest was capitalized, as compared to $914,688 a year ago; (2) we incurred an additional $620,995 in interest in connection with extending Hongli’s loan with Bairui Trust Co., Ltd. (“Bairui Trust”); (3) we collected a RMB 30,000,000 ($4,779,000) loan receivable, thereby reducing the corresponding interest income by $316,623; and (4) the interest income from $8,032,037 in loan receivable decreased by $313,376, due to lowered interest rate of 7% from 10% last fiscal year.

We had income not related to our principal operations of $229,036, including $191,160 from our investment in Pingdingshan Rural Cooperative Bank (“PRCB”) – Xinhua District Branch. We also recorded other income from the gain in fair value of warrants in the amount of $716,627.

As a result of the foregoing, we had other expense of $2,410,516, as compared to other income of $3,926,633 a year ago.

Provision for Income Taxes

Provision for income taxes decreased by $1,733,849 from a year ago, reflecting our lower taxable income.

Net income

Net income, including the change in fair value of warrants, was $1,047,693, as compared to $12,494,557 a year ago.

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Liquidity and Capital Resources

As of June 30, 2013, our current liabilities exceeded current assets by $24,312,407. Our accounts have accordingly been prepared in accordance with U.S. GAAP on a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. Our ability to continue as a going concern depends upon expenditure requirement and repayments of our long-term loan facilities with Bairui Trust as and when they become due.

In an effort to improve our financial position, we intend to negotiate with Bairui Trust to extend our loan maturity date, and to increase sales of higher margin products such as coal tar and crude benzol. In the meantime, we are still waiting for the mining moratorium to conclude. If and when that occurs, we should be able to obtain a line of credit to facilitate additional liquidity by pledging our mining rights. Management believes that these and other actions taken can provide us the opportunity to continue as a going-concern.

In summary, our cash flows are as follows:

	Year Ended June 30,
	2013	2012
Net cash provided by (used in) operating activities	$6,627,554	$(12,232,756)
Net cash provided by (used in) investing activities	$866,920	$(15,856,609)
Net cash provided by (used in) financing activities	$(8,815,001)	$3,755,806

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Net Cash Provided by (Used in) Operating Activities

Net cash provided by operating activities for fiscal 2013 was approximately $6.6 million, as compared to net cash used in operating activities of approximately $12.2 million for fiscal 2012. Except for $1,107,666 in non-cash adjustment such as depreciation, amortization and depletion, bad debt and change in fair value of warrants which increased our cash-based net income, net operating inflow for fiscal 2013 resulted from the following factors: (1) our account receivable decreased by $2,757,701, due to improved collection of receivables from our customers; (2) advances to suppliers decreased by $3,681,517, due to tightening control of our prepayments; (3) we did not have prepaid expense, which increased our cash inflow by $636,908; and (4) our other payables and liabilities increased by $1,405,131, including interest payables to Bairui Trust, salary payables, and others related to general and administrative expenses. Cash inflow was mainly offset as follows: (1) notes receivable decreased by $398,250 due to the maturity and cashing of such notes; (2) inventory increased by $576,227 mainly due to soft market demands for our products; and (3) tax payable decreased by $414,772 due to lower taxable income in the fourth quarter of fiscal 2013, as compare to the same period last year.

The cash position in operation for fiscal 2012 was due to the combination of the following factors: (a) we received bank guaranteed notes from our customers rather than cash, which increased our note receivables by approximately $14.1 million while reducing our cash inflow; (b) accounts receivable increased by approximately $3.30 million from a decrease in the average accounts receivable turnover ratio, from 10.8 in fiscal 2011 to 7.7; (c) advances to suppliers increased by approximately $3.17 million from coal purchases; (d) other receivable increased by approximately $0.99 million from money borrowed by unrelated parties, although such loans were repaid in August 2012; and (e) tax payables decreased by $1.39 million from lower taxable income.

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Net Cash Provided by (Used in) Investing Activities

Net cash provided by investing activities for fiscal 2013 reflects: (1) $9,558,000 in loan receivable to an unrelated party, which was repaid in April 2013; and (2) $1,234,300 in loan receivable we collected from a borrower.

Net cash used in investing activities for fiscal 2012 included: (1) approximately $32.05 million for the construction of our new coking plant, (2) approximately $2.85 million borrowed by two unrelated parties at interest rates of 6% and 3.5%, respectively, and (3) approximately $1.90 million for the land use rights to the land underlying our new coking plant. On the other hand, we received approximately $9.89 million from loan receivable repayments and approximately $11.06 million in refund from prepayments for mine acquisitions that were cancelled.

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Net Cash Provided by (Used in) Financing Activities

Net cash used in financing activities for fiscal 2013 included: (1) $9,558,000 in notes payable we obtained from Shanghai Pudong Development Bank (“SPDB”) in February 2013, which matured and was fully repaid in August 2013; (2) a loan of $9,558,000 we received from SPDB, which was fully repaid in April 2013; (3) $4,779,000 in notes payable from SPDB that we repaid in September and October 2012 when they matured; and (4) $5,734,800 of Hongyuan’s loan from SPDB that was repaid in June 2013. We also repaid a total of $7,965,000 to Bairui Trust in December 2012 and April 2013.

Net cash provided by financing activities for fiscal 2012 largely resulted from activities related to short-term borrowings, including our proceeds from, and our repayments of, such borrowings. On September 14, 2011, we repaid approximately $5.04 million (RMB 32 million) in short-term loan from SPDB and we renewed the loan for another year with SPDB to borrow approximately $5.04 million (RMB 32 million) with annual interest rate of 6.71%. On March 15, 2012, the loan was repaid and we entered into a new loan and borrowed approximately $5.67 million (RMB 36,000,000) for one year with annual interest rate of 7.22%. Top Favour deposited $6.5 million with SPDB with an annual interest rate of 1.3% as collateral, and the new loan is also guaranteed by our CEO. On December 22, 2011, we deposited approximately $1.57 million (RMB 10 million) with SPDB as restricted cash, and issued approximately $3.14 million of guaranteed bank notes. Such notes matured and were repaid on June 21, 2012, and the related restricted cash was returned to us accordingly. On March 19, 2012, we entered into an agreement with SPDB and issued approximately $1.57 million (RMB 10 million) of bank guaranteed notes by depositing the same amount as restricted cash with the bank. On April 25, 2012, we entered into another agreement with SPDB, and issued approximately $3.14 million (RMB 20 million) of bank guaranteed notes, and deposited approximately $1.57 million (RMB 10 million) as restricted cash for such notes. We also repaid our CEO approximately $0.31 million that he loaned us for working capital.

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Capital Resources

Funding for our business activities has historically been provided by cash flow from operations, short-term bank loan financing, and loans from our Chairman.

We also have arrangements with certain banks pursuant to which we are able to issue short-term notes to pay our vendors, secured against our deposits with the banks of 50% or 100% of the face value of the notes as well as guarantees from our Chairman, Hongli and/or unrelated third party. We currently have such arrangements with SPDB. Under our arrangements with SPDB, we are subject to a diligence review for each note issued, and SPDB charges us a processing fee based on 0.05% of the face value of each note.

On April 2, 2011, Hongli entered into a loan agreement with Bairui Trust, pursuant to which Bairui Trust agreed to loan Hongli RMB 360 million (approximately $57.06 million), of which RMB 180 million was due on April 2, 2013, and RMB 180 million on April 2, 2014, with annual interest rate of 6.3%. Bairui Trust made the loan to Hongli on April 3, 2011. On November 30, 2011, Hongli entered into a supplemental agreement with Bairui Trust to amend the terms such that RMB 30 million (approximately $4.8 million) would be due on October 2, 2012, RMB 100 million (approximately $15.8 million) on April 2, 2013, RMB 50 million (approximately $7.9 million) on October 2, 2013, and RMB 180 million (approximately $28.5 million) on April 2, 2014. We made the October 2, 2012 payment on December 25, 2012, including outstanding interest charge for late payment. We repaid $3.2 million (RMB 20 million) on April 3, 2013, and entered into another supplemental agreement with Bairui Trust on April 23, 2013 to extend the due date for the remaining $12.7 million (RMB 80 million). Of such remaining principal, the due date for $3.2 million (RMB 20 million) has been extended to December 2, 2013 with an annual interest rate of 6.3% starting from April 23, 2013. The due date for $4.8 million (RMB 30 million) has been extended to January 2, 2014 with an annual interest rate of 6.3% starting from April 23, 2013. The due date for $4.8 million (RMB 30 million) has been extended to February 2, 2014 with an annual interest rate of 6.3% starting from April 23, 2013. Between April 3, 2013 and April 23, 2013, Bairui Trust charged a 9.45% annual interest rate on the entire $12.7 million outstanding. We intend to negotiate with Bairui Trust to further extend the maturity dates by an additional two to three years, and to repay the loan through our operational cash flow.

Our business plan involves growing our business through: (1) expanding our current production capacity and product mix by leasing the Hongfeng plant, and completing construction of our new coking plant when market conditions improve; (2) expanding the market for our clean coke product produced at the Baofeng plant to offset the weak demand for conventional coke; (3) capturing more coke by-products for refinement into useful industrial chemicals, and producing more high value-added chemical products when construction completes at our new coking plant; and (4) acquiring other coal mines and building long term strategic relations with other mining operators to source raw coal. Of the foregoing, the following is expected to require capital resources:

•	New Coking Facility. We intend to use existing cash, cash flow from operations, bank loans, collection of our loan receivables, along with other finance arrangements such as extending our long term loan from Bairui Trust, to complete the construction of our new coking facility. Due to ongoing market conditions, however, we have once again slowed down constriction, but plan to resume at full pace if and when market improves.

•	Coal Mine Safety Improvement Projects. The total estimated cost for government-mandated safety upgrades is approximately $31.5 million. We will be responsible for approximately 70% of the total estimated cost, approximately $22.0 million, under the structure of our joint-venture with Henan Coal Seam Gas. We also intend to use our line of credit from PRCB to complete these projects. These projects have not commenced as of September 30, 2013, although we currently expect to complete them sometime in first half 2014.

During fiscal 2013, we had minimal capital expenditures.

We have not experienced any material losses since inception relating to accidents or other similar events. See “Risk Factors - We may suffer losses resulting from industry-related accidents and lack of insurance.”

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Off-balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Other than warrants liability, we have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in Note 2 to our financial statements elsewhere in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Revenue Recognition

We recognize revenue from the sale of coal and coke, our principal products, at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations on our part exist and collectability is reasonably assured. This generally occurs when coal or coke is loaded onto trains or trucks at one of our loading facilities or at third-party facilities. Accordingly, management is required to apply its own judgment regarding collectability based on its experience and knowledge of its current customers, and thus exercise a certain degree of discretion.

Most, if not all, of the electricity generated by Hongguang Power is typically used internally by Baofeng Coking. Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board. The value of the surplus electricity supplied, if it exists, is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales represent the invoiced value of goods, net of a value-added tax (“VAT”), sales discounts and actual returns at the time when product is sold to the customer.

Accounts receivables, trade

During the normal course of business, we extend unsecured credit not exceeding three months to our customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records allowance when management believes collection of amounts due are at risk. Accounts receivables are considered past due after three months from the date credit was granted. Accounts considered uncollectible after exhaustive efforts to collect are written off. We regularly review the credit worthiness of our customers and, based on the results of such credit review, determine whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers. No allowance for doubtful accounts is considered necessary at the balance sheets dates.

Intangible assets - mining rights, net

Mining rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable tons. Our coal reserves are controlled through direct ownership by our VIEs which generally last until the recoverable reserves are depleted.

Long-term investment

Entities in which we have the ability to exercise significant influence, but do not have a controlling interest, are accounted for under the equity method. Significant influence is generally considered to exist when we have between 20% and 50% of ownership interest in the voting stock, but other factors, such as representation on the board of directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

Impairment of long-lived assets

We evaluate long-lived tangible and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance with the accounting guidance regarding “Disposal of Long-Lived Assets.”  Recoverability is measured by comparing an asset’s carrying value to the related projected undiscounted cash flows generated by the long-lived asset or asset group, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  When the carrying value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss to the extent that the carrying value exceeds its fair value.  As of June 30, 2013 and 2012, there was no impairment of long-lived assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and/or third party independent appraisals.  As of June 30, 2012 and 2011, there was no impairment of long-lived assets.

Recently issued accounting pronouncements

In February 2013 the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update ("ASU") No. 2013-02 "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income," requiring new disclosures for items reclassified out of accumulated other comprehensive income ("AOCI"), including (1) changes in AOCI balances by component and (2) significant items reclassified out of AOCI. The guidance does not amend any existing requirements for reporting net income or OCI in the financial statements. The standards update was effective for reporting periods beginning after December 15, 2012, to be applied prospectively. We are currently evaluating the impact of adopting this standard on its consolidated financial statements. As this guidance only requires expanded disclosures, the adoption of this guidance is not expected to have a significant impact on our consolidated financial statements.

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In March 2013, the FASB issued ASU No. 2013-05 “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity,’ requiring the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity.  The standards update is effective prospectively for fiscal years and interim reporting periods within those years beginning after December 15, 2013.  Early adoption is permitted. We do not expect the adoption of this guidance will have a significant impact on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

General

We do not use derivative financial instruments and have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We generally consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Currency Fluctuations and Foreign Currency Risk

Substantially all of our operations are conducted in China. All of our sales and purchases are conducted within China in RMB, which is the official currency of China. As a result, the effect of the fluctuations of exchange rates is considered minimal to our business operations.

Substantially all of our revenues and expenses are denominated in RMB. However, we use the United States dollar for financial reporting purposes. Conversion of RMB into foreign currencies is regulated by the People’s Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of RMB, there can be no assurance that such exchange rate will not again become volatile or that RMB will not devalue significantly against the U.S. dollar. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from our operations in China.

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our short-term and long-term obligations. Accordingly, fluctuations in applicable interest rates would not have a material impact on the fair value of these securities. At June 30, 2013, we had approximately $10.5 million in cash. A hypothetical 2% increase or decrease in applicable interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Commodity Price Risk

We are a coal and coke producer, and as discussed elsewhere in this prospectus, our business is affected by prevailing market prices for coal and coke. However, we do not currently engage in any hedging activities, such as futures, forwards, or options contracts, with respect to any of our inputs or products.

Credit Risk

We are exposed to credit risk from our cash at bank and fixed deposits and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Inflation

Inflationary factors, such as increases in the cost of our products and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of sales revenue if the selling prices of our products do not increase with these increased costs.

Company’s Operations are Substantially in Foreign Countries

Substantially all of our operations are conducted in China and are subject to various political, economic, and other risks and uncertainties inherent in conducting business in China. Among other risks, our operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations. Additional information regarding such risks can be found under the heading “Risk Factors” in this prospectus.

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LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

MANAGEMENT

Our current directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or appointment are as follows:

Name	Age	Position Held	Officer/Director since
Jianhua Lv	45	President, Chief Executive Officer and Chairman of the Board	February 5, 2010
Zan Wu	36	Chief Financial Officer	February 5, 2010
Hui Zheng	41	Vice President of Operations and Director	February 5, 2010
Yushan Jiang	59	Independent Director	February 5, 2010
Hui Huang	45	Independent Director	February 5, 2010
Haoyi Zhang	39	Independent Director	February 5, 2010

Business Experience

The following is a summary of the educational background and business experience during the past five years of each of our directors and executive officers. The following information includes the person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Jianhua Lv has been the executive director and chairman of Hongli since 1996, when he founded the company. Prior to this, from 1989 to 1996 Mr. Lv held a number of positions at the Henan Province Pingdingshan Coal Group, where he developed many years of experience in the coal and coking industries. In early 2007, Mr. Lv was appointed as a standing committee member of the Chinese People’s Political Consultative Conference of Baofeng, Henan Province, and as a standing committee member of the National People’s Congress of Baofeng, Henan Province. Mr. Lv has been honored as an outstanding entrepreneur of the year in 2003 and 2004. Mr. Lv holds a bachelor’s degree from Henan University in Chinese, a master’s degree in economics from Henan University, and a master of law degree from the Central Party School.  Mr. Lv’s experience as our Chief Executive Officer and Chairman, and his extensive knowledge of the coal and coking industries qualifies him to serve on our Board.

Zan (“Sam”) Wu has served as the chief financial officer of Hongli since July 2009. Prior to this, Mr. Wu worked as an auditor at the Zhong Rui Hui Accounting Firm from 2000 to 2001. Mr. Wu was a financial analyst at VIR Consultancy Ltd. from 2003 to 2004. From 2004 through 2006, Mr. Wu held the positions of assistant manager and financial manager at Domino Scientific Equipment Ltd. Mr. Wu was the chief representative of Global American, Inc. (China Representative Office) from 2006 - 2009. Except for Hongli, our VIE, none of these companies is related to or affiliated with the Company. Mr. Wu holds a bachelor’s degree in accounting from the Capital University of Economics and Business and a master’s degree in financial management and control from Aston Business School.

Hui Zheng has served as vice manager of Human Resources at Hongli since 2006. Prior to this Mr. Zheng worked at SinoCoking as a statistician, secretary and vice-dean from 1998 until 2006. Mr. Zheng has worked in the materials industry since 1996. Mr. Zheng holds a degree from Zhengzhou University. Mr. Zheng’s in-depth working experience as vice manager at Hongli and operating business in the PRC, his knowledge and his lengthy working experience in the Chinese coal and materials industries qualify him to serve on our Board.

Yushan Jiang has served as the chief executive officer of the Pingdingshan Coal Group Shoushan Coking Co., Ltd. since February 2007. Prior to this, from 2001 to 2007, he was chief engineer at the Henan Tianhong Coking Company. Prior to this Mr. Jiang developed extensive experience in the coking industry as an employee, director, and head of research and development for various coking operations since 1972.  None of these operations is related to or affiliated with the Company. Mr. Jiang is also currently a vice-director and member of the Coking Committee of the Henan Province Metals Association, and vice-secretary of the Henan Province Institute of Coal & Coke. Mr. Jiang holds a Bachelor’s degree in Coal and Chemistry from the Wuhan College of Iron & Steel. Mr. Jiang’s extensive working and leadership experience in the coking industry and his educational background qualify him to serve on our Board.

Hui Huang is the chairman and chief executive officer of Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company (“WPCWSUCC”). Mr. Huang has also served as director of sales and administration of the same company from 1985 to 1996. He then served as director of the Economics and Technology Cooperation Center of the Pingdingshan Coal Group (now known as the Wuhan Pingdingshan Coal and Wuhan Steel Unification Coking Company) from 1996 to 2008, of which he is now chairman of the board. None of these companies is related to or affiliated with the Company. Mr. Huang is also a director of the China Association of Comprehensive Resource Utilization, a vice-director of the Henan Institute of Coal (a branch of the China Association of Comprehensive Resource Utilization), and vice-secretary of the Pingdingshan Youth Union.  Mr. Huang holds a bachelor’s degree in Economic Management and an MBA from the University of Mining and Technology. Mr. Huang’s vast experience in the coal and coking industry in management and as an executive officer and director of WPCWSUCC and as a leader in various coal industry related associations qualify him to serve on our Board.

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Haoyi Zhang serves as the chief financial officer of Henan Pinggao Electricity Ltd., one of the major A-Share public companies traded on the Shanghai Stock Exchange, a position he has held since January 2005. From January 2005 to March 2009, he served as the chief accountant of Henan Pinggao DongZhi Gao Ya Kaiguan Ltd., a Sino-Japanese Joint-venture with Toshiba, concurrently with his position as the chief financial officer at Henan Pinggao Electricity Ltd. From April to December 2004, he served as the chief accountant of Henan Pinggao DongZhi Gao Ya Kaiguan Ltd. Mr. Zhang held numerous positions from July 1995 to March 2004 as the deputy director, the director, the deputy chief accountant, the assistant general manager and the chief accountant at China Beifang Industry Company, Xiamen Branch.  None of these companies is related to or affiliated with the Company.  Mr. Zhang holds a Bachelor’s degree in Accounting from Xiamen University and an EMBA degree from Xian Jiaotong University. Mr. Zhang’s extensive financial and accounting experience at numerous Chinese companies and his educational background qualify him to serve on our Board.

There are no family relationships among our current directors or executive officers.

During the past ten years none of our current directors or executive officers was involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulations S-K.

Mr. Lv was appointed to his director and officer positions, and Mr. Wu was appointed to his officer position, because they had held similar positions at Hongli, and upon the closing of the Share Exchange on February 5, 2010, they assumed these respective positions. Messrs. Huang and Jiang were selected to serve as independent directors on the board because of their deep and substantial experience in the coal and coking industry. Mr. Haoyi Zhang was selected to serve on as an independent director because of his expertise in public company matters, with particular expertise in accounting, auditing, controls and procedures and financial matters.

Board of Directors

Our board of directors is currently composed of five members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one and not more than seven. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

During the fiscal year ended June 30, 2012, our board of directors and its committees held the following number of meetings and took the following number of actions by unanimous written consent:

	Meetings	Unanimous written consents
Board of directors	2	1
Audit committee	0	1
Compensation committee	0	1
Nominating committee	0	1

Director Independence and Board Committees

Based upon information submitted to the Company, the board of directors has determined that Messrs. Yushan Jiang, Hui Huang and Haoyi Zhang are each “independent” under the listing standards of the NASDAQ Stock Market.

The board of directors has an audit committee that was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee members include Mr. Haoyi Zhang (chairman), Mr. Hui Huang and Mr. Yushan Jiang. Mr. Zhang is the audit committee financial expert who is independent, as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market. The audit committee operates under a written charter adopted by the board of directors on February 16, 2010.

The board of directors established a compensation committee on February 16, 2010. The compensation committee consists of Mr. Yushan Jiang (chairman), Mr. Haoyi Zhang, and Mr. Hui Huang, each of whom is an independent director. Our compensation committee oversees and, as appropriate, makes recommendations to the board of directors regarding the annual salaries and other compensation of our executive officers, and other related policies, and provides assistance and recommendations with respect to our compensation policies and practices. The compensation committee operates under a written charter adopted by the board of directors on February 16, 2010.

The board of directors established a nominating committee on February 16, 2010. The nominating committee consists of Mr. Hui Huang (chairman), Mr. Haoyi Zhang and Mr. Yushan Jiang, each of whom is an independent director. Our nominating committee assists in the selection of director nominees, approves director nominations to be presented for shareholder approval at our annual shareholder meetings and fill any vacancies on our board of directors, considers any nominations of director candidates validly made by shareholders, and reviews and considers developments in corporate governance practices. The nominating committee operates under a written charter adopted on February 16, 2010.

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Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and persons who own more than 10% of our common stock are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2013 fiscal year, our directors, executive officers and persons who owned more than 10% of our common stock complied with all Section 16(a) filing requirements.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of our code of ethics to any person who requests a copy in writing to the Secretary of the Company, including the e-mail address or facsimile number of the requesting party. Any written requests should be mailed to us at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, P.R. China 467000.

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EXECUTIVE COMPENSATION

Executive Compensation - Summary Compensation Table

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Jianhua Lv (1)	2013	240,000	0	0	00	0	0	0	240,000
Chairman and Chief Executive Officer	2012	240,000	0	0	00	0	0	0	240,000
Zan Wu (2)	2013	180,000	0	0	00	0	0	0	180,000
Chief Financial Officer and Secretary	2012	180,000	0	0	00	0	0	0	180,000

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Outstanding Equity Awards

There was no equity awards granted to our officers or directors in the year ended June 30, 2013.

Retirement Plans

We currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Potential Payments upon Termination or Change-in-Control

We currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the Company or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Employment Agreements

We entered into an employment agreement with Mr. Jianhua Lv, our president and chief executive officer, on February 5, 2010. Mr. Lv agreed that in the event that he leaves his employment for any reason, he will refrain from using or disclosing our confidential information in any manner which might be detrimental to or conflict with our business interests. Both we and Mr. Lv have the right to terminate his employment with or without cause by giving prior notice. Any disputes arising from Mr. Lv’s employment, termination of his employment or breach of any covenant of good faith related to his employment shall be conclusively settled by final and binding decision of the court located in Henan Province, China. This employment agreement does not provide for any fixed term or duration, and Mr. Lv is employed on an at-will basis.

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We entered into an employment agreement with Mr. Wu on February 5, 2010. Mr. Wu agreed that in the event that he leaves his employment for any reason, he will refrain from using or disclosing our confidential information in any manner which might be detrimental to or conflict with our business interests. Both we and Mr. Wu have the right to terminate his employment with or without cause by giving prior notice. Any disputes arising from Mr. Wu’s employment, termination of his employment or breach of any covenant of good faith related to his employment shall be conclusively settled by final and binding decisions of the court located in Henan Province, China. The employment agreement does not provide for any fixed term or duration, and Mr. Wu is employ on an at-will basis.

Director Compensation

The following table provides compensation information for our directors during the fiscal year ended June 30, 2013:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jianhua Lv (1)	$-	$-	$-	$-	$-	$-	$-
Hui Zheng	$10,000	$-	$-	$-	$-	$-	$10,000
Yushan Jiang	$10,000	$-	$-	$-	$-	$-	$10,000
Hui Huang	$10,000	$-	$-	$-	$-	$-	$10,000
Haoyi Zhang	$10,000	$-	$-	$-	$-	$-	$10,000

(1)	This individual’s compensation is reflected in the Summary Compensation Table for our executive officers above.

All of our current directors were appointed on February 5, 2010 in connection with the Share Exchange. On February 5, 2010, we entered into letter agreements with all of our current directors and pursuant to which we agreed to pay cash compensation in the amount of $10,000 to each of the directors for their services on our board of directors in 2010. The terms and conditions under these agreements remained effective for 2013.

Corporate Governance

The board of directors has an audit committee that was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee members include Haoyi Zhang (chairman), Hui Huang and Yushan Jiang.   Mr. Zhang is the audit committee financial expert who is independent, as independence for audit committee members is defined in the listing standards of the NASDAQ Stock Market.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

82

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 28, 2012, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all directors and executive officers of the Company as a group. All officers and directors above utilize the following address for correspondence purposes: Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, China 467000.

Name and Address	Amount and Nature of Beneficial Ownership	Percent (%) of Class*
Jianhua Lv (1)	6,694,091	31.7%
Zan (“Sam”) Wu	0	0%
Hui Zheng	0	0%
Hui Huang	0	0%
Yushan Jiang	0	0%
Haoyi Zhang	0	0%
All Officers and Directors as a Group (6 total)	6,694,091	31.7%
Honour Express Limited (2)	6,694,091	31.7%

*	Applicable percentage ownership is based on 21,121,372 shares of common stock outstanding as of September 19,2013.

(1)	Represents shares held directly by Honour Express Limited, a British Virgin Islands international business company (“Honour Express”). Mr. Lv is a director of Honour Express, and in such capacity, he may be deemed to have voting and dispositive power over the shares held directly by Honour Express. Mr. Lv is also an indirect beneficiary, as he holds an option to acquire shares of Honour Express. Pursuant to a certain Incentive Option Agreement dated July 6, 2009, as amended (“Incentive Option Agreement”), Mr. Lv has the right to acquire 100% of the issued and outstanding capital stock of Honour Express from a nominee who holds the shares of capital stock of Honour Express, subject to certain conditions.

(2)	The address of Honour Express Limited is: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands..

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater shareholder of the Company, or any associate or any such directors, officers or affiliates, is a party in any material legal proceeding that is adverse to the Company.

Securities authorized for issuance under equity compensation plans

We maintain the following equity compensation plans. The discussions below give effect to the 1-for-12 reverse stock split effected on January 15, 2009 and the 1-for-20 reverse stock split the Company effected on February 5, 2010.

2012 Equity Incentive Plan

On April 5, 2012, our board of directors approved a stock incentive plan for officers, directors, employees, and consultants entitled “SinoCoking Coal and Coke Chemical Industries, Inc. 2012 Equity Incentive Plan” (the “2012 Plan”).  The maximum number of shares that may be issued under the Plan is 2,000,000 shares of our common stock.  The 2012 Plan was approved by our shareholders at our annual meeting held on June 29, 2012.  Under the 2012 Plan, we may issue common stock and/or options to purchase common stock to our officers, directors, employees and consultants.  The 2012 Plan is administered by our board of directors or a committee that it designates comprising of at least three independent directors.  The board (or the committee if one is designated) has full and complete authority, in its discretion, but subject to the express provisions of the 2012 Plan, to grant awards, to determine the number of awards to be granted and the time or times at which awards shall be granted; to establish the terms and conditions upon which awards may be exercised; to remove or adjust any restrictions and conditions upon awards; to specify, at the time of grant, provisions relating to exercisability of awards and to accelerate or otherwise modify the exercisability of any awards; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the 2012 Plan.  As of June 30, 2013, there were 2,000,000 shares of our common stock remaining available for future issuance under the 2012 Plan.

2002 Stock Option Plan for Directors

On October 11, 2002, our board of directors adopted a 2002 Stock Option Plan for Directors (the “Directors Plan”) to attract and retain the services of experienced and knowledgeable individuals to serve as our directors. On the date the Directors Plan was adopted, the total number of shares of common stock subject to it was 11,057. This number of shares may be increased on the first day of January of each year so that the common stock available for awards will equal 5% of the common stock outstanding on that date, provided, however, that the number of shares included in the Directors Plan may not exceed more than 10% of all shares of common stock outstanding. The Directors Plan is administered by the board of directors, or any committee that it designates comprising of non-employee directors . The grant of an option under the Directors Plan is discretionary. The exercise price of an option must be the fair market value of the common stock on the date of grant. An option grant may be subject to vesting conditions. Options may be exercised in cash, or with shares of the common stock already owned by the person. The term of an option granted pursuant to the Directors Plan may not be more than 10 years. The Directors Plan terminated in October 2012 in accordance with its terms

83

1999 Stock Option Plan

On October 14, 1999, our board of directors adopted a 1999 Stock Option Plan (the “Option Plan”) in order to retain the services of employees and consultants and others who are valuable to the Company and to offer incentives to such persons to achieve the objectives of our shareholders. The total number of shares of common stock subject to the Option Plan is 45,417. The Option Plan is administered by the board of directors, or any committee that it designates comprising of non-employee directors. Employees eligible for awards under the Option Plan may receive incentive options to purchase common stock. If a recipient does not receive an incentive option, he or she will receive a non-qualified stock option. The exercise price of an option must be no less than the fair market value of the common stock on the date of grant, unless the recipient of an award owns 10% or more of our common stock, in which case the exercise price of an incentive stock option must not be less than 110% of the fair market value. An option grant may be subject to vesting conditions. Options may be exercised in cash, or with shares of the common stock of the Company already owned by the recipient of the award. The term of an option granted pursuant to the Option Plan may not be more than five years if the option is an incentive option granted to a recipient who owns 10% or more of our common stock, or 10 years for all other recipients and for recipients of non-qualified stock options. Incentive stock options may be granted until the day immediately preceding the 10 year anniversary of its adoption date. Non-qualified stock options may be granted until the Option Plan is terminated by the board of directors in its sole discretion.

The following table illustrates, as of June 30, 2013, information relating to all of our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plan Approved by Security Holders
The 2012 Plan	0	n/a	2,000,000
The Option Plan	6,059	$96.00	0

Equity Compensation Plan Not Approved by Security Holders
The Directors Plan	3,126	$96.00	0

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Officers and Directors’ Relationship with Us, Our Subsidiaries and VIE

As described in “Business –History and Corporate Structure” under the “Risk Factors” above, we control Hongli Group through contractual arrangements between Hongyuan, our wholly-owned subsidiary, and Hongli.  Our Chief Executive Officer holds a majority of the equity interests of Hongli.  Because he also owns a substantial amount of our issued and outstanding common stock, we believe that our interests are aligned with Hongli Group.  However, see “Risk Factors – Risks Related to Our Corporate Structure – Our contractual arrangements with Hongli and its owners as well as our ability to enforce our rights thereunder may not be as effective in providing control over Hongli as direct ownership,” and “Management members of Hongli have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.”

Other Related Party Transactions

We had advances from our Chief Executive Officer in the amounts of $140,465 and $156,227 at June 30, 2013 and 2012, respectively. Such advances are interest free, due on demand and will be settled in cash.

DESCRIPTION OF SECURITIES

The following information describes the material features of our capital stock and material provisions of our articles of incorporation and our bylaws, both as amended and in effect as of the date of this prospectus. Please also refer to the full text of our articles of incorporation and bylaws that have been incorporated by reference or filed with the SEC as exhibits.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. Each shareholder is entitled to one vote for each share held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share in proportion to the percentage of their ownership all assets remaining after payment of liabilities. All of our issued and outstanding shares of common stock are fully paid and non-assessable. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Options and Warrants

On the initial closing date of the financing on February 5, 2010 (“Initial Closing”), we issued warrants for the purchase of 590,446 shares of common stock, with an exercise price of $12.00 per share to non-U.S. investors.

On the second closing on March 11, 2010 (the “Final Closing”), we issued warrants for the purchase of 3,082,027 shares of common stock with an exercise price of $12.00 per share to both U.S. investors and non-U.S. investors.  The investor warrants issued in the Final Closing are exercisable for a period of five years from the date of issuance, however unlike the warrants issued in the Initial Closing they are also callable at our election six months after the date of issuance if our common stock trades at a price equal to at least 150% of the exercise price (or $18.00 per share) with an average trading volume of at least 150,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations and the like) per trading day for at least 10 consecutive trading days and provided that the underlying shares of common stock are registered under an effective registration statement.

At the Final Closing we issued warrants for the purchase of up to 250,000 shares of common stock, with an exercise price of $6.00 per share, to the placement agents in connection with placement agent services rendered in the offering of units to U.S. investors. For further information regarding these warrants issued in the Initial Closing and Final Closing, please refer to the paragraph above entitled $44 Million Private Placement Financing.”

On March 18, 2010, we issued warrants for the purchase of up to 117,163 shares of common stock, with an exercise price of $12.00 per share, to Madison Williams, in connection with placement agent services rendered in the offering of units to non-U.S. investors.

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We have issued and outstanding options for the purchase of up to 11,122 shares of common stock under our 1999 Stock Option Plan and 2002 Directors Plan, with exercise prices ranging from $36.00 to $96 per share. These options were outstanding prior to the Acquisition. The common stock underlying these options is not being registered under this prospectus and related registration statement.

In 2008 (prior to the Acquisition) the Company issued a warrant to Abdul Ladha, former CEO of the Company, for the purchase of up to 36,973 shares of common stock, at an exercise price of $48.00 per share, as adjusted to take into account a 1-for-12 reverse stock split in January 2009, and a 1-for-20 reverse stock split in February 2010. The common stock underlying this warrant is not being registered under this prospectus and related registration statement.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been trading on the NASDAQ Capital Market under the symbol “SCOK” since February 17, 2010. The following table sets forth the high and low bid information for our common stock on the NASDAQ Capital Market since February 17, 2010 for the periods indicated:

	The Nasdaq Capital Market Price per Share
	High	Low
2012
Quarter ended September 30, 2013 (1)	$1.55	$1.27
Quarter ended June 30, 2013	1.78	1.09
Quarter ended March 31, 2013	1.30	1.00

2011
Quarter ended December 31, 2012	$1.76	$1.12
Quarter ended September 30, 2012	2.33	1.60
Quarter ended June 30, 2012	2.46	1.76
Quarter ended March 31, 2012	3.25	2.21

2010
Quarter ended December 31, 2011	$4.08	$2.03

(1)	Through September 19, 2013.

Holders

As of September 19, 2013, there were approximately 610 record holders of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividends

Other than the distribution of our pre-Acquisition assets of to the Liquidating Trust, and the assumption by the Liquidating Trust of our pre-Acquisition liabilities, the Company has not paid dividends on its common stock since inception. The decision to pay dividends on common stock is within the discretion of the board of directors. It is our current policy to retain any future earnings to finance the operations and growth of our business.

Our transfer agent is Interwest Stock Transfer, Inc., whose address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117 and whose telephone number is (801) 272-9294.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation, the Company will indemnify any of our officers and directors or any former officer or directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended.

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Florida law permits a corporation, under specified circumstances, to indemnify our directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision stating that no director will be liable to the Company or to our stockholders for monetary damages for breach of fiduciary duty as a director. The intention of the foregoing provisions is to eliminate the liability of our directors to the fullest extent permitted by Florida law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports that we have filed can be obtained at the Public Reference Section of the SEC at 100 F. Street N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, as well as from the SEC’s Internet website at www.sec.gov. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.  Such reports and other information about us are also available at our corporate website at www.sinocokingchina.com.

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SinoCoking Coal and Coke Chemical Industries, Inc. Index to Consolidated Financial Statements

87

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

SinoCoking Coal and Coke Chemical Industries, Inc.

We have audited the accompanying consolidated balance sheets of SinoCoking Coal and Coke Chemical Industries, Inc. and Subsidiaries as of June 30, 2013 and 2012, and the related consolidated statements of income and comprehensive income, cash flows and equity for the years then ended. SinoCoking Coal and Coke Chemical Industries, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SinoCoking Coal and Coke Chemical Industries, Inc. and Subsidiaries as of June 30, 2013 and 2012, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

New York, New York

September 30, 2013

F-1

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	AS OF JUNE 30,
	2013	2012
ASSETS

CURRENT ASSETS
Cash	$782,018	$2,366,718
Restricted cash	9,708,000	9,668,000
Accounts receivable, trade	9,474,197	12,017,231
Notes receivable, trade	-	14,176,800
Notes receivable, mine acquisition	-	9,155,520
Other receivables	4,334,370	1,412,008
Loans receivable	8,032,037	9,849,937
Inventories	3,018,909	2,382,444
Advances to suppliers	8,791,837	12,267,806
Refundable deposit	-	4,752,000
Prepaid expenses	-	633,313
Total current assets	44,141,368	78,681,777

PLANT AND EQUIPMENT, net	15,269,766	16,211,984

CONSTRUCTION IN PROGRESS	40,224,821	39,379,553

OTHER ASSETS
Refundable deposit	4,854,000	-
Prepayments	61,562,890	36,071,853
Intangible assets, net	32,244,071	31,635,487
Long-term investments	2,886,383	2,825,730
Other assets	113,260	110,880
Total other assets	101,660,604	70,643,950

Total assets	$201,296,559	$204,917,264

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short term loan - bank	$-	$5,702,400
Current maturity of long term loan	50,158,000	20,592,000
Accounts payable, trade	183,504	4,023
Notes payable	9,708,000	4,752,000
Other payables and accrued liabilities	2,229,341	802,028
Other payables - related parties	140,465	156,227
Acquisition payable	4,692,200	4,593,600
Customer deposits	208,815	138,457
Taxes payable	1,133,450	1,522,062
Total current liabilities	68,453,775	38,262,797

LONG TERM LIABILITIES
Long term loan	-	36,432,000
Warrants liability	21	716,648
Total long term liabilities	21	37,148,648

Total liabilities	68,453,796	75,411,445

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 21,121,372 shares issued and outstanding	21,121	21,121
Additional paid-in capital	3,592,053	3,592,053
Statutory reserves	3,689,941	3,689,941
Retained earnings	111,304,825	110,257,132
Accumulated other comprehensive income	9,903,223	7,613,972
Total SinoCoking Coal and Coke Chemicals Industries, Inc's equity	128,511,163	125,174,219

NONCONTROLLING INTERESTS	4,331,600	4,331,600

Total equity	132,842,763	129,505,819

Total liabilities and equity	$201,296,559	$204,917,264

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2013	2012

REVENUE	$66,686,301	$78,912,770

COST OF REVENUE	58,478,301	63,745,461

GROSS PROFIT	8,208,000	15,167,309

OPERATING EXPENSES:
Selling	163,827	210,568
General and administrative	2,924,576	2,993,580
Total operating expenses	3,088,403	3,204,148

INCOME FROM OPERATIONS	5,119,597	11,963,161

OTHER INCOME (EXPENSE)
Interest income	783,938	1,413,937
Interest expense	(3,875,029)	(2,356,333)
Other finance expense	(265,088)	(225,005)
Other income, net	229,036	241,635
Change in fair value of warrants	716,627	4,852,399
Total other (expense) income, net	(2,410,516)	3,926,633

INCOME BEFORE INCOME TAXES	2,709,081	15,889,794

PROVISION FOR INCOME TAXES	1,661,388	3,395,237

NET INCOME	1,047,693	12,494,557

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	2,289,251	2,502,100

COMPREHENSIVE INCOME	$3,336,944	$14,996,657

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	21,121,372	21,093,525

EARNINGS PER SHARE
Basic and diluted	$0.05	$0.59

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

						Accumulated
			Additional	Retained earnings		other
	Common Share		paid-in	Statutory		comprehensive	Noncontrolling
	Shares	Par Value	capital	reserves	Unrestricted	income	interest	Total
BALANCE, July 1, 2011	21,090,948	$21,091	$3,442,083	$3,403,793	$98,004,993	$5,111,872	$8,663,200	$118,647,032
Shares issued for services	30,424	30	149,970					150,000
Acquisition of noncontrolling interest							(4,331,600)	(4,331,600)
Net income					12,494,557			12,494,557
Adjustment of statutory reserve				286,148	(242,418)			43,730
Foreign currency translation adjustments						2,502,100		2,502,100
BALANCE, June 30, 2012	21,121,372	$21,121	$3,592,053	$3,689,941	$110,257,132	$7,613,972	$4,331,600	$129,505,819
Net income					1,047,693			1,047,693
Foreign currency translation adjustments						2,289,251		2,289,251
BALANCE, June 30, 2013	21,121,372	$21,121	$3,592,053	$3,689,941	$111,304,825	$9,903,223	$4,331,600	$132,842,763

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,047,693	$12,494,557
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	1,270,847	1,352,871
Amortization and depletion	69,371	439,871
Write-off of other receivables and prepayments	484,075	530,902
Change in fair value of warrants	(716,627)	(4,852,399)
Reservation of mine maintenance fee	-	43,730
Equity investment income	-	(6,171)
Stock issued for services	-	150,000
Change in operating assets and liabilities
Accounts receivable, trade	2,757,701	(3,303,927)
Notes receivable, trade	(398,250)	(14,087,300)
Other receivables	(2,862,730)	(993,811)
Inventories	(576,277)	1,807,743
Advances to suppliers	3,681,517	(3,165,668)
Prepaid expenses	636,908	(628,746)
Accounts payable, trade	176,623	(142,663)
Other payables and accrued liabilities	1,405,131	(485,054)
Customer deposits	66,344	7,385
Taxes payable	(414,772)	(1,394,076)
Net cash provided by (used in) operating activities	6,627,554	(12,232,756)

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal advances of loans receivable	(9,924,800)	(2,847,200)
Repayment of loans receivable	10,792,300	9,886,453
Payments on equipment and construction in progress	(580)	(15,526,921)
Prepayments on construction in progress	-	(16,527,000)
Refunds of coal mine acquisition prepayments	-	11,061,403
Prepayments of intangible assets	-	(1,903,344)
Net cash provided by (used in) investing activities	866,920	(15,856,609)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	128,000	(1,287,000)
Proceeds from notes payable	9,558,000	7,870,000
Payments of note payable	(4,779,000)	(3,148,000)
Proceeds from short-term loans - bank	9,558,000	10,703,200
Payments of short-term loan - bank	(15,292,800)	(10,073,600)
Payments of long term loan	(7,965,000)	-
Payments to related parties	(22,201)	(308,794)
Net cash provided by (used in) financing activities	(8,815,001)	3,755,806

EFFECT OF EXCHANGE RATE ON CASH	(264,173)	433,590

DECREASE IN CASH	(1,584,700)	(23,899,969)

CASH, beginning of year	2,366,718	26,266,687

CASH, end of year	$782,018	$2,366,718

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$1,960,151	$4,326,734
Cash paid for interest expense, net of capitalized interest	$2,148,427	$2,984,940
NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Construction-in-progress acquired with prepayments made by note receivables, trade	$15,611,400	$-
Construction-in-progress acquired with prepayments made by note receivables, mine acquisition	$9,207,540	$-
Repayment of loan receivables through note receivables, trade	$955,800	$-
Transferred from advances to suppliers-related parties to other receivables	$-	$585,748
Reclassification of coal mine acquisition prepayments to notes receivable, mine acquisition	$-	$9,097,720
Refunds of coal mine acquisition prepayments offset by inventory purchases	$-	$1,110,261
Reclassification of prepayment to refundable deposit	$-	$4,722,000
Acquisition payable accrued for coal mine acquisition	$-	$4,407,200

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

SinoCoking Coal and Coke Chemical Industries, Inc. (“SinoCoking” or the “Company”) was organized on September 30, 1996, under the laws of the State of Florida.

The Company is a vertically-integrated coal and coke producer based in the People’s Republic of China (“PRC” or “China”). All of the Company’s business operations are conducted by a variable interest entity (“VIE”), Henan Pingdingshan Hongli Coal & Coking Co., Ltd., (“Hongli”), which is controlled by Top Favour’s wholly-owned subsidiary, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), through a series of contractual arrangements.

Due to the continuing provincial-wide consolidation program in Henan, all small to mid-scale mines are required to be consolidated and undergo mandatory safety checks and inspections by relevant authorities before receiving clearance to resume coal mining operations. This requirement applies to all SinoCoking mines.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background		Ownership

Top Favour	•	A British Virgin Islands company	100%
	•	Incorporated on July 2, 2008

Hongyuan	•	A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)	100%
	•	Incorporated on March 18, 2009
	•	Registered capital of $3 million fully funded

Hongli	•	A PRC limited liability company	VIE by contractual arrangements
	•	Incorporated on June 5, 1996
	•	Initial registered capital of $1,055,248 or 8,808,000 Renminbi (“RMB”), further increased to $4,001,248 (RMB 28,080,000) on August 26, 2010, fully funded
	•	85.40% of equity interests held by Jianhua Lv, the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board of Directors
	•	Operates a branch, Baofeng Coking Factory (“Baofeng Coking”)
Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”)	•	A PRC limited liability company	VIE by contractual arrangements as a wholly-owned subsidiary of Hongli
	•	Incorporated on July 19, 2007
	•	Registered capital of $396,000 (RMB 3,000,000) fully funded
Baofeng Shunli Coal Co., Ltd.(“Shunli Coal”)	•	A PRC limited liability company	VIE by contractual arrangements as an indirect wholly-owned subsidiary of Hongli
	•	Incorporated on August 13, 2009
	•	Registered capital of $461,700 (RMB3,000,000) fully funded
	•	Acquired by Hongchang Coal on May 20, 2011
	•	Dissolved on July 4, 2012
Baofeng Hongguang Power Co., Ltd. (“Hongguang Power”)	•	A PRC limited liability company	VIE by contractual arrangements as a wholly-owned subsidiary of Hongli
	•	Incorporated on August 1, 2006
	•	Registered capital of $2,756,600 (RMB 22,000,000) fully funded
Baofeng Xingsheng Coal Co., Ltd. (“ Xingsheng Coal”)	•	A PRC limited liability company	VIE by contractual arrangements as a 60% owned subsidiary of Hongli
	•	Incorporated on December 6, 2007
	•	Registered capital of $559,400 (RMB 3,634,600) fully funded
	•	60% of equity ownership acquired by Hongli on May 20, 2011
Baofeng Shuangrui Coal Co., Ltd. ( “Shuangrui Coal”)	•	A PRC limited liability company	VIE by contractual arrangements as a 100% owned subsidiary of Hongchang
	•	Incorporated on March 17, 2009
	•	Registered capital of $620,200 (RMB4,029,960) fully funded
	•	60% of equity ownership acquired by Hongli on May 20, 2011
	•	100% of equity ownership acquired by Hongchang on June 20, 2012
Zhonghong Energy Investment Company (“Zhonghong”)	•	A PRC company	VIE by contractual arrangements as a wholly-owned subsidiary of Hongli
	•	Incorporated on December 30, 2010
	•	Registered capital of $7,842,800 (RMB51,000,000) fully funded equity interests of 100% held by three nominees on behalf of Hongli pursuant to share entrustment agreements
Baofeng Hongrun Coal Chemical Co., Ltd. (“Hongrun”)	•	A PRC limited liability company	VIE by contractual arrangements as a wholly-owned subsidiary of Hongli
	•	Incorporated on May 17, 2011
	•	Registered capital of $ 4,620,000 (RMB30 million) fully funded

F-6

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company believes that the equity owners of Hongli do not have the characteristics of a controlling financial interest, and that the Company is the primary beneficiary of the operations and residual returns of Hongli and, in the event of losses, would be required to absorb a majority of such losses. Accordingly, the Company consolidates Hongli’s results, assets and liabilities in the accompanying financial statements.

Selected financial data of Hongli and its subsidiaries is set forth below:

	June 30, 2013	June 30, 2012
Total current assets	$31,713,194	$58,535,803
Total assets	$188,868,385	$184,771,289
Total current liabilities	$97,057,869	$53,633,472
Total liabilities	$97,057,869	$90,065,472

Presently, the Company’s coking related operations are carried out by Baofeng Coking, coal related operations by Hongchang Coal, Shuangrui Coal, Shunli Coal and Xingsheng Coal, and electricity generation by Hongguang Power. However, it is the Company’s intention to transfer all coal related operations to a joint-venture between Zhonghong and Henan Province Coal Seam Gas Development and Utilization Co., Ltd. (“Henan Coal Seam Gas”) (see Note 12). As of June 30, 2013, the Company’s coal related operations had not been transferred to the joint-venture, and Shuangrui Coal, Shunli Coal and Xingsheng Coal had had no operations since their acquisitions by the Company (see Note 21).

Liquidity and going concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its expenditure requirements and repayments of its long-term loan facilities with Bairui Trust Co., Ltd. (“Bairui Trust”) as and when they fall due (see Note 13). As of June 30, 2013, the Company's current liabilities exceed its current assets by $24,312,407.

In an effort to improve its financial position, the Company would try to negotiate with Bairui Trust to extend the loan and to improve the sales of higher profit margin coke by-products. Meanwhile, the Company is still waiting for the conclusion of the mining moratorium. If the moratorium could be concluded in the next year, the Company should be able to obtain a line of credit by pledging its mining rights for additional liquidity purpose. Management believes that these and other actions taken by management can provide the Company the opportunity to continue as a going-concern.

Note 2 – Summary of significant accounting policies

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiaries – Top Favour and Hongyuan, and its VIEs – Hongli and its subsidiaries. All significant inter-company transactions and balances between the Company, its subsidiaries and VIEs are eliminated upon consolidation.

F-7

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved are evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. As a result of the contractual arrangements described below, the Company, through Hongyuan, is obligated to absorb a majority of the risk of loss from Hongli’s activities and the Company is enabled to receive a majority of Hongli’s expected residual returns. The Company accounts for Hongli as a VIE and is the primary beneficiary. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. Management makes ongoing assessments of whether Hongyuan is the primary beneficiary of Hongli and its subsidiaries.

Accounting Standards Codification (“ASC”) 810 – “Consolidation” addresses whether certain types of entities referred to as VIEs, should be consolidated in a company’s consolidated financial statements. The contractual arrangements entered into between Hongyuan and Hongli are comprised of the following series of agreements:

(1)	a Consulting Services Agreement, through which Hongyuan has the right to advise, consult, manage and operate Hongli and its subsidiaries (“the Operating Companies”), collect, and own all of the respective net profits of the Operating Companies;

(2)	an Operating Agreement, through which Hongyuan has the right to recommend director candidates and appoint the senior executives of the Operating Companies, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Companies, and guarantee the contractual performance by the Operating Companies of any agreements with third parties, in exchange for a pledge by the Operating Companies of their respective accounts receivable and assets;

(3)	a Proxy Agreement, under which the equity holders of the Operating Companies have vested their voting control over the Operating Companies to Hongyuan and will only transfer their equity interests in the Operating Companies to Hongyuan or its designee(s);

(4)	an Option Agreement, under which the equity holders of the Operating Companies have granted Hongyuan the irrevocable right and option to acquire all of its equity interests in the Operating Companies, or, alternatively, all of the assets of the Operating Companies; and

(5)	an Equity Pledge Agreement, under which the equity holders of the Operating Companies have pledged all of their rights, title and interest in the Operating Companies to Hongyuan to guarantee the Operating Companies’ performance of their respective obligations under the Consulting Services Agreement.

Since Top Favour, Hongyuan and Hongli are under common control, the above corporate structure including the above contractual arrangements have been accounted for as a reorganization of entities and the consolidation of Top Favour, Hongyuan and Hongli has been accounted for at historical cost and prepared on the basis as if the contractual arrangements had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to coal reserves that are the basis for future cash flow estimates and units-of-production depletion calculations; asset impairments; allowance for doubtful accounts and loans receivable; valuation allowances for deferred income taxes; reserves for contingencies; stock-based compensation; going concern assumption and the fair value and accounting treatment for warrants. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates.

Stock-based compensation

The Company records share-based compensation expense based upon the grant date fair value of share-based awards. The value of the award is principally recognized as expense ratably over the requisite service periods. The Company uses the Black-Scholes Merton (“BSM”) option-pricing model, which incorporates various assumptions including volatility, expected life and interest rates to determine fair value. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on the simplified method of the terms of the options. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

F-8

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-based compensation expense is recognized based on awards expected to vest.  U.S. GAAP require forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, when actual forfeitures differ from those estimates.  There were no estimated forfeitures as the Company has a short history of issuing options.

Revenue recognition

Coal and coke sales are recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  This generally occurs when coal and coke is loaded onto trains or trucks at one of the Company’s loading facilities or at third party facilities.

Substantially, if not all, of the electricity generated by Hongguang Power is typically used internally by Baofeng Coking.  Supply of surplus electricity generated by Hongguang Power to the national power grid is mandated by the local utilities board.  The value of the surplus electricity supplied, if it exists, is calculated based on actual kilowatt-hours produced and transmitted and at a fixed rate determined under contract.

Coal and coke sales represent the invoiced value of goods, net of a value-added tax (“VAT”), sales discounts and actual returns at the time when product is sold to the customer.

Foreign currency translation and other comprehensive income

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company, its subsidiaries and VIEs in the PRC is denominated in RMB.

For the subsidiaries and VIEs whose functional currencies are other than the U.S. dollar, all assets and liabilities accounts were translated at the exchange rate on the balance sheet date; shareholders’ equity is translated at the historical rates and items in the statement of operations are translated at the average rate for the period. Items in the cash flow statement are also translated at average translation rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity.  The resulting transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations.

The balance sheet amounts, with the exception of equity, at June 30, 2013 and 2012 were translated at RMB 6.18 to $1 and RMB 6.31 to $1, respectively.  The average translation rates applied to income and cash flow statement amounts for the years ended June 30, 2013 and 2012 were at RMB 6.28 to $1 and RMB 6.35 to $1, respectively.

Fair value of financial instruments

The Company uses a three-level valuation hierarchy for disclosures of fair value measurement.  The carrying amounts reported in the accompanying consolidated balance sheets for receivables, payables and short term loans qualify as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels of valuation hierarchy are defined as follows:

Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	Inputs to the valuation methodology are unobservable.

The Company determined that the carrying value of the long-term loans approximated their fair value using level 2 inputs by comparing the stated loan interest rate to the rate charged by the Bank of China on similar loans (see Note 13).

F-9

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2013:

	Carrying value at June 30, 2013	Fair value measurement at June 30, 2013
		Level 1	Level 2	Level 3
Warrants liability	$21	$—	$21	$—

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using observable inputs as of June 30, 2013 and 2012:

	June 30,	June 30,
	2013	2012
Beginning fair value	$716,648	$5,569,047
Realized gain recorded in earnings	(716,627)	(4,852,399)
Ending fair value	$21	$716,648

The Company’s warrants are not traded on an active securities market; therefore, the Company estimates the fair value of its warrants using the Cox-Ross-Rubinstein binomial model on June 30, 2013 and 2012.

	June 30, 2013	June 30, 2012
Number of shares exercisable	3,906,853	3,906,853
Range of exercise price	$6.00-48.00	$6.00-48.00
Stock price	$1.39	$2.05
Expected term (years)	1.6-3.78	2.60-4.78
Risk-free interest rate	0.28-0.95%	0.38-0.69%
Expected volatility	39-70%	75-85%

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record certain financial assets and liabilities at fair value on a non-recurring basis.  Generally, assets are recorded at fair value on a non-recurring basis as a result of impairment charges.  For the years ended June 30, 2013 and 2012, long term investments are not considered impaired.

The Company did not identify any other assets and liabilities that are required to be presented on the consolidated balance sheets at fair value.

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC and with banks in Hong Kong and in the United States of America.

Balances at financial institutions or state owned banks within the PRC are not covered by insurance.  Balances at financial institutions in Hong Kong may, from time to time, exceed Hong Kong Deposit Protection Board’s insured limits.  As of June 30, 2013 and 2012, the Company had $10,391,195 and $11,880,025 of cash deposits, including restricted cash, which were not covered by insurance, respectively. The Company has not experienced any losses in such accounts.

Restricted cash

Restricted cash represents amounts set aside by the Company in accordance with the Company’s debt agreements with certain financial institutions in the PRC. These cash amounts are designated for the purpose of paying down the principal amounts owed to the financial institutions, and these amounts are held at the same financial institutions with which the Company has the debt agreements. Due to the short-term nature of the Company’s debt obligations to these banks, the corresponding restricted cash balances have been classified as current in the consolidated balance sheets.

Accounts receivables, trade

During the normal course of business, the Company extends unsecured credit not exceeding three months to its customers. Management regularly reviews aging of receivables and changes in payment trends by its customers, and records an allowance when management believes collection of amounts due are at risk. Accounts receivables are considered past due after three months from the date credit was granted. Accounts considered uncollectible after exhaustive efforts to collect are written off. The Company regularly reviews the credit worthiness of its customers and, based on the results of the credit review, determines whether extended payment terms can be granted to or, in some cases, partial prepayment is required from certain customers. No allowance for doubtful accounts is considered necessary at the balance sheets dates.

F-10

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Notes receivable, trade

These notes receivable represented trade accounts receivable due from customers where the customers’ banks had guaranteed the payment of the receivable. This amount was non-interest bearing and is normally paid within three to nine months. The Company is allowed to submit its request for payment to the customers’ banks prior to the due dates. However, early request for payment will incur an interest charge and a processing fee. In the ordinary course of business, certain notes receivable may be assigned to suppliers as advances in lieu of cash.

Notes receivable, mine acquisition

These notes receivable represented settlement of the receivables from payments made for mine acquisition where the issuers’ banks had guaranteed the payment of the receivables. This amount was non-interest bearing and is normally paid within three to nine months.

Other receivables

Other receivables include security deposit made for auction of purchasing financial assets, interest receivable on loans, advances to employees for general business purposes and other short term non-traded receivables from unrelated parties, primarily as unsecured demand loans, with no stated interest rate or due date. Management regularly reviews aging of receivables and changes in payment trends and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off after exhaustive efforts at collection. No allowance for doubtful accounts is considered necessary at the balance sheet dates.

Loans receivable

Loans receivable represents the amount the Company expects to collect from unrelated parties. The loans either are due on demand or mature within a year, and are either unsecured or secured by the properties of the borrowers or guaranteed by unrelated parties. All loans receivables are subject to interest charges. No allowance for doubtful accounts is considered necessary at the balance sheet dates.

Inventories

Inventories are stated at the lower of cost or market, using the weighted average cost method. Inventories consist of raw materials, supplies, work in process, and finished goods.  Raw materials mainly consist of coal (mined and purchased), rail, steel, wood and additives used by the Company.  The cost of finished goods includes (1) direct costs of raw materials, (2) direct labor, (3) indirect production costs, such as allocable utilities cost, and (4) indirect labor related to the production activities, such as assembling and packaging. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventory to its market value, if lower than cost. On an ongoing basis, inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories equal to the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written-down to the lower of cost or market, they are not marked up subsequently based on changes in underlying facts and circumstances.  As of June 30, 2013 and 2012, no allowance for inventory valuation was deemed necessary.

Advances to suppliers

The Company advances monies or may legally assign its notes receivable-trade (which are guaranteed by banks) to certain suppliers for raw material purchases. Such advances are interest-free and unsecured. Management regularly reviews aging of advances to suppliers and changes in materials receiving trends and records an allowance when management believes collection of materials due are at risk. Advances aged over one year and considered uncollectible are written off after exhaustive efforts at collection. No allowance for doubtful accounts is considered necessary at the balance sheet dates.

Plant and equipment, net

Plant and equipment are stated at cost.  Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments that extend the useful life are capitalized.  When items of plant and equipment are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Mine development costs are capitalized and amortized by the units of production method over estimated total recoverable proven and probable reserves. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated useful life
Building and plant	20 years
Machinery and equipment	10-20 years
Other equipment	1-5 years
Transportation equipment	5-7 years

F-11

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Construction-in-progress (“CIP”) includes direct costs of construction for mining tunnel improvements and the Company’s new coking plant. Interest incurred during the period of construction, if material, is capitalized. For the years ended June 30, 2013 and 2012, $0 and $914,688 in interest were capitalized into CIP, respectively. All other interest is expensed as incurred. CIP is not depreciated until such time the asset in question is completed and put into service.

Refundable deposit

A deposit was made to Henan Coal Seam Gas and is refundable when the joint venture between it and Zhonghong starts operations.

Intangible assets

Costs to obtain land use rights are recorded based on the fair value at acquisition and amortized over 36 years, the contractual period of the rights. Intangible assets with finite lives are amortized over their useful lives and reviewed at least annually for impairment.

Mining rights are capitalized at fair value when acquired, including amounts associated with any value beyond proven and probable reserves, and amortized to operations as depletion expense using the units-of-production method over the estimated proven and probable recoverable amounts.  The Company’s coal reserves are controlled through its VIEs, which control generally lasts until the recoverable reserves are depleted.

Impairment of long - lived assets

The Company evaluates long-lived tangible and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows, in accordance with the accounting guidance regarding “Disposal of Long-Lived Assets.”  Recoverability is measured by comparing an asset’s carrying value to the related projected undiscounted cash flows generated by the long-lived asset or asset group, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  When the carrying value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss to the extent that the carrying value exceeds its fair value.   Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

Long-term investment

Investments in equity securities of privately-held companies in which the Company holds less than 20% voting interest and to which the Company does not have the ability to exercise significant influence are accounted for under the cost method.

Entities in which the Company has the ability to exercise significant influence, but does not have a controlling interest, are accounted for under the equity method. Significant influence is generally considered to exist when the Company has between 20% and 50% of ownership interest in the voting stock, but other factors, such as representation on the board of directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

The Company evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable. For investments carried at cost, the Company recognizes impairment in the event that the carrying value of the investment exceeds the Company’s proportionate share of the net book value of the investee. As of June 30, 2013, management believes no impairment charge necessary.

Asset retirement cost and obligations

The Company accounts for the asset retirement cost and obligations to retire tangible long-lived assets in accordance with U.S. GAAP, which requires that the Company’s legal obligations associated with the retirement of long-lived assets be recognized at fair value at the time the obligations are incurred. Such obligations are incurred when development commences for underground mines or construction begins for support facilities, refuse areas and slurry ponds. If an entity has a conditional asset retirement obligation, a liability should be recognized when the fair value of the obligations can be reasonably estimated.

The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value. Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset. Amortization of the related asset is calculated on a unit-of-production method by amortizing the total estimated cost over the salable reserves as determined under SEC Industry Guide 7, multiplied by the production during the period.

F-12

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Asset retirement costs generally include the cost of reclamation (the process of bringing the land back to its natural state after completion of exploration activities) and environmental remediation (the physical activity of taking steps to remediate, or remedy, any environmental damage caused).

In May 2009, the Henan Bureau of Finance and the Bureau of Land and Resource issued regulations requiring mining companies to file an evaluation report regarding the environmental impacts of their mining (the “Evaluation Report”) before December 31, 2010. The relevant authorities would then determine whether to approve the Evaluation Report after performing on-site investigation, and the asset retirement obligation would be determined by the authorities based on the approved filing. Such requirement was extended along with the extension of the provincial mine consolidation schedule, although the specific extension date has not been finalized by the relevant provincial authorities.

The Company did not record any asset retirement obligation as of June 30, 2013 and June 30, 2012 because the Company did not have sufficient information to reasonably estimate the fair value of such obligation. The range of time over which the Company may settle the obligation is unknown and cannot be reasonably estimated. In addition, the settlement method for the obligation cannot be reasonably determined. The amount of the obligation to be determined by the relevant authorities is affected by several factors, such as the extent of remediation required in and around the mining area, the methods to be used to remediate the mining site, and any government grants which may or may not be credited to the mining companies.

The Company will recognize the liability in the period when sufficient information is available to reasonably estimate its fair value.

Income taxes

Deferred income taxes are provided on the asset and liability method for temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.  Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.  No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2013, and 2012.

Chinese income taxes

The Company’s subsidiary and VIEs that operate in the PRC are governed by the national and local income tax laws of that country (the “Income Tax Laws”), and are generally subject to a statutory income tax rate of 25% of taxable income, which is based on the net income reported in the statutory financial statements after appropriate tax adjustment.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT.  All of the Company’s coal and coke are sold in the PRC and subject to a VAT at a rate of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing finished products.  The Company records VAT payable and VAT receivable net of payments in its consolidated financial statements.  The VAT tax return is filed to offset the payables against the receivables.

Warrants liability

A contract is designated as an asset or a liability and is carried at fair value on the Company’s balance sheet, with any changes in fair value recorded in its results of operations.  The Company then determines which options, warrants and embedded features require liability accounting and records the fair value as a derivative liability. The changes in the values of these instruments are shown in the accompanying consolidated statements of income and other comprehensive income as “change in fair value of warrants.”

In connection with the Company’s share exchange transaction in February 2010 with Top Favour, whereby Top Favour became a wholly-owned subsidiary of the Company (the “Share Exchange”), the Company adopted the provisions of an accounting standard regarding instruments that are indexed to an entity’s own stock.  This accounting standard specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in equity in the statement of financial position would not be considered a derivative financial instrument.  It provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception within the standards. As a result of adopting this accounting standard, all warrants issued after the Share Exchange are recorded as a liability because their strike price is denominated in U.S. dollars, while the Company’s functional currency is denominated in RMB.

F-13

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All warrants issued before the Share Exchange, which were treated as equity pursuant to the derivative treatment exemption prior to the Share Exchange, are also no longer afforded equity treatment for the same reason. Since such warrants are no longer considered indexed to the Company’s own stock, all future changes in their fair value will be recognized currently in earnings until they are exercised or expire.

Noncontrolling interests

As further discussed in Note 21, noncontrolling interests mainly consist of a 40% equity interest of Xingsheng Coal owned by unrelated parties. For the years ended June 30, 2013, and 2012, there was no net income or loss attributable to such noncontrolling interests because Xingsheng Coal was not operational during such periods.

Earnings per share

The Company reports earnings per share in accordance with the provisions of ASC – 260 “Earnings Per Share.” This standard requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Dilution is computed by applying the treasury stock method. Under this method, option and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby are used to purchase common stock at the average market price during the period.

Comprehensive income

Accounting standard regarding comprehensive income establishes requirements for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. This accounting standard defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, it also requires all items recognized under current accounting standards as components of comprehensive income to be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustments.

Recently issued accounting pronouncements

In February 2013 the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update ("ASU") No. 2013-02 "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income," requiring new disclosures for items reclassified out of accumulated other comprehensive income ("AOCI"), including (1) changes in AOCI balances by component and (2) significant items reclassified out of AOCI. The guidance does not amend any existing requirements for reporting net income or OCI in the financial statements. The standards update was effective for reporting periods beginning after December 15, 2012, to be applied prospectively. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements. As this guidance only requires expanded disclosures, the adoption of this guidance is not expected to have a significant impact on the Company's consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05 “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity,’ requiring the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity.  The standards update is effective prospectively for fiscal years and interim reporting periods within those years beginning after December 15, 2013.  Early adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company's consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carrforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

F-14

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Concentration risk

For the year ended June 30, 2013, 75.8% of the Company’s total revenues were from four major customers who individually accounted for 24.7%, 20.7%, 15.7% and 14.7% of total revenues, respectively. For the year ended June 30, 2012, 90.5% of the Company’s total revenues were from four major customers who individually accounted for 25.4%, 23.6%, 21.0% and 20.5% of total revenues, respectively. Accounts receivable of four customers were 41.5%, 25.2%, 2.4% and 2.3% of the total accounts receivable balance at June 30, 2013, respectively. Accounts receivable of four customers were 25.5%, 22.9%, 22.8% and 22.2% of the total accounts receivable balance at June 30, 2012, respectively.

For the year ended June 30, 2013, three major suppliers provided 37.3% of the Company’s total raw material purchases, with each supplier individually accounting for 14.1%, 12.5% and 10.7% of total purchases, respectively. For the year ended June 30, 2012, five major suppliers provided 61.9% of total raw material purchases, with each supplier individually accounting for 15.8%, 12.7%, 12.5%, 10.7% and 10.2% of total raw material purchases, respectively The Company held no accounts payable from its major suppliers as of June 30, 2013 and June 30, 2012.

Note 4 – Loans receivable

On June 8, 2011, Ziben Tiantang Co., Ltd. (“Ziben”), an unrelated party, borrowed $10,044,200 from Top Favour in an unsecured loan at an annual interest rate of 9.45%, with interest due every six months. The loan matured on June 7, 2012. On June 8, 2012, Top Favour and Ziben entered into a supplemental agreement to extend the maturity date to December 7, 2012, and to decrease the interest rate to 7% annually. On December 8, 2012, both parties entered into another supplemental agreement to extend the maturity date to December 7, 2013, with a 7% annual interest rate. Ziben repaid $2,262,163 through June 30, 2013.

In August 2011, Top Favour loaned an additional $801,000 to Ziben. This loan is unsecured, interest free, and due on demand. On November 4, 2011, Top Favour entered into a supplement agreement with Ziben to extend the loan to November 4, 2012 and to add an annual interest rate of 7%. Ziben fully repaid the loan principal on November 7, 2012.

In August and September 2012, Top Favour loaned an additional $350,000 to Ziben. This loan is unsecured and has an annual interest rate of 7%, and is due on August 11, 2013. On August 2, 2013, the Company and Ziben entered into a supplemental agreement to extend the remaining balance due to December 31, 2013. Ziben repaid $100,000 through June 30, 2013.

On February 20, 2012, the Company loaned $951,000 (RMB 6 million) to Pingdingshan Hongfeng Coal Wash Co., Ltd. (“Hongfeng”), an unrelated party. This loan was due on August 20, 2012, was unsecured, and had an annual interest rate of 3.5%. The loan principal was settled in full on August 9, 2012 by notes from Hongfeng guaranteed by its bank, which notes were legally assigned to a Company supplier for purchases during the quarter ended December 31, 2012.

On February 7, 2013, Hongli entered into an agreement to loan $9,564,000 (RMB 60 million) to Hongxin Industrial Co., Ltd. (“Hongxin”), an unrelated party. Per the agreement, Hongli obtained a short-term bank loan from Shanghai Pudong Development Bank (see Note 14) on behalf of Hongxin, and Hongxin was responsible for repayment of the note’s principal and interest. The loan is due on February 6, 2014, and is unsecured, and has an annual interest rate of 6.6%. Hongxin fully repaid the loan on April 8, 2013 by issuing notes guaranteed by its bank to Hongli. Such notes will mature on October 2, 2013.

For the years ended June 30, 2013 and 2012, interest income from loans receivable amounted to $783,938 and $1,370,939, respectively.

Note 5 – Other receivables

Other receivables consisted of the following:

	June 30, 2013	June 30, 2012
Security deposit for auction	$3,236,000	$-
Receivables from an unrelated company	103,554	1,099,910
Advances to employees	18,843	117,394
Interest receivable	974,290	193,119
Miscellaneous	1,683	1,585
Total	$4,334,370	$1,412,008

F-15

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Security deposit for auction

On January 26, 2013, Hongli entered into an agreement with Pingdingshan Rural Credit Cooperative Union (“PRCCU”) to pay $3,236,000 (RMB 20 million) as a security deposit to bid for a financial instrument valued at $19.4 million (RMB 120 million) at an auction. Per the agreement, were Hongli to win the auction, the deposit would be applied against Hongli’s bid price for the instrument. Otherwise, PRCCU would refund the deposit back to Hongli before September 30, 2013. On September 18, 2013, Hongli and PRCCU entered into a supplemental agreement to postpone the auction date and extend the refund date to December 31, 2013.

Note 6 – Inventories

Inventories consisted of the following:

	June 30, 2013	June 30, 2012
Raw materials	$158,908	$244,425
Work in process	306,678	315,143
Supplies	52,986	55,043
Finished goods	2,500,337	1,767,833
Total	$3,018,909	$2,382,444

Note 7 – Advances to suppliers

Most of the Company’s vendors require an advance to ensure timely delivery and favorable pricing.

Such advances to suppliers amounted to $8,791,837 and $12,267,806 as of June 30, 2013 and 2012, respectively. For the years ended June 30, 2013 and 2012, the Company did not write off any uncollectible advances to suppliers.

Note 8 – Prepayments

Prepayments consisted of the following:

	June 30, 2013	June 30, 2012
Land use rights	$11,349,040	$11,110,556
Construction	50,213,850	24,961,297
Total	$61,562,890	$36,071,853

Prepayments for land use rights

Prepayments for land use rights are advances made in connection with acquiring land use rights to expand the site of the Company’s new coking plant that is still under construction. Such prepayments were paid to the former occupants of the land underlying the land use rights, and are not refundable.  As of June 30, 2013 and 2012, such prepayments amounted to $11,349,040 and $11,110,556, respectively. The Company is in the process of registering the land use right certificates with the relevant authorities and expects to complete such registrations by December 31, 2013, at an estimated total cost of $11,819,490 (RMB 73,050,000).

Prepayments for construction

Prepayments for construction consisted of the following:

	June 30, 2013	June 30, 2012
Baofeng new coking plant (1)	$20,475,010	$20,526,097
Hongchang new mining tunnels (2)	1,294,400	1,267,200
Hongchang safety instruments (3)	3,236,000	3,168,000
Xingsheng safety instruments (4)	14,092,780	-
Hongchang mine consolidation (5)	11,115,660	-
Total	$50,213,850	$24,961,297

F-16

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	At June 30, 2013, the Company made prepayments of approximately $20.5 million (RMB 126.5 million) toward construction of its new coking plant.

(2)	The Company made prepayments of approximately $1.29 million (RMB 8 million) during the year ended June 30, 2010 for constructing new mining tunnels at Hongchang coal mine. As of June 30, 2013, this project had not commenced, but the Company expects to do so after approval from the relevant authorities.

(3)	The Company made prepayments of approximately $3.24 million (RMB 20 million) during May 2012 for upgrading the safety equipment at Hongchang coal mine. As of June 30, 2013, this project had not commenced, but the Company expects to do so after approval from the relevant authorities.

(4)	The Company made prepayments of approximately $14.1 million (RMB 87.1 million) in August and September 2012 for upgrading the safety equipment at Xingsheng coal mine. As of June 30, 2013, this project had not commenced, but the Company expects to do so after obtaining approval from the relevant authorities.

(5)	The Company made prepayments of approximately $11.1 million (RMB 68.7 million) during August and September 2012 for consolidating Hongchang, Shunli and Shuangrui coal mines. As of June 30, 2013, this project had not commenced, but the Company expects to do so after approval from the relevant authorities, which approval is expected by the end of June 2014.

Note 9 –Plant and equipment, net

Plant and equipment consisted of the following:

	June 30, 2013	June 30, 2012
Buildings and improvements	$11,066,523	$10,833,976
Mine development cost	11,691,720	11,446,035
Machinery and equipment	7,478,106	7,320,964
Other equipment	446,775	436,810
Total	30,683,124	30,037,785
Less accumulated depreciation	(15,413,358)	(13,825,801)
Total plant and equipment, net	$15,269,766	$16,211,984

Depreciation expense amounted to $1,270,847, and $1,352,871 for the years ended June 30, 2013, and 2012, respectively. No depreciation expense was incurred for mining-related assets due to the shutdown of all coal mine operations since September 2011.

Note 10 – Construction in progress

CIP at June 30, 2013 and 2012 amounted to $40,224,821 and $39,379,553, respectively, and relates to the new coking plant. No depreciation is provided for CIP until such time the asset in question is completed and placed into service. Due to the delay of the mine consolidation process, management estimated the completion date for CIP may be delayed until July 2014.

Project	Total as of June 30, 2013	Estimated cost to complete	Estimated total cost	Estimated completion date
New coking plant	$40,224,821	$26,826,890	$67,051,711	July 2014

Note 11 – Intangible assets

Intangible assets consisted of the following:

	June 30, 2013	June 30, 2012
Land use rights	$2,536,555	$2,483,253
Mining rights	43,917,745	42,994,875
Total intangible assets	46,454,300	45,478,128
Accumulated amortization – land use rights	(669,369)	(586,323)
Accumulated depletion – mining rights	(13,540,860)	(13,256,318)
Total intangible assets, net	$32,244,071	$31,635,487

F-17

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amortization expense for the years ended June 30, 2013 and 2012 amounted to $69,371, and $68,544, respectively. Depletion expense for the years ended June 30, 2013 and 2012 amounted to $0 and $371,327, respectively. Depletion expense was charged to cost of revenue in the period incurred using the unit-of-production method. No depletion was incurred due to the shutdown of all coal mine operations since September 2011.

Amortization expense of the land use rights for the next five years and thereafter is as follows:

Year ending June 30,	Amortization expense
2014	$69,371
2015	69,371
2016	69,371
2017	69,371
2018	69,371
Thereafter	1,520,331
Total	$1,867,186

Note 12 – Long-term investments

Long-term investments consisted of investments accounted for using the cost and equity methods.

In February 2011, the Company invested approximately $1.3 million (RMB 8 million) in Pingdingshan Rural Cooperative Bank – Xinhua District (“Cooperative Bank”). This investment represents 2.86% interest in Cooperative Bank, and is accounted for under the cost method. During the year ended June 30, 2013, the Company received approximately $191,160 of dividend income from such investment.

In April 2011, Hongyuan CSG was established by Zhonghong (49%) and Henan Coal Seam Gas (51%) as a joint venture. The total registered capital of Hongyuan CSG is approximately $16.18 million (RMB 100 million). As of June 30, 2012, approximately $3.24 million (RMB 20 million) was funded, of which $1.6 million (RMB 9.8 million) was paid by Zhonghong. The remaining registered capital was due on April 20, 2013, of which approximately $6.3 million (RMB 39.2 million) will be paid by Zhonghong. Zhonghong’s investment in Hongyuan CSG is accounted for under the equity method since Zhonghong has significant influence but not control. As of June 30, 2013, Zhonghong has not contributed the remaining registered capital as Hongyuan CSG has remained inactive. Zhonghong and Henan Coal Seam Gas are in the process of negotiating with the appropriate PRC authorities to extend the due date for the outstanding registered capital.

For the years ended June 30, 2013 and 2012, equity investment income was $0 and $6,171, respectively.

Note 13 – Loans

Short-term loan

In 2010, Hongyuan entered a one-year loan agreement with Shanghai Pudong Development bank (“SPDB”) to borrow $4,950,400 (RMB 32 million) with a per annum interest rate of 6.435%. The collateral for this bank loan was pledged by Top Favour through a bank deposit with SPDB of $6 million with an annual interest rate of 1.3%, which is classified as restricted cash and the loan was also guaranteed by the Company’s CEO. The loan was paid off on September 14, 2011, and Hongyuan renewed the loan for another year with SPDB to borrow $5,033,600 (RMB 32 million) with per annum interest rate of 6.71%. On March 15, 2012, the loan was paid off and Hongyuan entered into a new loan agreement and borrowed $5,706,000 (RMB 36 million) for one year with a per annum interest rate of 7.22%. On March 15, 2013, Hongyuan entered an agreement to extend the loan to June 13, 2013, with an annual interest rate of 6.765%. The collateral for this bank loan was pledged by Top Favour through a bank deposit with SPDB of $6.5 million with an annual interest rate of 1.3%. The new loan is guaranteed by the Company’s CEO. On June 8, 2013, the loan was fully repaid. As of June 30, 2013 and 2012, the balance of short-term loan amounted to $0 and $5,702,400, respectively.

On February 7, 2013, Hongli entered into a one-year factoring loan agreement with SPDB to borrow $9,564,000 (RMB 60 million) with an annual interest rate of 6.6%. Hongli used its account receivables from Hongxin as collateral for the loan. Per the agreement, Hongli has the right to repurchase the pledged account receivables when the loan matures. Hongli then entered into an agreement to lend the money to Hongxin on terms identical to the factoring loan agreement (see Note 4). On April 8, 2013, Hongxin repaid the money by issuing notes guaranteed by its bank to Hongli. On April 30, 2013, Hongli fully repaid the loan.

F-18

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term loan

On April 2, 2011, Hongli entered into a loan agreement with Bairui Trust pursuant to which Bairui Trust agreed to loan Hongli the sum of approximately $58.2 million (RMB 360 million) with annual interest of 6.3%, of which approximately $29.1 million (RMB 180 million) would be due on April 2, 2013, and approximately $29.1 million (RMB 180 million) on April 2, 2014. The loan was issued on April 3, 2011 and guaranteed by Hongyuan and the Company’s CEO.

On November 30, 2011, Hongli entered into a supplemental agreement with Bairui Trust, pursuant to which approximately $4.9 million (RMB 30 million) with annual interest of 6.3% became due on October 2, 2012, approximately $16.2 million (RMB 100 million) with annual interest of 6.3%, became due on April 2, 2013, approximately $8.1 million (RMB 50 million) with annual interest of 6.3% would now be due on October 2, 2013, and approximately $29.1 million (RMB 180 million) with annual interest of 6.3% would now be due on April 2, 2014. For the $4.9 million (RMB 30 million) principal payment due on October 2, 2012, the Company entered into another supplemental agreement with Bairui Trust on October 8, 2012 to extend the due date to April 2, 2013 with an annual interest rate of 8.7% starting from October 3, 2012. The $4.9 million was paid in full on December 25, 2012. For the $16.2 million (RMB 100 million) principal payment due on April 2, 2013, the Company paid $3.2 million (RMB 20 million) on April 3, 2013, and entered into another supplemental agreement with Bairui Trust on April 23, 2013 to extend the due date for the remaining $13.0 million (RMB 80 million) as follows: (a) $3.2 million (RMB 20 million) has been extended to December 2, 2013 with an annual interest rate of 6.3% starting from April 23, 2013; (b) $4.9 million (RMB 30 million) has been extended to January 2, 2014 with an annual interest rate of 6.3% starting from April 23, 2013; and (c) $4.9 million (RMB 30 million) has been extended to February 2, 2014 with an annual interest rate of 6.3% starting from April 23, 2013. For the period between April 3, 2013 and April 23, 2013, Bairui Trust charged a 9.45% annual interest rate on the entire $13.0 million outstanding.

Weighted average interest rate of the short-term and long-term loans was 7.01% and 5.30% for the years ended June 30, 2013 and 2012, respectively. Interest expense for the years ended June 30, 2013 and 2012 amounted to $3,875,029 and $3,271,021, respectively, of which $0 and $914,688 was capitalized into CIP, respectively.

Note 14 – Notes payable

Notes payable represents lines of credit extended by SPDB. When purchasing raw materials, the Company often issues short term notes payable to vendors, which are funded with draws on such lines of credit. Such notes are guaranteed by the banks for their complete face values through a letter of credit, and mature within three to six months of issuance. SPDB requires the Company to deposit 100% of the notes payable balance as a guarantee deposit, which was classified on the balance sheet as restricted cash. In addition, the Company’s CEO and Hongli guarantee these notes. SPDB charges a processing fee based on 0.05% of the face value of each note.

Pursuant to an agreement dated March 19, 2012, SPDB agreed to grant the Company a line of credit of $1,618,000 (RMB 10 million) maturing on September 21, 2012, to purchase raw coal. The notes payable under this arrangement were satisfied on September 22, 2012.

On April 25, 2012, the Company entered into another note payable agreement with SPDB. Pursuant to the agreement, SPDB agreed to grant the Company a line of credit of $3,236,000 (RMB 20 million) maturing on October 25, 2012, to purchase raw coal. The notes payable under this arrangement were satisfied on October 25, 2012.

On February 19, 2013, the Company entered into another note payable agreement with SPDB. Pursuant to the agreement, SPDB agreed to grant the Company a line of credit of $4,854,000 (RMB 30 million) maturing on August 19, 2013, to purchase raw coal. The notes payable under this arrangement were satisfied on August 19, 2013.

On February 21, 2013, the Company entered into another note payable agreement with SPDB. Pursuant to the agreement, SPDB agreed to grant the Company a line of credit of $4,854,000 (RMB 30 million) maturing on August 21, 2013, to purchase raw coal. The notes payable under this arrangement were satisfied on August 21, 2013.

Note 15 – Other payables and accrued liabilities

Other payables mainly consisted of accrued salaries, interests payable, utilities, professional services, and other general and administrative expenses.

F-19

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other payables and accrued liabilities consisted of the following:

	June 30, 2013	June 30, 2012

Other payables	$681,381	$571,919
Interest payables	1,038,156	-
Accrued liabilities (1)	509,804	230,109
Total	$2,229,341	$802,028

(1)	$280,000 salary payable in the accrued liabilities was payable to the Company’s CEO.

Note 16 – Related party payables

Other payables-related parties represent advances from the Company’s CEO. Advances from the CEO amounted to $140,465 and $156,227 at June 30, 2013 and 2012, respectively. Such advances are interest free, due on demand and will be settled in cash.

Note 17 – Acquisition payable

On August 10, 2010, Hongli acquired 60% of the equity interest of Shuangrui Coal. During the year ended June 30, 2012, Hongli agreed to acquire the remaining 40%. The title thereof was transferred to Hongli, and Hongli had full control of Shuangrui Coal at June 30, 2012. The purchase price thereof was tentatively set at approximately $4,530,400 (RMB 28 million), subject to certain price adjustments to be finalized at closing. The balance is due on demand. As of June 30, 2013 and 2012, acquisition payable was $4,692,200 and $4,593,600, respectively, which represented the accrued purchase price of Shuangrui Coal (see Note 21).

Note 18 – Taxes

Income tax

SinoCoking is subject to the United States federal income tax provisions. Top Favour is a tax-exempt company incorporated in the British Virgin Islands.

All of the Company’s businesses are conducted by its PRC subsidiary and VIEs, namely Hongyuan, Hongli, Baofeng Coking, Hongchang Coal, Shunli Coal, Xingsheng Coal, Shuangrui Coal, Hongguang Power and Zhonghong. All of them except Hongchang Coal are subject to the 25% enterprise income tax rate in China. Hongchang Coal has not been required to pay income tax since its operations were halted in September 2011.

There are no estimated tax savings from the foregoing reduced tax rate for the year ended June 30, 2013. The estimated tax savings from the foregoing reduced tax rate amounted to $322,449 for the year ended June 30, 2012. If the statutory income tax had been applied, the basic and diluted earnings per share would remain at $0.05 for the year ended June 30, 2013, but decrease basic and diluted earnings per share from $0.59 to $0.58 for the year ended June 30, 2012.

The provision for income taxes consisted of the following:

	For the years ended June 30,
	2013	2012
U.S. current income tax expense	$-	$-
BVI current income tax expense	-	-
PRC current income tax expense	1,661,388	3,395,237
Total provision for income taxes	1,661,388	$3,395,237

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended June 30, 2013 and 2012:

	For the years ended June 30,
	2013	2012
U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in U.S.A	(34.0)%	(34.0)%
BVI income tax	0.0%	0.0%
PRC income tax	25.0%	25.0%
China income tax exemption	0.0%	(2.8)%
Other item (1)	36.3%	(0.8)%
Effective rate	61.3%	21.4%

(1)	The 36.3% for the year ended June 30, 2013 was mainly due to the Chinese entities, excluding Baofeng, which had losses before income taxes. Per Chinese tax regulations, net operating losses can be carried forward to offset operating income for the next five years. In addition, some of the expenses are not deductible for PRC income tax purpose. Deferred tax assets should be fully realized. Management evaluated the future operating forecast and noted that the Chinese entities, excluding Baofeng, would have losses in the next few years; and therefore, the management provided a 100% valuation allowance for the deferred tax assets. The (0.8)% for the year ended June 30, 2012 mainly represents a change in fair value of warrants of $4,852,399 incurred by the Company that was not subject to the income tax.

F-20

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SinoCoking incurred a net operating loss for income tax purposes for 2013. As of June 30, 2013, the estimated net operating loss carryforwards for U.S. income tax purposes was approximately $2,106,000, which may be available to reduce future years’ taxable income. The net operating loss carry forward will expire through 2032 if not utilized. Management believes that the realization of the benefits arising from this loss appears to be uncertain due to the continuing losses for U.S. income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at June 30, 2013 and 2012, respectively. Management reviews this valuation allowance periodically and makes adjustments as necessary.

The following table reconciles the valuation allowance for the years ended June 30, 2013 and 2012, which consisted of the following:

	For the years ended
	June 30, 2013	June 30, 2012
Beginning balance	$620,000	$460,000
Additions	95,000	160,000
Ending balance	$715,000	$620,000

The Company had cumulative undistributed earnings of foreign subsidiaries of approximately $44.2 million as of June 30, 2013, which was included in consolidated retained earnings and will continue to be reinvested in its operations in China.  Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if management were to conclude that such earnings will be remitted in the future.

Value added tax

The Company incurred VAT on sales and VAT on purchases in the PRC as follows:

	For years ended
	June 30, 2013	June 30, 2012
VAT on sales	$13,576,057	$13,954,823
VAT on purchases	$11,831,245	$10,633,858

Sales and purchases are recorded net of VAT collected and paid, as the Company acts as an agent for the PRC government.

Taxes payable

Taxes payable consisted of the followings:

	June 30, 2013	June 30, 2012
VAT	$404,427	$499,658
Income tax	528,242	814,217
Others	200,781	208,187
Total	$1,133,450	$1,522,062

F-21

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 – Capital transactions

Under the 2002 Stock Option Plan for Directors, options exercisable for 1,666 shares of the Company’s common stock at $36.00 per share were granted on October 11, 2002, and expired on October 15, 2012. Options exercisable for 3,126 shares of the Company’s common stock at $96.00 per share were granted on November 16, 2004, and will expire on November 16, 2014.

Under the 1999 Stock Option Plan, options exercisable for 6,059 shares of the Company’s common stock at $96.00 per share were granted on November 14, 2004, and will expire on November 14, 2014. Such options were fully vested before the Share Exchange on February 5, 2010. No additional options have been granted.

In May 2012, the Company issued 30,424 shares of restricted common stock for consulting services, for a total expense of $150,000.

Options outstanding and exercisable at June 30, 2013 are as follows:

Outstanding options			Exercisable options
Number	Average remaining	Average	Number	Average remaining	Average
of options	contract life	exercise price	of options	contractual life	exercise price
9,185	1.17 years	$81.26	9,185	1.17 years	$81.26

The following is a summary of changes in options activities:

Options
Outstanding, June 30, 2011	10,851
Granted	-
Forfeited	-
Exercised	-
Outstanding, June 30, 2012	10,851
Granted	-
Forfeited	1,666
Exercised	-
Outstanding, June 30, 2013	9,185

Warrants

The Company follows the provisions of U.S. GAAP regarding financial instruments that are indexed to an entity’s own stock.  This accounting standard specifies that a contract that would otherwise meet the definition of a derivative financial instrument but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position, would not be considered derivative.  It provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception within the standards.

As a result, the Company’s warrants are not afforded equity treatment because their strike price is denominated in U.S. dollar, a currency other than the Company’s functional currency RMB, and are therefore not considered indexed to the Company’s own stock. As such, all changes in the fair value of such warrants are recognized currently in earnings until such time they are exercised or expire.

As of June 30, 2013 and June 30, 2012, warrants that were exercisable for 3,906,853 shares of the Company’s common stock were recorded as derivative instruments. The value of warrants liability was $21 and $716,648 at June 30, 2013 and June 30, 2012, respectively. The decrease in fair value of warrants was $716,627 and $4,852,399 for the years ended June 30, 2013 and 2012, respectively, and was recorded as gain on change in fair value of warrants.

F-22

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of changes in warrant activities:

	Existing warrants at $48.00 (1)	Investor warrants at $12.00 (2)	Callable warrants at $12.00 (3)(6)	Callable warrants at $6.00 (4)(6)	Callable warrants at $15.00 (5)(6)	Total

Outstanding, June 30, 2011	36,973	590,446	3,199,190	30,244	50,000	3,906,853
Granted	-	-	-	-	-	-
Forfeited	-	-	-	-	-	-
Exercised	-	-	-	-	-	-
Outstanding, June 30, 2012	36,973	590,446	3,199,190	30,244	50,000	3,906,853
Granted	-	-	-	-	-	-
Forfeited	-	-	-	-	-	-
Exercised	-	-	-	-	-	-
Outstanding June 30, 2013	36,973	590,446	3,199,190	30,244	50,000	3,906,853

(1)	The warrants underlying 36,973 shares of the Company’s common stock are exercisable at any time until April 9, 2017, with remaining contractual term of 3.78 years as of June 30, 2013.

(2)	The warrants underlying 590,446 shares of the Company’s common stock are exercisable at any time until February 5, 2015, with remaining contractual term of 1.60 years as of June 30, 2013.

(3)	The warrants underlying 3,082,027 and 117,163 shares of the Company’s common stock are exercisable at any time until March 11, 2015 and March 18, 2015, respectively, with remaining contractual term of 1.70 and 1.72 years as of June 30, 2013, respectively.

(4)	The warrants underlying 30,244 shares of the Company’s common stock are exercisable until March 11, 2015, with remaining contractual term of 1.70 years as of June 30, 2013.

(5)	The warrants underlying 50,000 shares of the Company’s common stock are exercisable until July 1, 2015, with remaining contractual terms of 2.00 years as of June 30, 2013.

(6)	The callable warrants are exercisable for a period of five years from the date of issuance, and are callable at the Company’s election six months after the date of issuance if the Company’s common stock trades at a price equal to at least 150% of the exercise price with an average trading volume of at least 150,000 shares of common stock (as adjusted for any stock splits, stock dividends, combination and the like) per trading date for at least 10 consecutive trading days, and the underlying shares of common stock are registered.

Note 20 – Earnings per share

The following is a reconciliation of the basic and diluted earnings per share computation:

	For the years ended June 30,
	2013	2012
Net income for earnings per share	$1,047,693	$12,494,557

Weighted average shares used in basic and diluted computation	21,121,372	21,093,525
Earnings per share – Basic and Diluted	$0.05	$0.59

The Company had warrants and options exercisable for 3,916,038 and 3,917,704 shares of the Company’s common stock in the aggregate at June 30, 2013 and 2012, respectively. For the years ended June 30, 2013 and 2012, all outstanding options and warrants were excluded from the diluted earnings per share calculation since they were anti-dilutive.

Note 21- Coal mine acquisitions

On May 20, 2011, the Company acquired 60% of the equity interests of Shuangrui Coal and Xingsheng Coal, and 100% of the equity interests of Shunli Coal.

In August and September 2011, the Company entered into supplemental agreements with the sellers of these three companies (collectively the “Supplement Agreements”) to memorialize certain agreed terms that were not reflected in the original purchase agreements. Specifically, all assets and liabilities of each company on or before the closing of the Company’s acquisition, other than such company’s mining rights, would be disposed of and assumed by the sellers as soon as practicable. The Company’s acquisition of these three companies included only their mining rights, as all other assets and liabilities were being disposed of by the sellers, and none of the three companies was operational. Therefore, the operating results of these three companies (other than with respect to their mining rights) from May 20, 2011 through June 30, 2013, which were mainly from disposing assets and liabilities (other than their mining rights), are not included in the accompanying consolidated financial statements.

F-23

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Although the Company has acquired the equity interests of these three entities, the parties’ intention, as memorialized in the Supplemental Agreements, is for the Company to acquire only their mining rights while all other assets and liabilities remain with the sellers. Thus, the respective purchase prices have been allocated solely to the mining rights.

Acquisition of Shuangrui Coal

On August 10, 2010, Hongli entered into an equity purchase agreement to acquire 60% of Shuangrui Coal, which operates Shuangrui coal mine, for a consideration of approximately $6.8 million (RMB 42 million), payable in cash. Transfer of such equity interests to Hongli, and registration of such transfer with the appropriate PRC authorities, were completed on May 20, 2011. As memorialized in the Supplement Agreement with the sellers, all assets and liabilities of Shuangrui Coal at the time of Hongli’s acquisition, other than its mining rights, are to be disposed of and/or assumed by the sellers. As such, Hongli’s acquisition consideration is equivalent to the purchase price for 60% ownership of Shuangrui’s mining rights. As of June 30, 2013, approximately $6.6 million (RMB 41 million) was paid. During the year ended June 30, 2012, Hongli acquired the remaining 40% and then transferred 100% of its ownership to Hongchang. As a result, the Company accrued $4,530,400 (RMB 28 million) payable to Shuangrui Coal’s sellers (see Note 17).

Acquisition of Xingsheng Coal

On August 10, 2010, Hongli entered into an equity purchase agreement to acquire 60% of Xingsheng Coal, which operates the Xingsheng Mine, for a consideration of approximately $6.8 million (RMB 42 million), payable in cash. Transfer of such equity interests to Hongli, and registration of such transfer with the appropriate PRC authorities, were completed on May 20, 2011. As memorialized in the Supplement Agreement with the sellers, all assets and liabilities of Xingsheng Coal at the time of Hongli’s acquisition, other than its mining rights, are to be disposed of and/or assumed by the sellers. As such, Hongli’s acquisition consideration is equivalent to the purchase price for 60% ownership of Xingsheng’s mining rights. The purchase price was paid in full in June 2011.

Acquisition of Shunli Coal

On May 19, 2011, Hongchang Coal entered into an equity purchase agreement to acquire 100% of Shunli Coal, which operates the Shunli Mine, for a consideration of approximately $6.8 million (RMB 42 million), payable in cash. Transfer of such equity interests to Hongchang, and registration of such transfer with the appropriate PRC authorities, were completed on May 20, 2011. As memorialized in the Supplement Agreement with the sellers, all assets and liabilities of Shunli Coal at the time of Hongli’s acquisition, other than its mining rights, were to be disposed of and/or are assumed by the sellers. As such, Hongli’s acquisition consideration is equivalent to the purchase price for 100% ownership of Shunli’s mining rights. The purchase price was paid in full in June 2011. On July 2, 3012, Shunli Coal and Hongchang Coal entered into an agreement to transfer all of Shunli Coal’s mining rights to Hongchang Coal, in connection with the Company’s plans to consolidate mining areas under Hongchang Coal for future production. On July 4, 2012, Shunli Coal was dissolved.

Since the initial accounting for these acquisitions were for the mining rights only, the entire purchase price was allocated to the mining rights. The mining rights acquired are not being amortized because the businesses have not commenced any operations since their acquisitions.

Note 22 – Commitments and contingencies

Lease agreement

Zhonghong leased an office place in Zhengzhou from February 25, 2011 to August 24, 2013, with monthly lease payments of $5,999 (RMB 37,075). The lease has become month-to-month commencing August 25, 2013.

For the years ended June 30, 2013, and 2012, lease expenses were $119,446 and $154,221, respectively.

As of June 30, 2013, total future minimum lease payments for the unpaid portion under an operating lease were as follows:

Year ending June 30,	Amount
2014	10,798
Total	$10,798

F-24

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 12, 2013, the Company signed a leasing agreement with Pingdingshan Hongfeng Coal Processing and Coking, Ltd., (“Hongfeng Coal”). Per the agreement, the Company will utilize Hongfeng Coal’s coke production facility, which has an annual capacity of 200,000 metric tons, for a period of one year. Per the agreement, the Company agreed to pay Hongfeng Coal $9.60 (RMB 60) per metric ton of coke produced from the leased facility.

Purchase commitment

The Company entered into several contracts with contractors and suppliers for the following projects:

	Aggregate contract amount	Payments made	Purchase commitment
Baofeng new coking plant	$65,820,748	$58,924,121	$6,896,627
Hongchang new mining tunnels	1,553,280	1,294,400	258,880
Hongchang safety instruments	16,180,000	3,236,000	12,944,000
Xingsheng safety instruments	19,598,834	14,092,780	5,506,054
Hongchang mine consolidation	32,766,118	11,115,660	21,650,458
Total	$135,918,980	$88,662,961	$47,256,019

The Company has signed annual purchase agreements with its vendors to supply coal to be delivered based on the quarterly demand. For the calendar year ending December 31, 2013, the aggregate purchase contract amount is approximately $132.8 million (RMB 833.7 million). The Company had purchased approximately $22.6 million (RMB142.1 million) during the six months ended June 30, 2013, with the remaining $110.2 million (RMB 691.6 million) to be paid based on purchase contracts.

Note 23 – Statutory reserves

Applicable PRC laws and regulations require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the statutory surplus reserve fund and the enterprise expansion fund.

Each of the Company’s subsidiary and VIEs in the PRC is required to transfer 10% of its net income, as determined in accordance with the PRC Company Law, to a statutory surplus reserve fund until such reserve balance reaches 50% of each such entity’s registered capital. The transfer must be made before distribution of any dividends to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The enterprise fund may be used to acquire plant and equipment or to increase the working capital to expend on production and operation of the business. No minimum contribution is required

As of June 30, 2013, the statutory surplus reserves of Hongchang Coal and Hongli had reached 50% of each entity’s registered capital. Hongguang Power, Shuangrui Coal, Xingsheng Coal and Shunli Coal did not make any contribution to the statutory reserve due to their respective operating loss. Zhonghong and Hongrun did not make any contribution as neither entity had operations.

Hongchang Coal is required by the PRC government to reserve safety and maintenance expense to the cost of production based on the actual quantity of coal exploited.  The amount of reserves is determined within the unit price range provided by Ministry of Finance of PRC. Currently, Hongchang Coal reserves at RMB 6 per metric ton for safety expense and RMB 8.5 per metric ton for maintenance expense. Shuangrui Coal, Xingsheng Coal and Shunli Coal had no such reserve as of June 30, 2013.

F-25

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The component of statutory reserves and the future contributions required pursuant to PRC Company Law are as follows:

	June 30, 2013	June 30, 2012	50% of registered capital	Future contributions required as of June 30, 2013

Hongli	$2,067,215	$2,067,215	$2,064,905	$-
Hongguang Power	-	-	1,514,590	1,514,590
Hongchang Coal	218,361	218,361	218,361	-
Shuangrui Coal	-	-	310,105	310,105
Xingsheng Coal	-	-	279,682	279,682
Hongrun	-	-	2,310,000	2,310,000
Hongyuan	-	-	1,500,000	1,500,000
Zhonghong	-	-	1,521,990	1,521,990
Statutory surplus reserve	2,285,576	2,285,576	9,719,633	7,436,367
Mine reproduction reserve	1,404,365	1,404,365	-	-
Total	$3,689,941	$3,689,941	$9,719,633	$7,436,367

Note 24 – Revenues by products

The Company considers itself, including its coal mining and coking operations and the sales of its coal and coke products, to be operating within one reportable segment. All of the Company’s products are sold within the PRC.  Major products for the years ended June 30, 2013 and 2012 are summarized as follows:

	For the years ended June 30,
	2013	2012
Coke	$31,171,635	$38,656,636
Coal tar	1,719,416	1,946,314
Raw coal	604,331	1,434,443
Mid-coal	1,933,332	3,614,057
Washed coal	24,272,969	32,867,839
Coke powder	6,104,376	-
Coal slurries	819,134	393,481
Crude benzol	61,108	-
Total	$66,686,301	$78,912,770

F-26

November 6, 2013

11,384,566 Shares

SinoCoking Coal and Coke Chemical Industries, Inc.

Common Stock

PROSPECTUS

Until all securities covered by this prospectus are sold pursuant to the Plan of Distribution in this prospectus, all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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